UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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First Midwest Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Welcome to the First Midwest Bancorp, Inc.
Annual Meeting of Stockholders

April 11, 2018

Dear Fellow Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of First Midwest Bancorp, Inc., which will be held on Wednesday, May 16, 2018 at 9:00 a.m., Central time, at the Chicago Marriott O’Hare Hotel, 8535 West Higgins Road, Chicago, Illinois 60631.

The matters to be acted on at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.  Also enclosed is a copy of our 2017 Annual Report.  Please review these materials carefully before voting.

We are pleased to offer multiple options for voting your shares.  As detailed in the Proxy Summary section of the attached Proxy Statement, you may vote your shares via the Internet, by telephone or by mail.  Voting in any of these ways will not prevent you from attending the Annual Meeting.  You also may vote in person by written ballot at the Annual Meeting.

Your vote is very important to us.  Whether or not you plan to attend the meeting in person, your shares should be represented and voted.

On behalf of our Board of Directors, I would like to express our appreciation for your continued interest in First Midwest.  I hope you will be able to attend the Annual Meeting.

Sincerely,

Michael L. Scudder
Chairman, President and Chief Executive Officer

First Midwest Bancorp, Inc.

Notice of Annual Meeting of Stockholders

Wednesday, May 16, 2018 9:00 a.m., Central time	First Midwest Bancorp, Inc. One Pierce Place, Suite 1500 Itasca, Illinois 60143

Place:

Chicago Marriott O’Hare Hotel, 8535 West Higgins Road, Chicago, Illinois 60631

Items of Business:

◆ To elect as directors the ten nominees identified in the attached Proxy Statement, each to serve for a one-year term.
◆ To approve the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan.
◆ To approve an advisory (non-binding) resolution regarding the compensation paid in 2017 to the Company’s named executive officers.
◆ To approve an advisory (non-binding) resolution regarding the frequency of future stockholder advisory votes on the compensation paid to the Company’s named executive officers.
◆ To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.
◆ To transact such other business as may properly come before the Annual Meeting.

Record Date: March 23, 2018

You are entitled to vote at the Annual Meeting only if you owned shares of First Midwest Bancorp, Inc. common stock at the close of business on the record date for the Annual Meeting.

Proxy Voting:

It is important that your shares be represented and voted at the Annual Meeting.  You can vote your shares via the Internet, by telephone or by mail.  Voting in any of these ways will not prevent you from attending or voting your shares in person at the Annual Meeting.  Instructions on how to vote your shares can be found below and in the Proxy Summary section of the attached Proxy Statement.

Internet	Telephone	Mail	In Person

Visit the website noted on your proxy card to vote online.	Use the toll-free telephone number noted on your proxy card to vote by telephone.	Sign, date and return your proxy card in the postage pre-paid envelope provided to vote by mail.	Cast your vote in person at the Annual Meeting.

By Order of the Board of Directors,

Nicholas J. Chulos
Executive Vice President, General Counsel and Corporate Secretary	April 11, 2018

PROXY SUMMARY		1

ITEM	1 ELECTION OF DIRECTORS	5

ITEM	2 APPROVAL OF THE FIRST MIDWEST BANCORP, INC. 2018 STOCK AND INCENTIVE PLAN	16

ITEM	3 APPROVAL OF AN ADVISORY (NON-BINDING) RESOLUTION REGARDING THE COMPENSATION PAID IN 2017 TO THE COMPANY’S NAMED EXECUTIVE OFFICERS	27

ITEM	4 APPROVAL OF AN ADVISORY (NON-BINDING) RESOLUTION REGARDING THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS	28

ITEM	5 RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	29

CORPORATE GOVERNANCE AT FIRST MIDWEST		31
Corporate Governance Guidelines and Committee Charters		31
Code of Ethics and Standards of Conduct		31
Director Independence		31
Board Leadership and Structure		32
Lead Independent Director		32
Risk Oversight		33
Meetings		34
Board Committees		34
Board and Committee Self-Evaluations		37
Related Person Transactions		37
Compensation Committee Interlocks and Insider Participation		38
Stockholder Communication with Directors		38
Community Engagement		38

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT		39

DIRECTOR COMPENSATION		41

TABLE OF CONTENTS, CONT.

PROXY STATEMENT

PROXY SUMMARY

This Proxy Statement is being furnished in connection with a solicitation of proxies by the Board of Directors of First Midwest Bancorp, Inc., a Delaware corporation, to be used at our 2018 Annual Meeting of Stockholders.  The approximate date on which this Proxy Statement, the accompanying Proxy Card and our 2017 Annual Report are first being sent or otherwise made available to stockholders is April 11, 2018.  The following is a summary of items to be voted upon at the Annual Meeting.

Annual Meeting of Stockholders

Date and Time May 16, 2018 9:00 a.m., Central time	Place Chicago Marriott O’Hare Hotel 8535 West Higgins Road Chicago, Illinois 60631	Record Date March 23, 2018

Items of Business	Board Voting Recommendation

Election of Directors	FOR

Approval of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan	FOR

Approval of an Advisory (Non-Binding) Resolution Regarding the Compensation Paid in 2017 to the Company’s Named Executive Officers	FOR

Approval of an Advisory (Non-Binding) Resolution Regarding the Frequency of Future Stockholder Advisory Votes on the Compensation Paid to the Company’s Named Executive Officers	EVERY ONE YEAR

Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm	FOR

2018 Proxy Statement	1

Proxy Summary

Election of Directors

The first item of business at the Annual Meeting will be the election of ten directors of the Company.  The nominees, including their key experience and our Board’s recommendation with respect to each, are set forth in the table below.  Each nominee is currently a director of the Company.  See Item 1  Election of Directors.

2018 Director Nominees for Election

TITLE	KEY EXPERIENCE	RECOMMENDATION

Barbara A. Boigegrain CEO and General Secretary of Wespath Benefits and Investments		FOR

Thomas L. Brown Sr. VP and CFO of RLI Corp.		FOR

Phupinder S. Gill Former CEO of CME Group, Inc.		FOR

Kathryn J. Hayley Former EVP of UnitedHealthcare		FOR

Peter J. Henseler President of TOMY International		FOR

Frank B. Modruson Former Partner and CIO of Accenture plc		FOR

Ellen A. Rudnick Sr. Advisor and Professor, University of Chicago		FOR

Mark G. Sander Sr. EVP and COO of the Company		FOR

Michael J. Small Former President and CEO of Gogo, Inc.		FOR

Stephen C. Van Arsdell Former Sr. Partner and CEO of Deloitte & Touche LLP		FOR

Leadership	Technology	Risk Management	International	Finance	Business Operations	Governance and Compliance	Compensation and Benefits

2	First Midwest Bancorp, Inc.

Proxy Summary

First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan

We are asking our stockholders to approve the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan, including the issuance of shares of Common Stock authorized thereunder.  See Item 2  Approval of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan.

Advisory Vote on Executive Compensation

We are asking our stockholders to approve, on an advisory (non-binding) basis, a resolution regarding the compensation paid in 2017 to our named executive officers as disclosed in this Proxy Statement.  See Item 3  Approval of an Advisory (Non-Binding) Resolution Regarding the Compensation Paid in 2017 to the Company’s Named Executive Officers.

Frequency of Advisory Vote on Executive Compensation

We are asking our stockholders to approve, on an advisory (non-binding) basis, that we present the advisory (non-binding) resolution regarding the compensation paid to our named executive officers annually.  See Item 4  Approval of an Advisory (Non-Binding) Resolution Regarding the Frequency of Future Stockholder Advisory Votes on the Compensation Paid to the Company’s Named Executive Officers.

Ratification of Independent Registered Public Accounting Firm

We are asking our stockholders to ratify, on an advisory (non-binding) basis, the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018.  See Item 5  Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm.

How to Vote

Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible.

Internet	Telephone	Mail

The web address for Internet voting can be found on the Proxy Card.  Internet voting is available 24 hours a day.  To be valid, your vote by Internet must be received by the deadline specified on the Proxy Card.

The number for telephone voting can be found on the Proxy Card.  Telephone voting is available 24 hours a day.  To be valid, your vote by telephone must be received by the deadline specified on the Proxy Card.

Request a paper copy of the Proxy Card if you have not received one, and mark the Proxy Card, sign and date it, and return it in the postage pre-paid envelope provided.  To be valid, your vote by mail must be received by the deadline specified on the Proxy Card.

If you choose not to vote early, you can vote your shares in person at the Annual Meeting.  You must present an acceptable form of identification (such as a valid driver’s license) to enter the Annual Meeting and vote in person.

If you hold your shares in street name, you may vote by following your broker’s instructions or, in order to vote in person at the Annual Meeting, you must obtain from the broker through which you hold your shares, both an account statement showing that you owned shares of Common Stock as of the Record Date and a “legal proxy” form, and bring them to the meeting.

If you attend the Annual Meeting as a representative of a stockholder that is an entity, then you must bring proof of your authorization to attend and act on behalf of that entity.

2018 Proxy Statement	3

Proxy Summary

Important Notice Regarding the Availability of Proxy Materials

A copy of our Annual Report for the year ended December 31, 2017 accompanies this Proxy Statement.  The Notice, this Proxy Statement and our Annual Report are available at www.proxyvote.com (if you utilize www.proxyvote.com, you will need the control number included on your Proxy Card).  If you would like to receive, without charge, a paper copy of our Annual Report, please contact our Corporate Secretary at First Midwest Bancorp, Inc., One Pierce Place, Suite 1500, Itasca, Illinois 60143 (prior to May 4, 2018) or at 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631 (on or after May 4, 2018).

Certain Terms

Certain terms that we use in this Proxy Statement have particular meanings, as set forth below.

Term	Meaning
401(k) Plan	First Midwest Bancorp, Inc. Savings and Profit Sharing Plan, as amended
Annual Meeting	2018 Annual Meeting of Stockholders of First Midwest Bancorp, Inc.
Board of Directors or Board	Board of Directors of First Midwest Bancorp, Inc.
By-Laws	Amended and Restated By-Laws of First Midwest Bancorp, Inc.
Certificate of Incorporation	Restated Certificate of Incorporation of First Midwest Bancorp, Inc., as amended
Common Stock	Common Stock, $0.01 par value per share of First Midwest Bancorp, Inc.
Company, we, us or our	First Midwest Bancorp, Inc.
Deferred Compensation Plan	First Midwest Bancorp, Inc. Nonqualified Retirement Plan, as amended
Exchange Act	Securities Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
First Midwest Bank or Bank	First Midwest Bank, which is a wholly-owned subsidiary of First Midwest Bancorp, Inc.
Form 10-K	First Midwest Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017
Gain Deferral Plan	First Midwest Bancorp, Inc. Stock Option Gain Deferral Plan, as amended
Internal Revenue Code	Internal Revenue Code of 1986, as amended
M&A	Mergers and acquisitions
Named executive officers	Executive officers named in the Summary Compensation Table contained in this Proxy Statement
Non-Employee Directors Stock Plan	First Midwest Bancorp, Inc. Amended and Restated Non-Employee Directors Stock Plan, as amended
Notice	The Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement
Omnibus Stock and Incentive Plan	First Midwest Bancorp, Inc. Omnibus Stock and Incentive Plan, as amended
Pension Plan	First Midwest Bancorp, Inc. Consolidated Pension Plan, as amended
Proxy Card	The form of proxy card or voting instruction form that accompanies this proxy statement
Proxy Statement	This proxy statement
Record Date	March 23, 2018
SEC	United States Securities and Exchange Commission
TSR	Total Stockholder Return

4	First Midwest Bancorp, Inc.

ITEM 1  ELECTION OF DIRECTORS

Our Board of Directors currently consists of fifteen directors, but will be reduced to thirteen members as described below.  Historically, the Board has been divided into three classes, with only one class standing for election at each annual meeting and each director serving for a three-year term.  At our 2017 annual meeting, our stockholders approved an amendment to our Certificate of Incorporation to provide that directors will be elected to one-year terms on a go-forward basis, thereby declassifying the Board of Directors.  The declassification of our Board is a three-year process that began last year and continues this year, with all nominees this year standing for election for a one-year term and a final class of three directors continuing in office until the end of their three-year term at our 2019 annual meeting of stockholders, at which meeting the declassification process will conclude and all nominees will stand for election for a one-year term.

Br. James Gaffney, Michael L. Scudder and J. Stephen Vanderwoude are members of the final class of directors whose terms expire at the 2019 annual meeting of stockholders and, as such, they are not standing for election at this annual meeting.

Nominees for Election

Upon the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors unanimously nominated Barbara A. Boigegrain, Thomas L. Brown, Phupinder S. Gill, Kathryn J. Hayley, Peter J. Henseler, Frank B. Modruson, Ellen A. Rudnick, Mark G. Sander, Michael J. Small and Stephen C. Van Arsdell to stand for election at this year’s Annual Meeting, all of whom are currently serving as directors of the Company.  Each of the nominees, other than Mr. Sander, our Senior Executive Vice President and Chief Operating Officer, meets the standards of independence under our Corporate Governance Guidelines and the rules of the NASDAQ Stock Market.

Robert P. O’Meara and Patrick J. McDonnell also currently serve as directors and their terms expire at this Annual Meeting.  As previously announced, Mr. O’Meara, who has served as one of our directors since 1982, and Mr. McDonnell, who has served as one of our directors since 2002, each has advised us that he will retire from the Board upon the conclusion of his current term.  Prior to the Annual Meeting, the Board will take action to reduce the number of directors to thirteen members.  As such, at and following the Annual Meeting, our Board of Directors will consist of thirteen members until such time as the Board may determine to change the number of directors.

Directors of the Company are elected by a majority of the votes cast at the Annual Meeting.  If a director nominee fails to receive the required majority vote for election, the nominee will tender his or her resignation as a director in accordance with our By-Laws and Corporate Governance Guidelines, and the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, will determine whether it is in the best interests of the Company to accept or reject any tendered resignation, or whether other action should be taken.  The Board of Directors will publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results.

Each nominee has informed us that he or she is willing to serve as a director if elected.  Should any nominee become unable or refuse to serve as a director upon election, it is intended that the persons named as proxies on the Proxy Card will vote for the election of such other person as the Board of Directors may recommend.

Board Composition and Experience

Our thirteen continuing directors have significant and diverse operational, financial, risk, technology, corporate governance, leadership and other experience.  Over the past several years, four of our directors have announced their retirement and we have added four new directors.  Throughout this process, we have enhanced the existing industry and Company-specific knowledge of our Board of Directors with the fresh perspectives brought by our new directors.  We believe the result is an even more active and engaged Board with the skill sets necessary to guide the Company as it grows and as our business strategy and the banking industry around us continue to evolve.

2018 Proxy Statement	5

Item 1  Election of Directors

The following charts illustrate the varying tenure, diversity, and qualifications and experience of our continuing directors:

8
Tenure

0-5 yrs 38 1/2%	6-10 yrs 38 1/2%	>10 yrs 23%

Independent 85%	Women and Minority 31%	Other Public Company Experience 77%
3 of 13 (23%) Women

Nomination Process

In identifying, evaluating and recommending nominees for the Board of Directors, our Nominating and Corporate Governance Committee places primary emphasis on the criteria set forth in our Corporate Governance Guidelines.

We do not set specific minimum qualifications that nominees must meet in order to be recommended to the Board of Directors.  Each nominee is evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors.  The Nominating and Corporate Governance Committee discusses and evaluates possible candidates in detail, and outside consultants are sometimes engaged to help identify potential candidates.

6	First Midwest Bancorp, Inc.

Item 1  Election of Directors

When making recommendations for nominees to the Board, the Nominating and Corporate Governance Committee attempts to include directors who, when taken together with the other nominees and continuing directors, will create a group that offers a diversity of education, professional experience, background, age, gender or minority status, perspective, viewpoint and skill.  The Nominating and Corporate Governance Committee will consider and evaluate director candidates recommended by stockholders in the same manner as other candidates identified by the Committee.  A stockholder who desires to formally nominate a candidate must do so by following the procedures described in the Company’s Certificate of Incorporation and By-Laws.

Set forth below is the name of each continuing member of the Board, along with his or her principal occupation for at least the previous five years and other professional experience.

Nominees Standing for Election at the Annual Meeting

Barbara A. Boigegrain Age: 60
Director since: 2008 Independent

Background and Experience

Since 1994, Ms. Boigegrain has served as the Chief Executive Officer and General Secretary of Wespath Benefits and Investments (formerly the General Board of Pension and Health Benefits of The United Methodist Church), a pension, health and welfare benefit trustee and administrator that is one of the largest faith-based pension funds in the United States, with $24 billion of assets under management, and a global leader in environmental, social and governance (ESG) investing.  Prior to 1994, Ms. Boigegrain spent eleven years as a consultant with Towers Perrin and four years with KPMG LLP and Dart Industries as a manager and analyst.

Ms. Boigegrain also is a member of the board of directors of Church Benefits Association and Chair of the Church Alliance, and the board of trustees of Emory & Henry College.

As the CEO and General Secretary of Wespath, Ms. Boigegrain has overseen its restructuring, significantly improved its performance and services and increased its assets under management.  In her experience as a benefits consultant, she established the San Diego office of Towers Perrin.

Qualifications

Ms. Boigegrain is a member of our Compensation Committee (serving as its Chair), Nominating and Corporate Governance Committee and Advisory Committee.

Ms. Boigegrain earned a Bachelor of Arts degree in Biology and Psychology from Trinity University in 1979.

Through her extensive employee benefits, senior leadership and corporate governance experience, Ms. Boigegrain brings significant leadership, business development, operations and management skills to our Board of Directors.  She also provides valuable knowledge of financial markets and strategic growth.

2018 Proxy Statement	7

Item 1  Election of Directors

Thomas L. Brown Age: 61
Director since: 2017 Independent

Background and Experience

Since 2017, Mr. Brown has been the Senior Vice President and Chief Financial Officer of RLI Corp. (NASDAQ), a specialty insurer serving diverse niche property, casualty and surety markets.  Prior thereto, he served RLI Corp. as its Vice President and Chief Financial Officer since 2011.  Previously, he was a partner of PricewaterhouseCoopers LLP, where he served for ten years as its Midwest Regional Financial Services Director and led teams responsible for the banking, insurance, capital markets and investment management business sectors.  Mr. Brown is a certified public accountant.

Mr. Brown currently serves on the board of directors of Prime Holdings Insurance Services, Inc. (since 2016).  He also serves on the boards of directors of the Chicago Shakespeare Theater and Easter Seals Central Illinois.  From 2004 through 2017, Mr. Brown served on the board of trustee of Illinois Wesleyan University.

Qualifications

Mr. Brown is a member of our Audit Committee and Enterprise Risk Committee.

Mr. Brown earned a Bachelor of Science degree in Accounting from Illinois Wesleyan University in 1979.

With his extensive finance and accounting background, combined with the insights of a member of the senior management of a public company, Mr. Brown brings valuable finance, accounting, strategic planning, risk and business management skills and experience to our Board of Directors.

Phupinder S. Gill Age: 57
Director since: 2010 Independent

Background and Experience

Mr. Gill served as the Chief Executive Officer of CME Group Inc. (NYSE), a global derivatives marketplace and exchange, from 2012 until his retirement on December 31, 2016.  Prior thereto, he served as President from 2007 until 2012, and he previously served as President and Chief Operating Officer of CME Holdings and of CME from 2004 until 2007.  From 2000 to 2003, he served as Managing Director and President of CME Clearing.  Mr. Gill was also the President of GFX Corp., a wholly-owned subsidiary of CME Group that provides liquidity in foreign exchange futures, from 1998 until 2012.

Mr. Gill currently serves on the board of directors of The Alexander Maxwell Grant Foundation.  From 2012 until his retirement on December 31, 2016, he served on the boards of CME Group and the World Federation of Exchanges.  He also previously served on the boards of CME Clearing Europe (CME Group’s UK Clearing House), Bursa Malaysia Derivatives Berhad, Bolsa Mexicana de Valores, S.A.B. de C.V., CME Group Foundation and CME Group Community Foundation.  Mr. Gill is a past member of CME Group’s Competitive Markets Advisory Council.

Qualifications

Mr. Gill is a member of our Audit Committee and Enterprise Risk Committee.

Mr. Gill earned a Bachelor of Science degree in Finance in 1985 and a Master of Business Administration with a concentration in Finance in 1987 from Washington State University.

Through his board and executive management experience, Mr. Gill brings important public company, technology, leadership, operating and senior management experience to our Board of Directors, as well as experience with M&A and global affairs.  He also provides the perspective of a former chief executive officer of a public company.

8	First Midwest Bancorp, Inc.

Item 1  Election of Directors

Kathryn J. Hayley Age: 59
Director since: 2016 Independent

Background and Experience

Ms. Hayley is the Chief Executive Officer of Rosewood Advisory Services, LLC, a business advisory services firm.  Previously, she served as an Executive Vice President of UnitedHealthcare (a subsidiary of UnitedHealth Group, Inc. (NYSE)), a position in which she served from 2012 to 2015, overseeing a number of strategic initiatives at this global healthcare company.  From 2006 to 2012, she served as an executive of Aon plc (NYSE), including as Chief Executive Officer of Aon Consulting Worldwide and Aon Hewitt Consulting Americas.  Prior to her service at Aon, Ms. Hayley was an information technology partner at Deloitte Consulting and led the U.S. financial services practice.  She also served on the board of directors of Deloitte & Touche LLP U.S.

Ms. Hayley currently serves on the advisory board of E.A. Renfroe & Company, Inc. (since 2016) and previously served on the board of directors of Tribridge Holdings, LLC (2015 to 2017).  She also serves on the board of the Chicago Shakespeare Theater.

Qualifications

Ms. Hayley is a member of our Audit Committee and Compensation Committee.

Ms. Hayley earned a Bachelor of Science degree in Applied Computer Science from Illinois State University in 1979 and a Master of Business Administration, with concentrations in Marketing and Finance, from the Kellogg School of Management at Northwestern University in 1984.

Through her extensive information technology and financial services background and her broad executive management experience, as well as her human resources and talent management experience, Ms. Hayley provides our Board with valuable strategic planning and business and operations management experience, as well as the global insights of a former senior executive of multiple international companies.

Peter J. Henseler Age: 59
Director since: 2011 Independent

Background and Experience

Mr. Henseler is the President and a director of TOMY International, a wholly-owned subsidiary of TOMY Company, Ltd., a global designer and marketer of toys and infant products.  He is also the founder and President of Wise Consulting Group Inc., a strategy and management consulting firm.  He rejoined TOMY International in 2017 after serving as Vice Chairman until his retirement in 2012.  Mr. Henseler previously held the position of President of TOMY International from 2011 until 2012.  He was President of RC2 Corporation (NASDAQ) from 2002 to 2011, at which time TOMY Company acquired RC2.  He served as RC2’s Executive Vice President of Sales and Marketing from 1999 to 2002.  Mr. Henseler also previously served as a director of RC2 and TOMY International.

Prior to joining RC2, Mr. Henseler held marketing positions at McDonald’s Corporation and Hasbro, Inc.  In February 2018, he completed his tenure as Chairman of the Toy Industry Foundation and now serves as an executive advisor to the board.  In addition, he also previously served on the board of directors of the American Toy Industry Association.

Qualifications

Mr. Henseler is a member of our Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Henseler earned a Bachelor of Science degree in Marketing from Xavier University in 1980.

Mr. Henseler brings important executive management, operating and leadership skills and insights to our Board of Directors through his experience as a president of a global public company, as well as his substantial operational, brand management and marketing experience.

2018 Proxy Statement	9

Item 1  Election of Directors

Frank B. Modruson Age: 58
Director since: 2016 Independent

Background and Experience

Mr. Modruson has served as President of Modruson & Associates, LLC, a management consulting firm, since 2015.  Prior thereto, Mr. Modruson spent the majority of his career at Accenture plc, a global professional services company, where he served as a client partner and as Chief Information Officer.

He currently serves on the board of directors of Zebra Technologies Corporation (since 2014; NASDAQ).  Previously, Mr. Modruson served on the boards of directors of Landauer Corporation (2017; NYSE) and Forsythe Technology, Inc. (2014 to 2017), both of which were acquired in 2017.  He also serves on the boards of the Lyric Opera of Chicago and the Glen Ellyn Volunteer Fire Company.

Qualifications

Mr. Modruson is a member of our Audit Committee and Enterprise Risk Committee.

Mr. Modruson earned a Bachelor of Science degree in Computer Science from Dickinson College in 1984 and a Master of Science degree in Computer Science from Pennsylvania State University in 1987.

With his significant strategy, consulting and technology background, as well as experience on other public company boards, Mr. Modruson brings important strategic and business insights, as well as risk management and technological and operational efficiencies experience to our Board of Directors.

Ellen A. Rudnick Age: 67
Director since: 2005 Independent

Background and Experience

Since 1999, Ms. Rudnick has served at the University of Chicago Booth School of Business.  She is currently a Senior Advisor and Adjunct Professor of Entrepreneurship, and she previously served as the Executive Director of the Polsky Center for Entrepreneurship and Innovation.  Prior to joining the University of Chicago, Ms. Rudnick served as President and Chief Executive Officer of Healthcare Knowledge Resources, President of HCIA, Chairman of Pacific Biometrics and Corporate Vice President of Baxter Healthcare Corporation.

Ms. Rudnick currently serves on the boards of directors of Patterson Companies (since 2003; NASDAQ), HMS Holdings, Corp. (since 1997; NASDAQ) and Liberty Mutual Insurance Company (since 2001).

She has spent over thirty years in business management and entrepreneurial activities, primarily in the health care and information services industries.  She serves in various leadership positions with several civic and nonprofit organizations in the Chicago metropolitan area, including having served on the board of the Northshore University Health System for over 20 years and on the board of Hyde Park Angels, and currently is on the boards of directors of the Chicagoland Entrepreneurship Center (1871) and Matter.  She is the recipient of several honors, including the Today’s Chicago Woman 20th Anniversary Hall of Fame Award, the YWCA Leadership Award and the Illinois Venture Capital Industry Richard J. Daley Award.

Qualifications

Ms. Rudnick is a member of our Compensation Committee and Nominating and Corporate Governance Committee.

Ms. Rudnick earned a Bachelor of Arts degree in Italian (with a minor in Economics) from Vassar College in 1972 and a Master of Business Administration with a concentration in Finance from the University of Chicago in 1973.

With her extensive business background and her public company board experience, Ms. Rudnick brings important leadership, corporate and entrepreneurial experience to our Board of Directors, as well as valuable experience in business management.

10	First Midwest Bancorp, Inc.

Item 1  Election of Directors

Mark G. Sander Age: 59
Director since: 2014 Insider

Background and Experience

Mr. Sander is the Senior Executive Vice President and Chief Operating Officer of the Company and the President and Chief Operating Officer of First Midwest Bank.  Mr. Sander also serves as Vice Chairman of the Board of First Midwest Bank.

Prior to joining the Company in 2011, Mr. Sander served as Executive Vice President, Director of Commercial Banking at Associated Banc-Corp (NYSE), where he oversaw Associated’s commercial banking, treasury management, insurance brokerage and capital markets businesses.  He also served as a member of Associated’s Executive and ALCO Committees.  Previously, he served as a commercial banking executive at Bank of America and in numerous leadership positions in commercial banking at LaSalle Bank.  Mr. Sander has more than thirty years of experience in the financial services industry.

Qualifications

Mr. Sander earned a Bachelor of Science degree in Finance from the University of Illinois in 1980 and a Master of Business Administration with a concentration in Finance and International Economics from the University of Chicago in 1983.

Mr. Sander brings significant banking industry and executive experience to our Board of Directors.  His important leadership position with the Company and First Midwest Bank and his involvement with the operations, vision and strategy of the Company and the Bank provide the Board with an understanding of the Company’s day-to-day operations and strategic goals.

Michael J. Small Age: 60
Director since: 2010 Independent

Background and Experience

Mr. Small served as the President and Chief Executive Officer and a director of Gogo, Inc. (NASDAQ), an airborne communications service provider, from 2010 until March 2018.  Prior to joining Gogo, Mr. Small served as the Chief Executive Officer and a Director of Centennial Communications Corp. (NASDAQ) from 1999 to 2009.  From 1995 to 1998, Mr. Small was the Executive Vice President and Chief Financial Officer of 360 Degrees Communications Company.  Prior to 1995, he held the position of President of Lynch Corporation (NYSEMKT), a diversified acquisition-oriented company with operations in telecommunications, manufacturing and transportation services.

Qualifications

Mr. Small is a member of our Audit Committee and Enterprise Risk Committee.

Mr. Small earned a Bachelor of Arts degree in History from Colgate University in 1979 and a Master of Business Administration with a concentration in Finance from the University of Chicago in 1981.

Through his board, executive and financial experience, Mr. Small brings extensive public company, operating and management experience to our Board of Directors, as well as strategic, financial and M&A experience.  He also provides the perspective of a former chief executive officer of a public company.

2018 Proxy Statement	11

Item 1  Election of Directors

And
Stephen C. Van Arsdell Age: 67
Director since: 2017 Independent

Background and Experience

Mr. Van Arsdell is a former senior partner of Deloitte & Touche LLP, where he served as Chairman and Chief Executive Officer from 2010 to 2012, and as Deputy Chief Executive Officer from 2009 to 2010.  Previously, he served as Deloitte’s partner-in-charge of its financial services practice in the Midwest, and he was a member of Deloitte’s board from 2003 through 2009.  Mr. Van Arsdell is a certified public accountant.

Mr. Van Arsdell is a member of the Audit Committee of Brown Brothers Harriman & Co. (since 2015).  He also is a member of the Dean’s advisory council for the College of Business at the University of Illinois and Chairman of the board of directors of the University of Illinois Alumni Alliance.  He is a member of the Illinois Alumni Association Board of Advisors.  Mr. Van Arsdell currently serves on the board of trustees of the Morton Arboretum and previously chaired the board of trustees of the Conservation Foundation.

Qualifications

Mr. Van Arsdell is a member of our Audit Committee and Nominating and Corporate Governance Committee.

He earned a Bachelor of Science degree in Accounting and a Master of Accounting Science degree from the University of Illinois in 1972 and 1973, respectively.

Mr. Van Arsdell brings to our Board extensive accounting, auditing, risk management and financial experience, together with strategic and leadership skills developed through executive leadership positions with a global accounting and advisory services organization.

12	First Midwest Bancorp, Inc.

Item 1  Election of Directors

Continuing Directors Serving a Term Expiring in 2019

Br. James Gaffney, FSC Age: 75
Director since: 1998 Independent

Background and Experience

Br. James served as the President of Lewis University, a leading Catholic and Lasallian university in Romeoville, Illinois, from 1988 until 2016.  He currently serves as President Emeritus.

Br. James has served as a director, trustee or board member of more than ten educational, religious, civic, corporate and community organizations and agencies.  He currently serves on the board of trustees of St. Mary’s College of California, the board of the International Association of Lasallian Universities and the board (as Vice Chair) of the American Red Cross – Illinois Valley Chapter.  As a member of the De La Salle Christian Brothers, he chaired the Lasallian Association of College and University Presidents for 28 years.

Br. James has been the recipient of numerous honors, including the Pro Ecclesiae et Pontifice Medallion from the Vatican, the Roger Osman Award for Distinguished Volunteer Service from the United Way of Will County, a Lifetime Achievement Award and an Excellence in Education Award from the Joliet Region Chamber of Commerce and Industry, the De La Salle Award from Bethlehem University, the Provena St. Joseph Medical Center Founder’s Award, a Lifetime Achievement Award from the Village of Romeoville and honorary Doctoral Degrees from Saint Mary’s University of Minnesota, Bethlehem University and the University of St. Francis in Joliet.

Qualifications

Br. James is a member of our Compensation Committee, Nominating and Corporate Governance Committee (serving as its Chair) and Advisory Committee.

Br. James obtained a Bachelor of Arts degree in Theology and a Master of Education from Saint Mary’s University of Minnesota, a Master of Theology from Manhattan College in New York and a Doctor of Ministry in Pastoral Theology from the University of Saint Mary of the Lake in Mundelein, Illinois.

Br. James’s extensive background in executive administration enables him to bring valuable leadership, institutional management and consensus-building skills to our Board of Directors.  His civic and charitable activities in the metropolitan Chicago area also give him unique insight into the markets and communities in which the Company operates.

2018 Proxy Statement	13

Item 1  Election of Directors

Michael L. Scudder Age: 57
Director since: 2008 Insider

Background and Experience

Mr. Scudder is the Chairman of the Board (since 2017), President and Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of First Midwest Bank.

Prior to his current appointment in 2008, Mr. Scudder served as the Company’s President and Chief Operating Officer beginning in 2007, and as its Chief Financial Officer from 2002 to 2007.  He previously served as the Group Executive Vice President and Chief Financial Officer of First Midwest Bank from 1995 to 2001.  He also has served in various other management capacities in his over thirty years of service to the Company.  Mr. Scudder began his professional career at KPMG LLP, an international public accounting firm.

Mr. Scudder is an active member of the ABA’s American Bankers CEO Council and the Mid-Size Bank Coalition of America.  He also serves on the board of directors of Silver Cross Hospital, the board of trustees of DePaul University, the executive committee of DePaul University’s Center for Financial Services and the Chicago Metropolitan Planning Council’s Executive Advisory Board.  Additionally, he is a member of the Economic Club of Chicago and the Bankers Club of Chicago.  He previously served as an inaugural member of the Federal Reserve Bank of Chicago’s Community Depository Institution Advisory Council.

Qualifications

Mr. Scudder is a member of our Advisory Committee (serving as its Chair).

Mr. Scudder earned a Bachelor of Science degree in Accounting from Illinois Wesleyan University in 1982, and a Master of Business Administration with a concentration in Finance from DePaul University in 1993.

Mr. Scudder brings extensive executive management, financial and banking experience to our Board of Directors and has important institutional knowledge of the Company and its business and clients.  His day-to-day management of the Company provides the Board with Company-specific experience and expertise, including a complete understanding of the Company’s vision, strategy and operations as well as deep financial services industry knowledge.

J. Stephen Vanderwoude Age: 74
Director since: 1991 Independent

Background and Experience

Mr. Vanderwoude has served as the Company’s Lead Independent Director since 2017.  He is currently a private investor.  From 1996 until 2007, he served as Chairman and Chief Executive Officer at Madison River Communications Corp., a company that acquired and operated rural telephone companies.  Prior to his service to Madison River, he served as the President, Chief Executive Officer and a director of Powerhouse Technologies, Inc. (NASDAQ), and President, Chief Operating Officer and a director of Centel Corporation (NYSE).  Mr. Vanderwoude served as a member of the board of directors of Centennial Communications Corp. (NASDAQ) from 2002 to 2009 and as its Chairman from 2007 to 2009.

Qualifications

Mr. Vanderwoude is a member of our Enterprise Risk Committee (serving as its Chair), Nominating and Corporate Governance Committee and Advisory Committee.

Mr. Vanderwoude earned a Bachelor of Science degree in Engineering from the University of Pennsylvania in 1967 and a Master of Business Administration with concentrations in Economics and Marketing from the University of Chicago in 1977.

Through his chief executive officer and director experience at other public companies, professional background and considerable business accomplishments and achievements, Mr. Vanderwoude brings valuable skills and experience in leadership, business management, strategic planning, finance, M&A and public company matters to our Board of Directors.

14	First Midwest Bancorp, Inc.

Item 1  Election of Directors

For more information regarding our Board of Directors, its members, its committees and our corporate governance practices, please see the section of this Proxy Statement entitled Corporate Governance at First Midwest or visit the Investor Relations section of our website at www.firstmidwest.com/officersdirectors.

Directors’ Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of
Barbara A. Boigegrain, Thomas L. Brown, Phupinder S. Gill, Kathryn J. Hayley, Peter J. Henseler,
Frank B. Modruson, Ellen A. Rudnick, Mark G. Sander, Michael J. Small and Stephen C. Van Arsdell as directors of the Company as set forth above.

2018 Proxy Statement	15

ITEM 2  APPROVAL OF THE FIRST MIDWEST BANCORP, INC. 2018 STOCK AND INCENTIVE PLAN

Earlier this year, subject to stockholder approval, our Compensation Committee and our Board of Directors approved the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan (the “New Plan”).  If approved by our stockholders, the New Plan would succeed the existing First Midwest Bancorp, Inc. Omnibus Stock and Incentive Plan, as amended (the “Predecessor Plan”).  The Predecessor Plan was most recently approved by our stockholders at the 2013 annual meeting.

As of March 23, 2018, the Record Date for the Annual Meeting, approximately 1,171,548 shares of our Common Stock remained eligible for issuance and 1,536,477 shares were subject to outstanding awards under the Predecessor Plan.  Upon approval of the New Plan by our stockholders, we will cease making awards under the Predecessor Plan and only make awards under the New Plan.  Any awards made under the Predecessor Plan that are outstanding at the time the New Plan is approved (i.e., unearned or unvested awards) will continue to be governed by the terms of the Predecessor Plan.  The shares of our Common Stock remaining eligible for issuance under the Predecessor Plan (i.e., those not subject to outstanding awards), plus any of the shares subject to outstanding awards under the Predecessor Plan that are not issued or are cancelled by reason of the failure to earn the shares under the award, or the cancellation, forfeiture or expiration of the award, will be available for issuance pursuant to awards made under the New Plan.

The Company is asking stockholders to authorize a number of shares of Common Stock available under the New Plan at a level that the Company believes will, on the basis of current grant practices and plan design, be sufficient for awards for approximately five years following stockholder approval.  Approval of the New Plan will authorize 2,000,000 shares of Common Stock for award issuance beyond the 1,171,548 shares remaining eligible for issuance under the Predecessor Plan and being carried over to the New Plan and the 1,536,477 shares subject to outstanding awards under the Predecessor Plan, for a total of 4,708,025 shares authorized for or outstanding under equity awards to our employees.  The following description sets forth the material terms of the New Plan.  It does not purport to be complete and is qualified in its entirety by reference to the provisions of the New Plan attached to this Proxy Statement as Appendix A.  All capitalized terms that are not defined in this Proxy Statement are used as defined in the New Plan.

Purpose of the New Plan

The New Plan is intended to advance the interests of the Company and its subsidiaries by providing incentives and motivation to employees of the Company and its subsidiaries that will link their personal interests to the financial success of our Company and its subsidiaries.  The New Plan is designed to provide flexibility to the Company and its subsidiaries in their ability to attract and retain the services of employees upon whose judgment, interest and effort the successful conduct of our operations is largely dependent.

Grant Practice Uses Mix of Performance-Based and Time-Based Awards

We currently employ two types of long-term equity-based incentive compensation awards: restricted stock or restricted stock units (awarded to all participants), and performance shares (currently awarded to senior officers only).  Our Compensation Committee believes that using a mix of restricted stock and performance shares for our executive officers results in long-term incentive awards with the appropriate balance of strong retention value and a clear connection between results achieved and compensation earned.  We have in the past also awarded stock options under the Predecessor Plan, although no stock options are currently outstanding.  Awards to our Chief Executive Officer in recent years have been weighted more heavily to performance shares than restricted stock (approximately a 60/40 mix in 2017), based on grant date value.

16	First Midwest Bancorp, Inc.

Item 2  Approval of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan

Key Considerations

We are recommending that our stockholders approve the New Plan because we believe that the design of the New Plan and the number of shares to be authorized for issuance thereunder will enable us to continue good corporate governance practices in granting equity to employees, consistent with the interests of stockholders.  In addition, without approval of a new plan with additional shares, we will have sufficient shares to issue awards to our employees only through 2019.  The Compensation Committee was assisted by its independent compensation consultant in the analysis of current trends, competitive practices and investor attitudes relating to various aspects of the New Plan, such as the number of shares authorized for issuance and usage of stock for long-term incentive awards, including the following:

Burn Rate

Burn rate, a measure of the speed at which companies use (or burn) shares available for grant in their equity compensation plans, is an important factor for investors concerned about stockholder dilution.  The burn rate is defined as: the gross number of equity awards granted in a given year divided by the weighted average number of shares of common stock outstanding.  Our burn rates for the past three years are shown in the chart below:

	Year
	2015	2016	2017	Average
Restricted Stock/Units	452,756	493,744	480,854	475,785
Performance Shares	112,249	123,519	142,756	126,175
Net Increase in Diluted Shares due to Equity Awards	565,005	617,263	623,610	601,959
Weighted Average Basic Shares Outstanding	77,071,659	79,810,079	101,443,121	86,108,286
Burn Rate	0.73%	0.77%	0.61%	0.70%
Adjusted Burn Rate (using ISS’s 3:1 conversion factor)	2.20%	2.32%	1.84%	2.10%

We use the annual usage of shares to help determine, among other things, the expected remaining life of a plan based on the remaining number of shares authorized for issuance under the plan.  At similar annual usage levels, the 1,171,548 shares remaining eligible for issuance under the Predecessor Plan may be depleted soon after the issuance of the Company’s annual equity awards in 2019.  The additional 2,000,000 shares to be authorized upon approval of the New Plan, combined with the 1,171,548 shares carried over from the Predecessor Plan, and shares that become available upon cancellations or forfeitures under the Predecessor Plan, are expected to cover awards for approximately five years starting in May 2018.

2018 Proxy Statement	17

Item 2  Approval of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan

Overhang

Overhang is a commonly used measure of assessing the dilutive impact of equity programs such as the New Plan.  The overhang is equal to the number of equity award shares outstanding plus the number of shares available to be granted, divided by the total shares of common stock outstanding.  Overhang shows how much existing stockholder ownership would be diluted if all outstanding awards and authorized but unissued shares were introduced into the market.  As of March 23, 2018, the Record Date, the additional 2,000,000 shares being requested in this proposal would bring our aggregate overhang to 4.6%, as follows:

Shares requested under New Plan	2,000,000
Shares underlying outstanding awards under Predecessor Plan	1,536,477
(restricted stock/units and performance shares)
Shares available for issuance under Predecessor Plan	1,171,548
Total shares authorized for or outstanding under employee awards	4,708,025
Total shares outstanding	103,188,287
Overhang	4.6%

An overhang of 4.6% aligns with the median levels at commercial banking organizations, including the companies in our peer group.

Corporate Governance Aspects of the 2018 Stock and Incentive Plan

In designing and recommending the New Plan to our stockholders, the Compensation Committee and our Board of Directors also noted the strong corporate governance aspects of the New Plan, as summarized in the following table.

Significant Features	Description
Limit on Shares Authorized

If the New Plan is approved, other than shares that become available for issuance under the New Plan from cancellations or forfeitures of awards under the Predecessor Plan and prior plans, no more than 3,171,548 total shares of Common Stock will be authorized for issuance under the New Plan, or approximately 3.1% of the Company’s issued and outstanding common stock as of the Record Date.  The Company believes these shares will be sufficient to make awards for approximately five years beginning in May 2018.

Responsible Share Recycling

The New Plan contains responsible share recycling provisions:

Any shares surrendered or withheld to satisfy tax withholding with respect to any awards will not be added back (recycled) to the New Plan.  In addition, any shares surrendered to pay the exercise price of any option, or repurchased by the Company with option exercise proceeds, will not be added back to the New Plan.

The New Plan also provides that the gross number of stock appreciation rights (SARs) exercised or settled, and not just the net shares issued upon exercise or settlement, will count against the aggregate limit on the number of shares that may be issued under the New Plan.

One-Year Minimum Vesting Period

Awards of shares under the New Plan are subject to a minimum of one-year vesting, restriction or performance periods, except that the Compensation Committee may grant awards that do not satisfy the minimum vesting period relating to an aggregate of 5% or fewer of the aggregate number of shares of stock authorized for issuance under the New Plan.

18	First Midwest Bancorp, Inc.

Item 2  Approval of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan

Significant Features	Description
No Discounted Stock Options or Stock Appreciation Rights	Stock options and SARs must have an exercise price equal to or greater than the fair market value of our Common Stock on the date of grant.
No Re-pricing of Stock Options or Stock Appreciation Rights	Re-pricing of stock options and SARs is prohibited without stockholder approval, including by exchange for cash or a new or different award type.
“Double-Trigger” Required for Vesting on Change-in-Control

A change-in-control of the Company does not, by itself, trigger full vesting of awards under the New Plan. Any continuing or replacement awards will retain pre-change-in-control vesting and other terms, except that full vesting will occur in the event that a participant’s employment is involuntarily terminated (the occurrence of the “double trigger”).

Clawback and Ability for Other Protective Provisions

The New Plan authorizes the Compensation Committee to include clawback, holding period and other protective provisions, such as customer and employee non-solicitation covenants, in the terms of any award.

No Dividends or Dividend Equivalents Paid on Unvested Awards	No dividends or dividend equivalents on unvested awards will be paid until those awards are earned and vested, unless the Compensation Committee determines otherwise.
Limits on Material Amendments and No Evergreen Provision	The New Plan authorizes a maximum number of shares of Common Stock for issuance and stockholder approval will be required for any additional shares or to make any material amendment to the New Plan.
Independent Committee Administration	The New Plan will be administered by our Compensation Committee, which is comprised entirely of independent directors.

Awards and Shares Authorized Under Existing Plans

The following table provides details of the number of shares subject to outstanding awards and remaining available for issuance under our existing equity plans (the Predecessor Plan and the Non-Employee Directors Stock Plan) as of March 23, 2018, the Record Date:

Shares underlying outstanding stock awards under Predecessor Plan	1,536,477
(restricted stock/units and performance shares)
Shares underlying outstanding option awards under Predecessor Plan	—
Weighted-average exercise price of options	$—
Weighted-average remaining contractual life of options (in years)	—
Shares available for issuance under Predecessor Plan	1,171,548
Shares available for issuance under Non-Employee Directors Stock Plan	127,273
Total shares available for issuance under equity plans	1,298,821

These numbers differ from the amounts reported in our Form 10-K as of December 31, 2017.  Since December 31, 2017, the Board granted an additional 510,858 shares in connection with our 2018 annual grant (130,675 performance shares and 380,183 shares of restricted stock and restricted stock units), awards with respect to 480,346 shares vested and awards with respect to 188,662 shares were forfeited, canceled or expired.

Administration

Our Compensation Committee will administer the New Plan.  The Compensation Committee is currently composed of five directors, each of whom qualifies as a “non-employee director” under Rule 16b-3 under the Exchange Act and, to the extent applicable, as an “outside director” under Section 162(m) of the Internal Revenue Code.  Each member of the Compensation Committee also meets the director independence criteria under applicable rules of the NASDAQ Stock Market.  The Compensation Committee has broad discretion and authority, among other things, to select the employees to whom awards may be granted, to determine the terms, conditions, form and amount of the awards, to establish, where deemed applicable, performance goals with respect to awards and to measure and certify the achievement thereof, and to establish guidelines and procedures relating to awards.

2018 Proxy Statement	19

Item 2  Approval of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan

The Compensation Committee will have full power to administer and interpret the New Plan and to adopt or establish, and to modify or waive, rules, regulations, agreements, guidelines, procedures and instruments that it deems necessary or advisable for the administration and operation of the New Plan.  The Compensation Committee may delegate its authority to our Chief Executive Officer or other senior officers of the Company, provided that such delegation will not extend to actions with respect to awards made to “officers” for purposes of Rule 16b-3 under the Exchange Act.

Eligibility

Any employee of the Company or any of its subsidiaries is eligible to receive an award under the New Plan.  As of December 31, 2017, we had approximately 2,200 employees.

Shares Available for Future Awards and Awards Outstanding

As of March 23, 2018, the Record Date, a total of approximately 1,171,548 shares of Common Stock remained available for future awards under the Predecessor Plan.  The New Plan provides that the total number of shares of Common Stock that may be issued pursuant to awards under the New Plan may not exceed 2,000,000 plus the 1,171,548 shares remaining available for future awards under the Predecessor Plan and the number of shares that become available due to cancellation, forfeiture or expiration of, or the non-issuance of shares under, a Predecessor Plan award.  The 3,171,548 shares represent approximately 3.1% of the Company’s outstanding Common Stock as of the Record Date.  If the Company’s stockholders approve the New Plan, no further awards will be made under the Predecessor Plan, but any awards made under the Predecessor Plan that are outstanding at the time the New Plan is approved (i.e., unearned or unvested awards) will continue to be governed by the terms of the Predecessor Plan.

To the extent that shares of Common Stock subject to an outstanding award under the New Plan or the Predecessor Plan are not issued or are cancelled by reason of the failure to earn the shares issuable under, or the forfeiture, termination, surrender, cancellation or expiration of such award, then such shares will, to the extent of such forfeiture or cancellation, again be available for awards under the New Plan.  Shares of Common Stock will not again be available if such shares are surrendered or withheld as payment of either the exercise price or of the withholding taxes in respect of an award.  Awards settled solely in cash will not reduce the number of shares of Common Stock available for awards under the New Plan.  The exercise or settlement of an award of SARs reduces the shares of Common Stock available under the New Plan in the gross number of SARs exercised or settled, not just the net amount of shares actually issued upon exercise or settlement of the award.  Any shares acquired by the Company in the open market with proceeds received from option exercises will not be made available for awards under the New Plan.

No more than 5% of the shares of Common Stock may be issued with respect to awards with a vesting, restriction, or performance period of less than one year.

Shares of Common Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries will not reduce the number of shares available to be issued under the New Plan.

The source of Common Stock issued with respect to awards may be authorized and unissued shares or shares that have been or may be reacquired in the open market, in private transactions, or otherwise.  In the event of any corporate event or transaction, including, but not limited to, a change in the shares of Common Stock or the capitalization of the Company, such as may result from a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution, other than normal cash dividends, the number of shares of Common Stock authorized for issuance, available for issuance or covered by any outstanding award and the exercise price or other per share amounts applicable to any such award, and the various limitations described above, will be proportionately adjusted.  Fractional shares will not be issued under the New Plan.

20	First Midwest Bancorp, Inc.

Item 2  Approval of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan

Awards

A participant in the New Plan is permitted to receive multiple grants of awards.  The terms and provisions of a type of award with respect to any recipient need not be the same with respect to any other recipient of such award.  The following types of awards may be granted under the New Plan:

Restricted Stock and Restricted Stock Units

An award of restricted stock is an award of shares of Common Stock that may not be sold or otherwise disposed of during a restricted period determined by the Compensation Committee.  An award of restricted stock units is an award of the right to receive a share of Common Stock after the expiration of a restricted period determined by the Compensation Committee.  The Compensation Committee also may impose additional restrictions on an award of restricted stock or restricted stock units, including, but not limited to, attainment of certain performance goals during the restricted period.  To the extent provided by the Compensation Committee, restricted stock and restricted stock units also may include a dividend equivalent right, under which the recipient will be entitled to receive all dividends and other distributions paid with respect to such shares to the extent that they vest upon the expiration of the restricted period set by the Compensation Committee.  For grants of restricted stock and restricted stock unit awards made in 2018, the Compensation Committee used a period of restriction of three years for full vesting.

Performance Shares and Performance Units

Performance shares and performance units are awards of a fixed or variable number of shares or of dollar-denominated units that are earned by achievement of performance goals established by the Compensation Committee.  If the applicable performance criteria are met, the shares are earned and become unrestricted with respect to performance shares or an amount is payable with respect to performance units.  Amounts earned under performance share and performance unit awards may be paid in Common Stock, cash or a combination of both.  To the extent provided by the Compensation Committee, performance shares and performance units also may include a dividend equivalent right, under which the recipient will be entitled to receive all dividends and other distributions paid with respect to earned shares after completion of the performance period set by the Compensation Committee.  For grants of performance share awards made in 2018, the Compensation Committee used a performance period of three years.

Stock Options

Stock options may be nonqualified stock options or incentive stock options that comply with Section 422 of the Internal Revenue Code, or any other option to purchase stock that is permitted by law at the time of grant.  The exercise period for any stock option will be determined by the Compensation Committee at the time of grant.  The exercise price per share for all shares of Common Stock issued pursuant to stock options under the New Plan may not be less than the fair market value (as defined in the New Plan) of a share of Common Stock on the grant date.  Each stock option may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable.  The New Plan prohibits any reduction (re-pricing) of options, limits the term of any incentive stock option to ten years, and limits the number of incentive stock options that may be granted under the New Plan to 2,000,000 shares of Common Stock.  No dividends or dividend equivalent amounts may be paid with respect to any options.

Stock Appreciation Rights

The Compensation Committee may grant SARs under the New Plan.  Upon exercise, each SAR entitles a participant to receive an amount equal to the excess of the fair market value of a share of Common Stock on the date the SAR is exercised over an amount equal to the fair market value of a share of Common Stock on the date the SAR is granted.  The New Plan prohibits any reduction (re-pricing) of such grant date amount.  The payment may be made in shares of Common Stock having a fair market value on the date of exercise equal to the amount due upon the exercise of the SAR, may be paid in cash, or in a combination of stock and cash.  Except in the event of certain corporate events or transactions, once a SAR is granted, the Compensation Committee will have no authority to

2018 Proxy Statement	21

Item 2  Approval of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan

reduce the price fixed at the date of grant, nor may any SAR granted under the New Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant without the approval of the Company’s stockholders.  The New Plan limits the term of any SAR granted to ten years and one day.  No dividends or dividend equivalent amounts may be paid with respect to any SARs.

Other Awards

Participants may receive the right to receive Common Stock or a fixed or variable share denominated unit granted under the New Plan or any deferred compensation or similar plan established from time to time by the Company.  To the extent provided by the Compensation Committee, other awards payable in shares of Common Stock also may include a dividend equivalent right, under which the recipient will be entitled to receive all dividends and other distributions paid with respect to such shares upon payment of the award.  Participants in the New Plan may also receive cash bonuses and other cash incentive compensation awards under our short-term annual cash incentive compensation program.

Performance-Based Awards

The Compensation Committee may grant performance-based awards that are vested, paid or become exercisable upon the attainment of performance goals.  Performance goals established with respect to an award may be based upon, but are not limited to, one or more of the following performance criteria:

◆	Return measures (including, but not limited to, total stockholder return, return on assets and return on equity);
◆	Income or earnings measures (including, but not limited to, earnings per share, net income, net interest income, net interest margin and noninterest income);
◆	Revenue measures;
◆	Expense measures (including, but not limited to, expenses, operating efficiencies, efficiency ratios and non-interest expense);
◆	Balance sheet measures (including, but not limited to, assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, asset quality levels and investments);
◆	Wealth management measures (including, but not limited to, assets under management, held in trust or custody, client growth, client retention and wealth management fees);
◆	Enterprise risk management measures (including, but not limited to, interest-sensitivity gap levels, regulatory compliance, satisfactory internal or external audits and financial ratings);
◆	Fair market value of our Common Stock;
◆

Employee, customer or market-related objectives (including, but not limited to, employee satisfaction, customer growth, customer retention, customer satisfaction, number or type of customer relationships and market share);

◆	Achievement of balance sheet or income statement objectives;
◆	Individual participant or team performance objectives (including, but not limited to, key performance indicators, strategic or operational objectives, or project or personnel management); or
◆	Other financial, accounting or quantitative objectives established by the Compensation Committee.

22	First Midwest Bancorp, Inc.

Item 2  Approval of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan

These performance goals may be measured for achievement or satisfaction during the performance period set by the Compensation Committee.  The performance goals may be in absolute terms or measured against, or in relationship to, other companies comparably, similarly or otherwise situated or other external or internal measures and may be based on, or adjusted for, other objective goals, events or occurrences established by the Compensation Committee.  Performance goals may be particular to a line of business, subsidiary or other unit or the Company generally.  Performance goals may provide for adjustments to include or exclude the effects of certain events as may be determined by the Compensation Committee, including, but not limited to, changes in accounting standards or principles, tax laws or other laws or provisions affecting reported results, a significant acquisition or divestiture, discontinued operations, claims, judgments or settlements or other unusual, infrequently occurring or unplanned items such as restructuring expenses, acquisition expenses, including writedowns or expenses related to goodwill and other intangible assets, stock offerings and stock repurchases, and loan loss provisions.

At the end of each performance period for a performance-based award, the Compensation Committee will determine the extent to which the performance goal established has been achieved and determine the amount to be paid, vested or delivered as a result thereof.  In making such determination, the Compensation Committee may adjust or eliminate such amount to take into account additional factors as the Compensation Committee may deem appropriate to the assessment of performance during the performance period.

Termination of Employment

The disposition of each award held by a participant at termination of employment will be as determined by the Compensation Committee and set forth in the agreement applicable to such award or in any amendment or modification thereof.  To the extent the award agreement does not expressly provide for such disposition, then the disposition of the award shall be determined as set forth in the New Plan.

Effect of Change-in-Control

In the event of a change-in-control (as defined in the New Plan), to the extent that outstanding awards under the New Plan are assumed or replaced with a replacement award, such awards will not vest automatically (so-called “single-trigger” vesting), but instead will remain outstanding and continue to be governed by their terms.  If within two years following a change-in-control, however, a participant is involuntarily terminated other than for cause or voluntarily terminates with good reason, then upon such termination, the awards will become fully vested (so-called “double-trigger” vesting).

If the Compensation Committee determines that existing awards are not appropriately assumed or are not appropriately replaced in connection with a change-in-control, and unless otherwise provided by the Compensation Committee in the agreement applicable to an award, upon a change-in-control, each SAR and stock option then outstanding shall become fully vested and exercisable, all restrictions on restricted stock will lapse and all restricted stock units will become fully vested, and any performance-based awards shall be deemed earned and shall be paid to the extent of the greater of:

◆	The extent to which the performance goals applicable to such award have been met during the performance period up through and including the effective date of the change-in-control, or
◆	A pro-rated amount at the target award level based upon the portion of the performance period elapsed at the time of the change-in-control.

Other Provisions

In general, no award will be assignable or transferable except by will, and the laws of descent and distribution.

The Compensation Committee may impose such restrictions and limitations on any awards granted under the New Plan as it may deem advisable, including, but not limited to, share ownership or holding period requirements and requirements to enter into or to comply with confidentiality, non-competition and other restrictive or similar

2018 Proxy Statement	23

Item 2  Approval of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan

covenants.  Additionally, the Compensation Committee may specify in any award agreement that the participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment (clawback) upon the occurrence of certain specified events, such as payments based on financial statements or performance metrics that are determined subsequently to be erroneous, in addition to any otherwise applicable vesting or performance conditions.

The Company is subject to supervision and regulation by banking authorities.  Regulations and guidance issued by banking authorities may from time-to-time impose certain compensation restrictions on the Company, its executive officers and certain other highly compensated employees.  Awards made under the New Plan will comply with such compensation restrictions to the extent applicable.

If authorized by the Compensation Committee, the receipt of payment of cash or the delivery of shares that would otherwise be due to a participant under an award may be deferred at the election of the participant or the Company pursuant to an applicable deferral plan established by the Company or a subsidiary.  A deferral also may be requested under applicable banking regulations.  Awards made and deferral of any amounts payable under the New Plan are intended to comply with deferred compensation rules under Section 409A of the Internal Revenue Code.

Effective Date, Amendment and Termination

If approved by our stockholders, the New Plan will become effective as of the date of such approval and will remain in effect until all shares subject to the New Plan have been issued according to the provisions of the New Plan, provided, however, that no awards may be granted on or after the tenth anniversary of such date.  The Board of Directors may terminate the New Plan at any time and may amend or modify the New Plan from time-to-time, provided that no such action shall materially adversely alter or impair any outstanding award without the consent of the participant(s) affected thereby.  In addition, unless approved by our stockholders, no amendment or modification may increase the number of shares of Common Stock that may be issued under the New Plan (except pursuant to an adjustment related to a corporate change affecting our Common Stock), expand the types of awards available to participants under the New Plan, materially expand the class of persons eligible to participate in the New Plan, delete or limit the provisions prohibiting the re-pricing of options or reduce the price at which shares may be offered under options, extend the termination date for making awards under the New Plan, or become effective if such amendment or modification is required under the rules the NASDAQ Stock Market or another national exchange on which the Common Stock is then listed, or other applicable law, rules or regulations, to be approved by stockholders.

The Compensation Committee may amend or modify any outstanding awards in any manner to the extent that the Compensation Committee would have had the authority under the New Plan initially to make such award as so amended or modified, provided that no amendment or modification shall materially adversely alter or impair an outstanding award without the consent of the participant affected thereby.

Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax consequences to participants who may receive grants of awards under the New Plan and to the Company.  This discussion does not purport to be complete, and does not cover, among other things, state and local tax treatment.

Restricted Stock Units and Performance Units

A recipient of restricted stock units and performance units generally will not be subject to tax at the time of grant, but will be subject to tax at ordinary income rates on the fair market value of any Common Stock issued or cash paid pursuant to such an award upon vesting.  The Company generally will be entitled to a deduction equal to the amount of the ordinary income realized by the recipient.  The capital gain or loss holding period for any Common Stock distributed under an award will begin when the recipient recognizes ordinary income in respect of that distribution.

24	First Midwest Bancorp, Inc.

Item 2  Approval of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan

Stock Awards

A recipient of restricted stock, performance shares or any other award of shares of Common Stock generally will be subject to tax at ordinary income rates on the fair market value of the Common Stock at the time the shares have been delivered and are no longer subject to forfeiture.  A recipient who so elects under Section 83(b) of the Internal Revenue Code within thirty days of the date of the grant of shares of Common Stock will have ordinary taxable income on the date of the grant equal to the fair market value of the shares as if the shares were unrestricted or the shares were earned and could be sold immediately.  If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares.  Upon sale of the restricted stock or performance shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires.  If the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately.  The Company generally is entitled to a deduction for compensation paid to a participant in the amount of ordinary income recognized by the participant.

Nonqualified Stock Options

For federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option.  Upon exercise, the participant will realize ordinary income in an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price multiplied by the number of shares received pursuant to the exercise of such options.  A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant’s exercise of the option, and (b) the amount realized on such sale or exchange.  Any gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.

The Company generally is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the option.

Incentive Stock Options

No taxable income is realized by the participant upon exercise of an incentive stock option granted under the New Plan, and if no disposition of those shares is made by such participant within two years after the date of grant or within one year after the transfer of those shares to the participant, then: (a) upon the sale of the shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be taxed as a long-term capital loss, and (b) no deduction will be allowed to the Company for federal income tax purposes.  Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

If the shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally: (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon disposition of the shares) over the exercise price, and (b) the Company generally will be entitled to deduct such amount.  Any additional gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and may not be deducted by the Company.  If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a nonqualified stock option.

Stock Appreciation Rights

No taxable income is recognized by a participant upon the grant of a SAR under the New Plan.  Upon the exercise of a SAR, the participant will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock received and the amount of cash received.  Shares of Common Stock received upon the exercise of a SAR will, upon subsequent sale, be eligible for capital gains treatment, with the capital gains holding period commencing on the date of exercise of the SAR.

2018 Proxy Statement	25

Item 2  Approval of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan

The Company is generally entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes ordinary income upon exercise of the SAR.

Other Awards

A participant will recognize ordinary income upon receipt of cash pursuant to a cash award and the Company generally will be entitled to a deduction equal to the amount of the ordinary income realized by the recipient.

Effect of Section 162(m) of the Internal Revenue Code

As amended by the Tax Cut and Jobs Act of 2017, Section 162(m) of the Internal Revenue Code will limit to $1.0 million annually the deductibility of certain compensation received by individuals who serve as our Chief Executive Officer and certain individuals who serve as executive officers after 2016.  The deduction limit will apply to awards made under the New Plan.  Prior to the enactment of this new tax act, options, SARs and certain performance-based compensation awards were not subject to the deduction limit.  Accordingly, the Company’s general ability to take deductions for compensation related to awards under the New Plan, as described above, may be limited by the application of Section 162(m) of the Internal Revenue Code.

Future Plan Benefits

Awards under the New Plan are made at the discretion of the Compensation Committee.  Therefore, the benefits and amounts that will be received or allocated under the New Plan in the future are not determinable at this time.

Directors’ Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR approval of the
First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan, including the issuance of shares of
Common Stock authorized thereunder.

26	First Midwest Bancorp, Inc.

ITEM 3  APPROVAL OF AN ADVISORY (NON-BINDING) RESOLUTION REGARDING THE COMPENSATION PAID IN 2017 TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with applicable SEC rules, we are required to provide stockholders with an opportunity to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.  We refer to this proposal as the “say-on-pay” proposal.  Our executive compensation programs, including detailed information regarding the compensation paid to our named executive officers for 2017, are described in the Compensation Discussion and Analysis and Executive Compensation Tables sections of this Proxy Statement.

Our Board of Directors views it as a good corporate governance practice to present the say-on-pay proposal to our stockholders annually.  The Board made this recommendation to our stockholders at our 2012 annual meeting, and our stockholders overwhelmingly voted in favor of holding a say-on-pay vote every year, as opposed to every other year or every third year.  Our stockholders have the opportunity to indicate their preference for the frequency of the say-on-pay vote again this year, as described more fully under Item 4  Approval of an Advisory (Non-Binding) Resolution Regarding the Frequency of Future Stockholder Advisory Votes on the Compensation Paid to the Company’s Named Executive Officers.

At our 2017 annual meeting of stockholders, 94% of the votes cast were voted in favor of the compensation paid to our named executive officers.  We believe these results confirmed our approach to executive compensation.  Our Compensation Committee intends to consider the say-on-pay vote results from this year, and future advisory votes, with respect to the design of and amounts paid under our executive compensation programs.

We are asking our stockholders to indicate their support for our executive compensation program as described in this Proxy Statement.  This proposal gives our stockholders the opportunity to express their views on executive compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this Proxy Statement.  Accordingly, we will ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion set forth in the 2018 annual meeting proxy statement, is hereby approved by the Company’s stockholders on an advisory basis.

The say-on-pay vote is advisory and is therefore not binding on the Company, the Compensation Committee or our Board of Directors.  We value the opinions of our stockholders, and the Compensation Committee will consider the results of the vote on our say-on-pay proposal when establishing the design of and amounts paid under our future executive compensation programs.

Directors’ Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR approval of the advisory (non-binding) resolution regarding the compensation paid to the Company’s named executive officers set forth in this Proxy Statement.

2018 Proxy Statement	27

ITEM 4  APPROVAL OF AN ADVISORY (NON-BINDING) RESOLUTION REGARDING THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with applicable SEC rules, we are periodically required to provide stockholders with an opportunity to approve, on an advisory basis, the frequency of our say-on-pay proposal (we are submitting the say-on-pay proposal to stockholders this year as Item 3  Approval of an Advisory (Non-Binding) Resolution Regarding the Compensation Paid in 2017 to the Company’s Named Executive Officers).  We are providing our stockholders the option of selecting a frequency of every one year, every two years or every three years, or of abstaining.  We refer to this proposal as the “say-on-frequency” proposal.

We last presented our stockholders with the say-on-frequency proposal in 2012 and are required to present the proposal at least once every six years.  Our Board of Directors views it as a good corporate governance practice to present the say-on-pay proposal to our stockholders annually, because an annual frequency allows our stockholders to provide timely, direct input on the design of and amounts paid under our executive compensation programs as described in the Compensation Discussion and Analysis and Executive Compensation Tables sections of our proxy statement each year.  Our Board further believes that an annual frequency is consistent with current industry practices and many stockholder preferences, and also considered that, in 2012, the option of every one year, meaning an annual say-on-pay vote, received the support of 88% of the votes cast at that annual meeting.

After due consideration, our Board has again decided to recommend that the say-on-pay vote should occur annually (every one year).  Accordingly, we will ask our stockholders to cast their vote accordingly on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders advise, by their vote on this resolution, whether the advisory resolution regarding the compensation paid to the Company’s named executive officers should be presented to the stockholders every one year, every two years or every three years.

The say-on-frequency vote is advisory and is therefore not binding on the Company, the Compensation Committee or our Board of Directors.  We value the opinions of our stockholders, and our Compensation Committee will consider the outcome of the vote on our say-on-frequency proposal and disclose its decision as to the frequency of future say-on-pay proposals by filing a Current Report on Form 8-K shortly after the Annual Meeting.

Directors’ Recommendation

The Board of Directors unanimously recommends that stockholders vote EVERY ONE YEAR with respect to the advisory (non-binding) resolution regarding the frequency of future stockholder advisory votes on the compensation paid to the Company’s named executive officers.

28	First Midwest Bancorp, Inc.

ITEM 5  RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors is responsible for appointing the Company’s independent registered public accounting firm, and the Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2018.  We are submitting this selection for stockholder ratification at the Annual Meeting.  We expect a representative of Ernst & Young LLP to be present at the Annual Meeting and to have an opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.  Ernst & Young LLP also served as our independent registered public accounting firm for the year ended December 31, 2017.

Although we are not required to have our stockholders ratify the selection of our independent registered public accounting firm, our Board of Directors has determined to seek this ratification from stockholders.  This ratification is advisory and is, therefore, not binding on the Audit Committee.  If our stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but may retain them nonetheless.  Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee, or a designated member of the Audit Committee, approves in advance all audit and any non-audit services rendered by Ernst & Young LLP on behalf of the Company.  The following table shows information about fees paid by the Company to Ernst & Young LLP for services related to the years indicated below.

		Percent of		Percent of
		2017 Services		2016 Services
		Approved by		Approved by
	2017	Audit Committee	2016	Audit Committee
Audit fees(1)	$1,802,409	100%	$1,593,904	100%
Audit-related fees(2)	194,620	100%	145,450	100%
Tax fees(3)	181,999	100%	166,940	100%
All other fees(4)	211,277	100%	—	100%
Total fees	$2,390,305		$1,906,294

(1)

Includes fees and expenses for the audit of the Company’s annual financial statements, internal control over financial reporting and review of financial statements included in the Company’s quarterly reports filed with the SEC, as well as other services normally provided by an independent auditor in connection with statutory and regulatory filings or engagements, including consents, assistance with review of SEC filings and comfort letters in connection with the Company’s M&A activity and 2016 subordinated notes offering.

(2)	Includes fees related to the audits of the Company’s benefit plans, accounting scope change services and fees and the Company’s 2016 sale-leaseback transaction.
(3)	Includes fees related to assistance with routine audits and tax planning, consulting and compliance services.
(4)	Includes fees and expenses related to regulatory compliance consulting services.

The increase in total fees from 2016 to 2017 resulted primarily from the services provided by Ernst & Young LLP in connection with the Company’s 2017 M&A activity, recent changes in audit and accounting scope and regulatory compliance consulting services.

2018 Proxy Statement	29

Item 5  Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

For audit, audit-related, tax-related and all other services, our Audit Committee has determined specific services and dollar thresholds under which such services would be considered pre-approved.  To the extent management requests services other than these pre-approved services, or beyond the dollar thresholds, our Audit Committee must specifically approve the services.  Further, under our fee policy, our independent registered public accounting firm may not perform the non-audit services identified by the SEC as prohibited.  Our fee policy requires management to provide to our Audit Committee on a quarterly basis a summary of all services performed by the independent registered public accounting firm.

Directors’ Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending
December 31, 2018.

.

30	First Midwest Bancorp, Inc.

CORPORATE GOVERNANCE AT FIRST MIDWEST

Our Board of Directors is committed to maintaining strong corporate governance principles and practices.

For additional information about our corporate governance practices, you may view the following documents on our website at www.firstmidwest.com/corporategovernance or request them in print by sending a written request to the Corporate Secretary at First Midwest Bancorp, Inc., One Pierce Place, Suite 1500, Itasca, Illinois 60143 (prior to May 4, 2018) or 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631 (on or after May 4, 2018):

◆   Corporate Governance Guidelines

◆   Code of Ethics and Standards of Conduct (applicable to all directors, officers and employees)

◆   Code of Ethics for Senior Financial Officers

◆   Audit Committee Charter

◆   Compensation Committee Charter

◆   Enterprise Risk Committee Charter

◆   Nominating and Corporate Governance Committee Charter

◆   Related Person Transaction Policies and Procedures

Corporate Governance Guidelines and Committee Charters

The Corporate Governance Guidelines and the charters of the Audit, Compensation, Enterprise Risk and Nominating and Corporate Governance Committees of our Board of Directors describe our corporate governance practices.  The Corporate Governance Guidelines and charters are intended to ensure that our Board of Directors has certain practices in place relating to oversight of management and various components of our business operations and to make decisions that are independent of management.

Code of Ethics and Standards of Conduct

We have adopted a Code of Ethics and Standards of Conduct, which applies to all of our directors, officers and employees, as well as a Code of Ethics for Senior Financial Officers, which applies to our senior financial officers.  Our Code of Ethics and Standards of Conduct meets the requirements of a “code of ethics” as defined by applicable SEC rules, and also meets the requirements of a “code of conduct” under the applicable rules of the NASDAQ Stock Market.  Annually, all employees are required to certify that they have reviewed and are familiar with the Code of Ethics and Standards of Conduct, and all officers are required to certify compliance with this code.  Waivers of the Code of Ethics and Standards of Conduct for executive officers are required to be disclosed to the Chair of the Nominating and Corporate Governance Committee of the Board.  Similarly, our senior financial officers must certify annually that they have reviewed, are familiar with and are in compliance with the Code of Ethics for Senior Financial Officers.  Waivers of the Code of Ethics for Senior Financial Officers must be submitted to and approved by the Board.

Director Independence

Our Board of Directors determines the independence of all non-employee directors in accordance with the independence requirements of the NASDAQ Stock Market rules.  Accordingly, each year the Board affirmatively determines whether each non-employee director has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Annually, each non-employee director is required to complete a questionnaire that provides information about relationships that might affect the determination of independence.  Management then provides the Nominating and Corporate Governance Committee and Board of Directors with relevant facts and circumstances of any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the rules of the NASDAQ Stock Market.

2018 Proxy Statement	31

Corporate Governance at First Midwest

Based on the review and recommendation by the Nominating and Corporate Governance Committee, the Board of Directors analyzed the independence of each of the Company’s nominees and other current directors, and determined that all of our directors meet the standards of independence under our Corporate Governance Guidelines and the NASDAQ Stock Market rules, other than Michael L. Scudder, the Company’s Chairman, President and Chief Executive Officer, and Mark G. Sander, the Company’s Senior Executive Vice President and Chief Operating Officer, who are not considered to be independent under the standards of our Corporate Governance Guidelines and the rules of the NASDAQ Stock Market because they are employees.  In addition, our Board of Directors determined that:

◆	Each member of the Audit Committee is financially literate and has accounting or related financial management expertise (as such qualifications are defined under the rules of the NASDAQ Stock Market).
◆	Thomas L. Brown, Patrick J. McDonnell and Stephen C. Van Arsdell are “audit committee financial experts” within the meaning of the rules and regulations of the SEC.
◆

Each member of the Compensation Committee is a “non-employee director” within the meaning of Exchange Act Rule 16b‑3, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

Board Leadership and Structure

As provided in our Corporate Governance Guidelines, our Board of Directors does not have a fixed policy regarding the separation of the offices of Chairman and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman and the Board leadership structure, from time-to-time, based on the criteria that it deems to be in the best interests of the Company and its stockholders.

In November 2017, Robert P. O’Meara retired from his position as Chairman of the Board.  In connection with Mr. O’Meara’s retirement, our Nominating and Corporate Governance Committee reviewed the Board’s organization and leadership structure, considering both the Board’s and the Company’s own strategic and leadership needs, as well as board leadership trends and practices at our peers and across public companies.  Upon the conclusion of this review, the Nominating and Corporate Governance Committee recommended to our Board of Directors for approval, and the Board approved, the appointment of Michael L. Scudder to the additional position of Chairman of the Board and the appointment of J. Stephen Vanderwoude to the position of Lead Independent Director.  In recognition of his many years of valued leadership and his significant contributions to the Company, the Board also appointed Mr. O’Meara to the non-compensated honorary position of Chairman Emeritus.

The Board of Directors believes that, at this time, the combination of the offices of Chairman of the Board and Chief Executive Officer is appropriate for the Company.  The combination allows Mr. Scudder to leverage his extensive knowledge of the Company and industry experience into the strategic vision for the management and direction of the Company at both the Board and management level in order to drive the enhancement of stockholder value, grow and expand the Company’s business and execute the Company’s strategies.  Mr. Scudder is supported in the day-to-day management of the Company and the Bank by Mark G. Sander, our Senior Executive Vice President and Chief Operating Officer, and our executive management team.  Additionally, the Board believes it is appropriate to have a Lead Independent Director while Mr. Scudder serves as Chairman of the Board in order to provide a leadership role for our independent directors.  Mr. Vanderwoude brings a strong understanding of the Company and its business, as well as significant leadership, corporate governance and public company experience.

The duties and responsibilities of the Lead Independent Director are included in our Corporate Governance Guidelines and are set forth below under the section entitled Lead Independent Director.

Lead Independent Director

Effective with Mr. Scudder’s appointment as Chairman of the Board in November 2017, our Board of Directors appointed Mr. Vanderwoude to the position of Lead Independent Director.  The Lead Independent Director must satisfy the independence requirements of the NASDAQ Stock Market and must have served as a director of the

32	First Midwest Bancorp, Inc.

Corporate Governance at First Midwest

Company for least one year.  The Lead Independent Director serves in a leadership capacity among our independent directors and as an additional resource for the Chairman of the Board in order to continue to foster a highly engaged and strong-performing Board of Directors.  The principal duties and responsibilities of the Lead Independent Director are as follows:

◆	Act as a liaison on behalf of the independent directors with the Chairman of the Board.
◆	Preside at all meetings of the Board and stockholders at which the Chairman of the Board is not present.
◆	Consult with the Chairman of the Board on the agendas and schedules for meetings of the Board of Directors.
◆

Determine, in conjunction with the Board of Directors, the need for, have the ability to call, and preside at meetings of the independent directors and, following each such meeting, promptly communicate to the Chairman of the Board the substance of the discussions that occurred at the meeting.

◆	Serve as a member of the Advisory Committee of the Board of Directors.
◆	Serve as the acting Chairman of the Board in the event of an extended incapacitation of the Chairman until the incapacitation has ended or a successor to the Chairman is elected.
◆	Together with the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee, interview all new director candidates.
◆	Consult with the Chairman of the Board with respect to the quality and timeliness of information provided to the Board.
◆	Perform such other duties and responsibilities as may be assigned to the Lead Independent Director by the Board.

Risk Oversight

Risk is inherent with every business, particularly for financial institutions, and we face a number of risks, including, for example, credit, market, liquidity, operational, strategic, compliance, legal, cyber and reputation risks, as well as risks related to general economic conditions.  We do not view risk in isolation, but rather consider risk as part of our ongoing consideration of business strategy and business decisions.  We also are mindful that risk oversight is not about eliminating risk, but rather identifying, accepting and managing risks while balancing prudent business considerations, as well as safety and soundness.

We support our risk oversight process through a governance structure involving our Board of Directors and management.  Management is responsible for the day-to-day management of the risks the Company faces.  It establishes and maintains risk management processes and policies designed to balance our operations and business opportunities with risk mitigation in order to create stockholder value.  It is management’s responsibility to anticipate, identify and communicate risks to the Board of Directors and its committees.  The Company also has a Chief Risk Officer, who is responsible for the design and implementation of our risk management processes.

We have a Strategic Risk Management Committee composed of members of executive management.  The purpose of this committee is to provide regular oversight of specific areas of risk at the Company.  This committee, through our Chief Risk Officer, also reports on a quarterly basis to the Enterprise Risk Committee of our Board of Directors on significant risk management matters.

The Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management framework, policies and profiles designed and implemented by management are appropriate and functioning as contemplated.

2018 Proxy Statement	33

Corporate Governance at First Midwest

The Board performs its risk oversight function primarily through its committees and the operation of the Bank’s board of directors.  The Board committee that is primarily involved in assisting the Board of Directors with its oversight of enterprise-wide risk management is the Enterprise Risk Committee.  Among other responsibilities, this committee approves risk appetites and profiles established by management for key business risks and confirms that business decisions are executed within the established risk tolerances.

Each of the Board’s committees is chaired by an independent director and supports the Board’s oversight functions by regularly addressing various risks in their respective areas of oversight, as follows:

◆	Audit Committee. Assists the Board with risk oversight in the areas of financial reporting, internal controls, tax and compliance with public reporting requirements.
◆

Compensation Committee.  Assists the Board with risk oversight associated with our compensation policies and programs, including maintaining an executive compensation program that is designed to encourage the achievement of corporate objectives and strategies, enhance stockholder value and incent and retain our executive officers, and discourage unnecessary or excessive risk taking.

◆

Enterprise Risk Committee.  The Board of Directors established the Enterprise Risk Committee in May 2017.  This committee assists the Board with the oversight of the Company’s enterprise-wide risk management framework.

◆	Nominating and Corporate Governance Committee. Assists the Board with risk oversight associated with corporate governance and director selection and succession.

Each committee reports to the full Board of Directors at least quarterly at regular meetings concerning the activities of the committee, the significant matters it has discussed and the actions taken by the committee.  The Board also receives reports directly from our Chief Executive Officer, our Chief Risk Officer and other members of management regarding the Company’s risk management functions.  Key members of senior management attend Board meetings and are available to address any questions or concerns raised by the Board of Directors.

Meetings

Our Board of Directors holds regular quarterly meetings and special meetings as needed.  In 2017, the Board held four regularly scheduled meetings and one special meeting.  Our directors also communicate with each other between meetings.  Further, the Board of Directors devotes additional time outside of its regular meetings to presentations and discussions with senior management about the Company’s long-term strategy, corporate objectives and initiatives and financial operating plans, and industry and market updates, which are then discussed further at the Board’s quarterly meetings.

We expect our directors to attend all Board and committee meetings for those committees on which they serve.  Directors are also expected to attend each annual meeting of stockholders.  All of our directors attended last year’s annual meeting.  All of our directors attended 100% of the total number of meetings of the Board of Directors and Board committees on which he or she served during 2017, with the exception of two directors who attended 95% and 94% of all meetings, respectively.

Board Committees

Our Board of Directors has four standing committees: our Audit Committee, Compensation Committee, Enterprise Risk Committee and Nominating and Corporate Governance Committee.  Each standing committee has a written charter and the Board of Directors has determined that each of the members of our standing committees is independent under the provisions of our Corporate Governance Guidelines and the rules of the NASDAQ Stock Market.  The Board of Directors has also established an Advisory Committee for the purpose of providing advice to management with respect to business matters as needed between regular meetings of the Board and undertaking such other duties and responsibilities as may be delegated to this committee by the Board.

34	First Midwest Bancorp, Inc.

Corporate Governance at First Midwest

Under our Corporate Governance Guidelines, the members of each Board committee (including each committee chair) are appointed by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee, and a member may only serve as the chair of one committee of the Board at any given time.

Below is a brief description, including membership and meeting information for 2017, of each standing committee of our Board of Directors, as well as our Advisory Committee.  Each standing committee has the authority to engage, at the Company’s expense, legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.  The charter of each standing committee describes the specific responsibilities and functions of such committee.  Copies of our Audit Committee, Compensation Committee, Enterprise Risk Committee and Nominating and Corporate Governance Committee charters are available by visiting our website at www.firstmidwest.com/corporategovernance.

Audit Committee

# of Meetings
Committee Members	Primary Responsibilities	in 2017
Patrick J. McDonnell (Chair) Thomas L. Brown Phupinder S. Gill Kathryn J. Hayley Frank B. Modruson Michael J. Small Stephen C. Van Arsdell

◆   Select and retain our independent registered public accounting firm and pre-approve all services performed by this firm.

◆   Oversee the external reporting process and the adequacy of the Company’s internal controls.

◆   Oversee the scope of the audit activities of the independent registered public accounting firm and the Company’s internal auditors.

◆   Oversee the process for determining the independence of the independent registered public accounting firm.

◆   Oversee the procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters.

◆   Discuss with management and the independent registered public accounting firm the critical accounting policies and practices used by the Company, any off-balance sheet items and judgments made in connection with the preparation of the Company’s financial statements.

8

2018 Proxy Statement	35

Corporate Governance at First Midwest

Compensation Committee

# of Meetings
Committee Members	Primary Responsibilities	in 2017
Barbara A. Boigegrain (Chair) Br. James Gaffney Kathryn J. Hayley Peter J. Henseler Ellen A. Rudnick

◆   Review and approve the Company’s general compensation philosophy.

◆   Oversee the development and implementation of our compensation policies and programs.

◆   Review and monitor the Company’s incentive and other compensation programs.

◆   Recommend to our Board of Directors goals and objectives relating to the compensation of our Chief Executive Officer.

◆   Assist our Board of Directors in evaluating our Chief Executive Officer and recommend to our Board the Chief Executive Officer’s compensation.

◆   Review and recommend to our Board of Directors the annual compensation of senior management.

◆   Administer our Omnibus Stock and Incentive Plan and Non-Employee Directors Stock Plan.

◆   Oversee the Company’s health and welfare programs.

◆   Oversee the Company’s retirement plans.

◆   Conduct an annual risk assessment of the Company’s compensation programs.

◆   Retain an independent compensation consultant to provide advice to the Compensation Committee relative to compensation matters.

6

Enterprise Risk Committee

# of Meetings
Committee Members	Primary Responsibilities	in 2017
J. Stephen Vanderwoude (Chair) Thomas L. Brown Phupinder S. Gill Patrick J. McDonnell Frank B. Modruson Michael J. Small

◆   Review and approve policies establishing risk management governance, risk appetite, risk management procedures and risk control infrastructure for the Company’s enterprise-wide operations.

◆   Oversee management’s efforts to manage the processes and systems for implementing and monitoring compliance with the Company’s enterprise risk management framework.

◆   Review reports from management to evaluate the Company’s assessment and management of enterprise-wide risks identified through the enterprise risk management program.

◆   Review and recommend to the Board for approval at least annually the Company’s capital management policy and the Company’s stress testing activities, assumptions and results.

6

36	First Midwest Bancorp, Inc.

Corporate Governance at First Midwest

Nominating and Corporate Governance Committee

# of Meetings
Committee Members	Primary Responsibilities	in 2017
Br. James Gaffney (Chair) Barbara A. Boigegrain Peter J. Henseler Ellen A. Rudnick Stephen C. Van Arsdell J. Stephen Vanderwoude

◆   Recommend to the Board of Directors the director nominees for election at any meeting of stockholders at which directors are elected.

◆   Identify, interview and recruit individuals to serve as members of our Board.

◆   Oversee matters of corporate governance, including review of the Company’s Corporate Governance Guidelines and Code of Ethics and Standards of Conduct.

◆   Advise the Board of Directors on Board and committee organization, membership, function, performance and effectiveness.

◆   Review director independence standards and qualifications and make recommendations to the Board of Directors with respect to the determination of the independence and qualifications of directors.

◆   Review related person transactions, if and when they arise.

◆   Oversee the annual self-evaluation process of the Board of Directors and each of its committees.

◆   Review stockholder proposals and consider responses or actions regarding such proposals.

4

Advisory Committee

		# of Meetings
Committee Members	Primary Responsibilities	in 2017
Michael L. Scudder (Chair) Barbara A. Boigegrain Br. James Gaffney Patrick J. McDonnell J. Stephen Vanderwoude	◆ Advise and consult with management with respect to business matters as needed between regular meetings of the Board of Directors. ◆ Undertake such other duties and responsibilities as may be delegated to this committee by the Board of Directors.	2

Board and Committee Self-Evaluations

The Board and the Audit, Compensation, Enterprise Risk and Nominating and Corporate Governance Committees conduct an annual self-evaluation, which includes both a qualitative and quantitative assessment by each director of the performance of the Board and the committees on which the director sits.  The Nominating and Corporate Governance Committee oversees these evaluations.  As part of this process, each director completes an annual self-evaluation of the Board and the committees on which the director sits and has an individual meeting with the Chair of the Nominating and Corporate Governance Committee.  The results of the self-evaluations are reported to the Board of Directors.

Related Person Transactions

We maintain a written policy for reviewing, approving and monitoring transactions involving the Company and related persons (generally, directors and executive officers or their immediate family members, or stockholders owning 5% or more of our Common Stock).

2018 Proxy Statement	37

Corporate Governance at First Midwest

Our Nominating and Corporate Governance Committee is responsible for reviewing and approving (or ratifying) all transactions with related persons.  The Nominating and Corporate Governance Committee will take into account all relevant factors in its analysis, including whether the transaction is on terms comparable to those available to third parties.  The Nominating and Corporate Governance Committee will also determine whether any transaction with a related person impairs the independence of a director, or presents a conflict of interest on the part of a director or executive officer.  The Chair of the Nominating and Corporate Governance Committee may pre-approve or ratify any transaction with a related person involving an amount up to $500,000.  The policy also provides that transactions involving competitive bids, the rendering of services by a regulated entity and certain ordinary course banking transactions, including loans made by First Midwest Bank, will be deemed to be pre-approved by the Nominating and Corporate Governance Committee.

During 2017, First Midwest Bank engaged in transactions with some of our executive officers, directors and entities with which they are associated.  These transactions involved loans extended in accordance with Regulation O of the Federal Reserve and other banking services, all of which were in the ordinary course of business and on substantially the same terms, including current interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to the Company and did not involve more than the normal risk of collectability or present other unfavorable features.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our executive officers or employees.  None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has an executive officer serving on our Board of Directors or our Compensation Committee.

Stockholder Communication with Directors

Stockholders may contact the Chairman of the Board, the Lead Independent Director, an individual director, the entire Board of Directors, our independent directors as a group or a specific Board committee by submitting written correspondence to First Midwest Bancorp, Inc., Attn: Corporate Secretary, One Pierce Place, Suite 1500, Itasca, Illinois 60143 (prior to May 4, 2018) or 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631 (on or after May 4, 2018).  Each communication should specify the applicable addressee(s) to be contacted as well as the general topic of the communication.  The Company will initially receive and process communications before forwarding them to the addressee(s).  Communications also may be referred to other departments within the Company.  The Company generally will not forward to the directors a stockholder communication that involves routine business matters of the Company or First Midwest Bank, an irrelevant topic or a request for general information about the Company.  Communications regarding accounting or auditing matters should be made in writing to the Board’s Audit Committee Chair or the Company’s Audit Services Director at First Midwest Bancorp, Inc., One Pierce Place, Suite 1500, Itasca, Illinois 60143 (prior to May 4, 2018) or 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631 (on or after May 4, 2018).

Community Engagement

True to our heritage, our colleagues and the communities that we serve stand at the core of our success.  Our Board of Directors believes that a critical component of the Company’s success is effectively serving the convenience and needs of the communities in which we operate.  To that end, we offer products, services and branch locations that we believe are conducive and responsive to the needs of the communities that we serve, including low- and moderate-income areas.  We and our colleagues also support a variety of nonprofit organizations in our communities through donations and volunteer hours.  Each year, our colleagues provide thousands of volunteer hours to these organizations.  Both the Company and the First Midwest Charitable Foundation provide financial support to many of these same organizations, and we also conduct financial literacy programs for individuals through various community groups and have facilitated educational programs for growing small businesses.  In 2017, we made an additional $2 million special contribution to the First Midwest Charitable Foundation to facilitate the foundation’s activities.

38	First Midwest Bancorp, Inc.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth, as of March 23, 2018, the Record Date, information about the beneficial ownership of our Common Stock by all directors, our named executive officers and our directors and all executive officers as a group.  Except as described below, each stockholder has sole voting and investment power for all shares shown.  In addition, unless otherwise indicated, the address of each beneficial owner is c/o First Midwest Bancorp, Inc., One Pierce Place, Suite 1500, Itasca, Illinois 60143.

We calculated the percent of class based on 103,188,287 shares of Common Stock outstanding on March 23, 2018.  We include shares of restricted stock subject to future vesting conditions for which an individual has voting but not dispositive power.  We also include shares underlying restricted stock units and performance shares that could vest within 60 days of March 23, 2018, even though an individual has neither voting nor dispositive power.  Those shares are deemed to be outstanding and beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Number of	Percent of
Beneficial Owner	Shares/Units(1)(2)(3)	Class
Directors
Barbara A. Boigegrain	32,975	*
Thomas L. Brown	7,701	*
Br. James Gaffney(4)	98	*
Phupinder S. Gill	46,100	*
Kathryn J. Hayley	16,000	*
Peter J. Henseler	22,366	*
Patrick J. McDonnell	5,500	*
Frank B. Modruson	3,423	*
Robert P. O’Meara	307,963	*
Ellen A. Rudnick	30,892	*
Mark G. Sander	185,525	*
Michael L. Scudder	300,176	*
Michael J. Small	27,628	*
Stephen C. Van Arsdell	16,288	*
J. Stephen Vanderwoude	32,739	*
Named Executive Officers (other than Messrs. Sander and Scudder)
Patrick S. Barrett	50,155	*
Paul F. Clemens	96,561	*
Michael W. Jamieson	29,657	*
Thomas M. Prame	48,582	*
All directors and executive officers (including named executive officers) as a group
(28 persons)(5)	1,516,277	1.47%

*      Less than 1%.

(1)

Some of our directors and officers have deferred cash compensation (in the form of phantom Common Stock) or stock option gains (in the form of Common Stock equivalents) under our deferred compensation plans.  Some of these deferred amounts will be paid in shares of our Common Stock upon the director’s or officer’s retirement or other termination of employment or service with the Company.  The number of shares of Common Stock to which our directors and officers would be entitled had their service or employment with the Company terminated as of March 23, 2018 is as follows: Mr. Brown, 4,701 shares; Mr. Gill, 23,472 shares; Mr. Henseler, 1,855 shares; Mr. Van Arsdell, 2,288 shares; Mr. Vanderwoude, 20,239 shares; Mr. Scudder, 9,768 shares; and Mr. Prame, 2,039 shares.  Additionally, Mr. Clemens, who retired from the Company on February 9, 2018, held 2,048 shares of Common Stock through our deferred compensation plans.  The directors and officers have voting and investment power for the shares of phantom Common Stock and voting power but no dispositive power for the Common Stock equivalent shares.

2018 Proxy Statement	39

Information Regarding Beneficial Ownership of Principal Stockholders, Directors and Management

(2)	Includes the following shares of Common Stock held through the Company’s 401(k) Plan: Mr. Sander, 363 shares; Mr. Clemens, 1,156 shares; and Mr. Prame, 83 shares.
(3)

Includes the following shares of restricted stock subject to future vesting conditions for which the individual has voting but not dispositive power: Mr. Scudder, 53,794 shares; Mr. Sander, 41,965 shares; Mr. Barrett, 50,155 shares; Mr. Jamieson, 26,128 shares; and Mr. Prame, 17,039 shares.  For Mr. Clemens, includes 12,206 restricted stock units and 5,222 shares of Common Stock underlying earned performance shares that are subject to accelerated vesting under the terms of the award agreements as a result of his retirement in February 2018, but which are subject to a six month holding period under Section 409A of the Internal Revenue Code.

(4)	Includes 98 shares of Common Stock owned by Lewis University as to which Br. James disclaims beneficial ownership.
(5)

Includes:  68,096 shares of Common Stock payable to certain directors and executive officers pursuant to our deferred compensation plans; 18,344 shares of Common Stock held in our 401(k) Plan for the accounts of certain executive officers; 282,718 shares of restricted stock; and the 17,428 restricted stock units and shares of Common Stock underlying performance shares noted in note 3, above.  Excludes: 14,791 restricted stock units and 63,015 earned performance shares that would not vest within 60 days after March 23, 2018 under the terms of the applicable award agreements.

Other Security Ownership

The following table identifies each person known to us as of March 23, 2018 to beneficially own more than 5% of our outstanding Common Stock.

	Number	Percent
Name and Address of Beneficial Owner	of Shares	of Class
BlackRock, Inc.(1)	13,178,497	12.8%
55 East 52nd Street
New York, New York 10055
The Vanguard Group(2)	9,353,292	9.1%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Dimensional Fund Advisors LP(3)	6,385,270	6.2%
Building One
6300 Bee Cave Road
Austin, Texas 78746
Wellington Management Group LLP(4)	5,258,232	5.1%
c/o Wellington Management Company LLP
280 Congress Street
Boston, Massachusetts 02210

(1)

This information is based solely on a Schedule 13G/A filed with the SEC on January 19, 2018 by BlackRock, Inc., which reported sole voting power as to 12,945,661 shares and sole dispositive power as to 13,178,497 shares as of December 31, 2017.

(2)

This information is based solely on a Schedule 13G/A filed with the SEC on February 9, 2018 by The Vanguard Group, which reported sole voting power as to 109,831 shares, shared voting power as to 8,838 shares, sole dispositive power as to 9,242,128 shares and shared dispositive power as to 111,164 shares as of December 31, 2017.

(3)

This information is based solely on a Schedule 13G/A filed with the SEC on February 9, 2018 by Dimensional Fund Advisors LP, which reported sole voting power as to 6,259,992 shares and sole dispositive power as to 6,385,270 shares as of December 31, 2017.  Dimensional Fund Advisors LP and its subsidiaries disclaim beneficial ownership of all securities reported on the Schedule 13G/A.

(4)

This information is based solely on a Schedule 13G/A filed with the SEC on February 8, 2018 by Wellington Management Group LLP (“WMG”) on behalf of each of WMG, Wellington Group Holdings LLP (“WGH”), Wellington Investment Advisors Holdings LLP (“WIAH”) and Wellington Management Company LLP (“WMC”).  The Schedule 13G/A reported that each of WMG, WGH and WIAH shared voting power as to 4,161,239  shares and shared dispositive power as to 5,258,232 shares, and WMC shared voting power as to 4,139,779  shares and shared dispositive power as to 5,236,772  shares, as of December 29, 2017.

40	First Midwest Bancorp, Inc.

DIRECTOR COMPENSATION

We use a combination of cash and equity-based compensation set at levels we believe will allow us to attract and retain qualified individuals to serve on our Board of Directors.  Each year, the Compensation Committee reviews, with the assistance of our independent compensation consultant, and makes a recommendation to our Board of Directors regarding the compensation that we pay to our directors.  In setting director compensation, we consider the significant amount of time that directors devote to fulfilling their duties, advice that we receive from our compensation consultant and comparative data regarding director compensation at the companies in our peer group.

For 2017, the Compensation Committee determined that it was appropriate to increase both the annual fixed cash retainer and the annual award of Common Stock paid to each non-employee director from $50,000 to $52,500, for a total of $105,000, and recommended this change to our Board of Directors.  Our Board of Directors unanimously approved the recommended changes to the compensation paid to our directors, effective as of January 1, 2017.  The awards of Common Stock are granted as fully-vested shares of Common Stock, and our directors may elect to receive the stock component of their director compensation in cash.

In May 2017, we established our Enterprise Risk Committee.  In connection with the establishment of this committee, with input from our independent compensation consultant and management, the Compensation Committee recommended, and the Board of Directors approved, additional cash retainers of $15,000 for the Chair of the Enterprise Risk Committee and $4,000 for each other member of that committee.  In addition, in connection with the appointment of J. Stephen Vanderwoude as Lead Independent Director, upon review of peer data provided by management and advice of our independent compensation consultant, the Compensation Committee recommended, and the Board approved, an annual cash retainer for the Lead Independent Director of $25,000.

Michael L. Scudder, our Chairman (since Mr. O’Meara’s retirement from this position in November 2017), President and Chief Executive Officer, and Mark G. Sander, our Senior Executive Vice President and Chief Operating Officer, do not receive compensation for serving as a member of the Board.  In addition, Br. James Gaffney has elected not to receive any director compensation.

The following table summarizes our annual compensation for non-employee directors for 2017:

Component	Amount
An annual fixed cash retainer for each non-employee director	$52,500
An annual award of Common Stock for each non-employee director(1)	$52,500
An annual fixed cash retainer for the independent Board Chair(2)	$150,000
An annual fixed cash retainer for the Lead Independent Director(3)	$25,000
An annual fixed cash retainer for the Audit Committee and Enterprise Risk Committee Chairs(4)	$15,000
An annual fixed cash retainer for the Compensation Committee and Nominating and Corporate Governance Committee Chairs	$10,000
An annual fixed cash retainer for each member of the Audit Committee and the Enterprise Risk Committee (excluding the committee Chairs)(4)	$4,000

(1)	A director may elect to receive the stock component of his or her director compensation in cash.
(2)

Mr. O’Meara served as our non-executive, independent Chairman of the Board until his retirement from this position in November 2017, at which time Mr. Scudder was elected Chairman of the Board.  Mr. O’Meara’s retainer for service as Chairman of the Board was pro-rated through the date of his retirement.  Mr. Scudder does not receive compensation for serving as Chairman.

(3)

Mr. Vanderwoude was elected Lead Independent Director in November 2017 in connection with Mr. O’Meara’s retirement as and Mr. Scudder’s election to Chairman of the Board.  Mr. Vanderwoude’s retainer for service as Lead Independent Director commenced (on a pro-rated basis) upon his election to this position.

(4)

Our Enterprise Risk Committee was established in May 2017.  The Chair and committee retainers for members of the Enterprise Risk Committee commenced (on a pro-rated basis) upon establishment of the committee.

2018 Proxy Statement	41

Director Compensation

Each director’s annual cash retainer is paid in equal quarterly installments in arrears.  Payment of each retainer installment is contingent upon the director’s service during the preceding quarter.  We do not pay separate fees for attendance at Board or Board committee meetings.  We also reimburse our directors for their reasonable Board and committee attendance-related expenses.

Barbara A. Boigegrain, Phupinder S. Gill, Peter J. Henseler, Patrick J. McDonnell, Frank B. Modruson, Ellen A. Rudnick and Michael J. Small each received an award of 2,239 shares of fully-vested Common Stock for their 2017 service as the stock component of their director compensation.  Thomas L. Brown, John F. Chlebowski, Jr., who retired from the Board at our 2017 annual meeting of stockholders, Kathryn J. Hayley, Stephen C. Van Arsdell and J. Stephen Vanderwoude each elected to receive cash in lieu of shares of fully-vested Common Stock for 2017. All of our directors have satisfied our director stock ownership guidelines for directors, with the exception of two of our new directors who are still accumulating stock and one director who satisfied our stock ownership guidelines in 2017 but who elected to sell a portion of his shares in 2018 for purposes of asset diversification in contemplation of his retirement from the Board of Directors.  In light of his significant holdings of our Common Stock, Mr. O’Meara also has elected to receive cash in lieu of the stock component of his director compensation.

Deferred Compensation Plan for Non-Employee Directors

Our Deferred Compensation Plan allows non-employee directors to defer receipt of either 50% or 100% of their director fees and retainers.  Deferral elections are made in December of each year for amounts payable in the following year.  Amounts are deemed to be invested in separate investment accounts under the plan, with the various investment alternatives available under our Deferred Compensation Plan, including an investment account for shares of our Common Stock.

Directors are able to modify their investment elections at any time, subject to applicable stock trading blackout periods.  Deferred director fees and retainers are payable at the director’s election, either as a lump sum or in installments over a period not to exceed fifteen years.  Payments under the Deferred Compensation Plan begin at the date specified by the director or upon cessation of service as a director.

2017 Director Compensation Table

The following table and explanatory notes provide information regarding the cash and Common Stock awarded to each non-employee director during 2017.

					Change in
					Pension Value(3)
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash(1)	Awards(2)	Awards	Compensation(3)	Earnings	Compensation(4)	Total
Barbara A. Boigegrain	$60,000	$52,500	$—	$—	$—	$—	$112,500
Thomas L. Brown(5)	111,000	—	—	—	349	—	111,349
John F. Chlebowski, Jr.(6)	54,500	—	—	—	—	—	54,500
Br. James Gaffney(7)	—	—	—	—	—	—	—
Phupinder S. Gill(5)	59,500	52,500	—	—	7,392	—	119,392
Kathryn J. Hayley	108,000	—	—	—	—	—	108,000
Peter J. Henseler	52,500	52,500	—	—	11,385	—	116,385
Patrick J. McDonnell(5)	70,500	52,500	—	—	—	—	123,000
Frank B. Modruson(5)	58,500	52,500	—	—	—	—	111,000
Robert P. O’Meara(8)	288,342	—	—	—	180,803	13,625	482,770
Ellen A. Rudnick	52,500	52,500	—	—	—	—	105,000
Michael J. Small(5)	59,500	52,500	—	—	—	—	112,000
Stephen C. Van Arsdell	108,000	—	—	—	175	2,500	110,675
J. Stephen Vanderwoude(9)	120,693	—	—	—	7,541	—	128,234

(1)	Includes amounts deferred at the election of the directors pursuant to our Deferred Compensation Plan.

42	First Midwest Bancorp, Inc.

Director Compensation

(2)

Amounts represent the aggregate grant-date fair value of Common Stock awards granted under our Non-Employee Directors Stock Plan during the period, calculated in accordance with FASB Accounting Standards Codification Topic 718 (“ASC 718”).  Assumptions used in the calculation of these amounts are described in Note 17 to our audited financial statements included in our Form 10‑K.  The aggregate number of shares of Common Stock granted by the Company to each non-employee director during 2017 was 2,239 shares to each of Ms. Boigegrain, Mr. Gill, Mr. Henseler, Mr. McDonnell, Mr. Modruson, Ms. Rudnick and Mr. Small.

(3)	The Company does not maintain a non-equity incentive plan or pension plan for directors.
(4)

The amount for Mr. O’Meara includes payments made on his behalf under a Retirement and Consulting Agreement between the Company and Mr. O’Meara.  The amounts for Messrs. O’Meara and Van Arsdell also include $2,500 paid under our matching gift donation program to eligible educational institutions designated by each director.

(5)

We established our Enterprise Risk Committee in May 2017.  Included in the director fees earned or paid in cash for each of Messrs. Brown, Gill, McDonnell, Modruson, Small and Vanderwoude is a pro-rated amount of the additional annual fixed cash retainer for members of the Enterprise Risk Committee for the period commencing with establishment of the Committee.

(6)	Mr. Chlebowski retired from our Board at our 2017 annual meeting of stockholders and thus received pro-rated compensation for his 2017 Board service.
(7)	Br. James has elected not to receive any compensation for his service on the Board of Directors.
(8)

Included in Mr. O’Meara’s director compensation fees earned or paid in cash are director fees paid to him as a non-employee director of First Midwest Bank.  Mr. O’Meara retired as Chairman of the Board of the Company in November 2017.  Also included in the director fees earned or paid in cash for Mr. O’Meara is a pro-rated amount of the additional annual fixed cash retainer for the Board Chair for the period during which he served as Chairman.

(9)

Mr. Vanderwoude was elected Lead Independent Director in November 2017 in connection with Mr. O’Meara’s retirement as and Mr. Scudder’s election to Chairman of the Board.  Included in Mr. Vanderwoude’s director compensation fees earned or paid in cash is a pro-rated amount of the additional annual fixed cash retainer for the Lead Independent Director for the period during which he served in this capacity, as well as a pro-rated amount of the additional annual fixed cash retainer for the Enterprise Risk Committee Chair, in which position Mr. Vanderwoude has served since the Committee’s establishment in May 2017.

2018 Director Compensation

Consistent with the Compensation Committee’s annual review of our director compensation program, in late 2017, the Compensation Committee reviewed the amount of compensation paid to our directors.  In connection with its review of our director compensation program, the Compensation Committee held discussions with its independent compensation consultant and considered publicly available director compensation data from the companies in our peer group, as well as other information.

Upon the conclusion of this process, the Compensation Committee determined that director compensation for 2018 should be held consistent with 2017, and recommended this to our Board of Directors.  Our Board of Directors unanimously approved the Compensation Committee’s recommendation.

Director Stock Ownership Guidelines

We believe that each director should have a meaningful equity investment in our Company.  Our director stock ownership guidelines provide that directors are encouraged to own Common Stock equal in value to 3x the total annual base compensation for non-employee directors, or $315,000.  This amount is the equivalent of 6x the base annual cash retainer paid to our non-employee directors.  Directors are expected to acquire and maintain this share ownership threshold within five years of joining the Board of Directors.  All of our directors own a sufficient number of shares of Common Stock under our stock ownership guidelines, except for two of our newest directors who joined our Board in 2016 and 2017, respectively, and who are in the process of accumulating shares to comply with our stock ownership guidelines and one director who satisfied our stock ownership guidelines in 2017 but who elected to sell a portion of his shares in 2018 for purposes of asset diversification in contemplation of his retirement from the Board of Directors.  Br. James is exempt from our stock ownership guidelines because he does not accept any director compensation for serving on our Board.

2018 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes our executive compensation philosophy and program as established by our Compensation Committee.  Below is a roadmap to our Compensation Discussion and Analysis.

Executive Summary		PAGE
1	Pay-for-Performance 2017 Overview Our Successes in 2017 2017 CEO Pay Decisions and Program Updates Total Stockholder Return Stockholder Say-on-Pay Vote in 2017	45

Our Compensation Philosophy
2	Compensation Best Practices Compensation Procedures Peer Group	50

Performance
3	How We Measure Company Performance How We Measure Individual Performance Internal Pay Considerations	55

2017 Compensation Program
4	Components of Our Executive Compensation Program Base Salary Annual Cash Incentive Compensation Long-Term At-Risk Equity Compensation Other Benefits	57

Policies, Guidelines and Other Practices
5	Stock Ownership Guidelines Clawback, Anti-Pledging, Anti-Hedging and Other Policies Risk Assessment of Executive Compensation Program Tax Considerations Employment and Restrictive Covenant Agreements with Our Officers	67

44	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

1	Executive Summary

This Compensation Discussion and Analysis provides information and perspective regarding our 2017 executive compensation program and decisions for our executive officers generally and, more specifically, for our named executive officers identified below:

Name	Title
Michael L. Scudder	Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of First Midwest Bank
Mark G. Sander	Senior Executive Vice President and Chief Operating Officer of the Company and Vice Chairman, President and Chief Operating Officer of First Midwest Bank
Patrick S. Barrett*	Executive Vice President and Chief Financial Officer of the Company and First Midwest Bank
Paul F. Clemens*	Retired Executive Vice President and Chief Financial Officer of the Company and First Midwest Bank
Michael W. Jamieson	Executive Vice President and Director of Commercial Banking of First Midwest Bank
Thomas M. Prame	Executive Vice President and Director of Consumer Banking of First Midwest Bank

*Mr. Barrett began service as Executive Vice President and Chief Financial Officer of the Company and First Midwest Bank on January 5, 2017, upon Mr. Clemens’s retirement from these positions.  Mr. Clemens continued to serve the Company in non-executive and consulting positions through February 2018.

We seek to align the interests of our executives with the interests of our stockholders.  As such, we believe it is important to incent and reward our executives for corporate and individual performance, with a clear emphasis on corporate performance.  We maintain a pay-for-performance environment with an executive compensation program having both short-term and long-term performance-based awards, including a significant equity component, and compensation that is at-risk for our executives.

Our executive compensation program is designed to accomplish the following goals:

◆	Encourage the achievement of corporate financial objectives that create value for our stockholders.
◆	Align the interests of our executives with our stockholders.
◆	Attract and retain high-performing executives.

Our Compensation Committee also annually reviews the risks and rewards associated with each element of our executive compensation program to assure that the program does not encourage our executive officers to take excessive risks to enhance their compensation.

Our Compensation Discussion and Analysis contains references to certain financial information on an adjusted basis.  This information, as adjusted, excludes certain significant transactions, such as the effects of our acquisition and integration related costs and other non-recurring expenses, as well as a one-time downward revaluation in 2017 of our deferred tax assets resulting from the Tax Cuts and Jobs Act of 2017.  We believe that presenting certain financial information in this manner assists stockholders in assessing the Company’s underlying operational performance since these transactions do not pertain to our core business operations, and their exclusion facilitates better comparability between periods and enhances comparability for peer comparison purposes.  For a reconciliation of the GAAP and non-GAAP financial measures discussed in this Compensation Discussion and Analysis, which include earnings, earnings per share, return on assets and return on average tangible common equity, in each case adjusted to exclude certain significant transactions, see our Form 10‑K filed with the SEC on February 28, 2018.

2018 Proxy Statement	45

Compensation Discussion and Analysis

Pay-for-Performance

Consistent with our longstanding compensation practices, performance-based cash and equity awards in 2017 constituted a significant portion of the compensation package of our named executive officers.  In 2017, we increased our emphasis on performance-based compensation, with over 70% of the total direct compensation (base salary, annual cash incentive and long-term incentive) paid to our Chief Executive Officer and two-thirds of the total direct compensation paid to our Chief Operating Officer being at risk, through compensation that is either performance-based or tied to the value of our Common Stock.  This shift in the compensation mix towards a greater emphasis on performance-based awards, which are only fully realized if the short- and long-term goals of the Company are achieved, was made in recognition of the significant growth of the Company during 2016 and into 2017, as well as to have a greater portion of our Chief Executive Officer’s and Chief Operating Officer’s compensation tied to corporate performance.

Additionally, our short-term and long-term performance goals require the Company to achieve performance at or exceeding our Board-approved budget in order for our executives to receive target payout levels and are in furtherance of strategic and operating objectives that we believe will create long-term value for our stockholders.  Over the past three years, our annual cash incentive compensation program and performance shares program have paid out between 74.5% and 111.5% of target, demonstrating the rigor of our performance-based compensation programs.  Our performance goals are centered around our business and financial plans, and we believe do not encourage our executive officers to take undue risks or imprudent actions in order to achieve these goals.

2017 Overview

The year 2017 was a transformational one for our Company – a year evidencing execution on our multi-year strategy to build the highest quality team, diversify and grow our lending and fee-based businesses and add the scale necessary for the continued investment in our business while appropriately managing risk.  We ended 2017 with $14.1 billion in assets, a level 23% higher than at the end of 2016 and 74% higher than five years ago.  In 2017, we had record revenues of $635 million and record earnings, as adjusted, of $136.6 million, or $1.35 per share.  Although we had strong organic loan and noninterest income growth in 2017, we also grew significantly by acquisition as we completed our combination with Standard Bank and Trust Company, the largest merger transaction in the history of our Company, and our acquisition of Premier Asset Management, a registered investment advisor.  In addition, we successfully completed our first Dodd-Frank Act Stress Test submission in 2017.

Our growth over the last several years has allowed us to offset significant added regulatory and compliance costs associated with crossing $10 billion in assets (including approximately $6 million in lost interchange revenues related to the Durbin Amendment of the Dodd-Frank Act, which became effective in the second half of 2017), higher FDIC insurance premiums and reduced dividends received on Federal Reserve stock.  In addition, we have been consistent and disciplined with our desired M&A transaction metrics around our acquisition-related growth, including earnings accretion, tangible book value earnbacks and multiples of earnings and book value.

With our growth came acquisition-related expenses, which has resulted in us having incurred expenses that skew our financial results if included in earnings.  Because of this, we review our performance with these matters in mind in an effort to properly assess our performance on a standalone basis and relative to peers.  We expect to continue to grow, both organically and through acquisitions, and will evaluate our named executive officers based on their ability to continue to enhance stockholder value and to execute on our corporate strategies.

Our Successes in 2017

Our performance in 2017 reflected solid financial results.  Despite a continued low interest rate environment and an increasingly competitive banking landscape, we delivered strong core performance and sales success across our business lines.  We continue to maintain a philosophy focused on being our customers’ most trusted advisor and helping them achieve financial success through our long-standing commitment to delivering highly-personalized service.

46	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

The following are some of our successes achieved in 2017:

◆	Total Asset Growth. Increased total assets to $14.1 billion, up 23% from December 31, 2016 and up 45% from December 31, 2015.
◆

Increased Earnings Per Share, as Adjusted.  Reported 2017 earnings per share, as adjusted, of $1.35, an increase of 11% over 2016.  Actual earnings per share for 2017 was $0.96, compared to $1.14 for 2016, due in large part to the downward revaluation of our deferred tax assets resulting from federal income tax reform that occurred at the end of last year.

◆	Improved Return on Assets, as Adjusted. Improved return on average assets, as adjusted, to 0.98%, up from 0.90% for 2016.
◆	Increased Return on Tangible Common Equity, as Adjusted. Increased adjusted return on average tangible common equity, as adjusted, in 2017 to 13.1%, an increase of 14% over 2016.
◆	Delivered Long-Term Total Stockholder Return (TSR). Achieved TSR of 109% for the five-year period ended December 31, 2017, as compared to 107% for our peer group.
◆	Greater Efficiency. Improved our efficiency ratio to 59.7% at December 31, 2017 from 62.6% at the end of 2016.
◆

Deposit Growth.  Grew total deposits to $11.1 billion at December 31, 2017, an increase of 25% from the end of 2016.  Core deposits remained consistent at 85% even with this significant year-over-year growth.

◆	Loan Growth. Increased total loans to $10.4 billion at the close of 2017, an increase of 26% from December 31, 2016, including organic loan growth away from M&A activity of approximately 7%.
◆

Strong Capital Ratios.  In 2017, maintained regulatory capital ratios significantly above the minimum to be considered a “well-capitalized” institution as defined by the Federal Reserve.  The Company’s Common Equity Tier 1 to risk-weighted assets grew to 9.68% at the end of 2017, an increase of 29 basis points from December 31, 2016.  First Midwest Bank’s Tier 1 capital to average assets increased 34 basis points to 9.10% at December 31, 2017 as compared to the end of 2016.

◆

Solid Asset Quality.  Continued strong asset quality in 2017, with total non-performing loans to total loans decreasing 10 basis points, and with net charge-offs to average loans of 0.21% as compared to 0.24% in 2016.

◆	Revenue Growth. Grew net interest income and tax-equivalent net interest margin in 2017 to $472 million and 3.87%, up 35% and 27 basis points, respectively, compared to 2016.
◆

Growth of Wealth Management Business.  Significantly grew our market-leading wealth management platform in 2017, with assets under management growing to nearly $11 billion, an increase of 24%, and with wealth management fees up 25%, from December 31, 2016.

◆	Growth of Fee-Based Revenues. Continued to diversify our revenues through organic growth of fee-based revenue of 7% in 2017 as compared to 2016, or 11% excluding the impact of the Durbin Amendment.
◆

Completed M&A Transactions.  Completed our acquisitions of Standard Bank and Trust Company ($2.6 billion in assets), the largest acquisition in our history, and Premier Asset Management ($550 million of trust assets under management), both in the first quarter of 2017.  Successfully integrated both transactions, with exceptionally high retention rates for customers and employees.

2018 Proxy Statement	47

Compensation Discussion and Analysis

◆

Dividend Growth and Stability.  Paid our 140th consecutive quarterly cash dividend in the fourth quarter of 2017.  With continued confidence in our Company and our business strategy, as well as our commitment to returning value to our stockholders, our Board of Directors increased our cash dividend 10% in February 2018.

◆

Continued Investment in Leadership.  Continued to add key leadership in 2017, both to our Board of Directors and executive and senior management, providing new experience and perspective as we operate a larger, more diverse business.

◆

Investment in our Communities.  Made a $2 million special contribution to the First Midwest Charitable Foundation in 2017, in addition to our customary annual financial support to many nonprofit organizations.  Our colleagues also provided thousands of volunteer hours in the communities that we serve.  We discuss this further in the Community Engagement section under Corporate Governance at First Midwest.

2017 CEO Pay Decisions and Program Updates

The Company experienced a transformational year in 2017.  In addition to closing the acquisitions of Standard Bank and Trust Company and Premier Asset Management, we operated in a heightened regulatory environment, having crossed $10 billion in assets in 2016.  In recognition of our growth, our Compensation Committee approved an updated peer group for 2017, consisting of like organizations operating in a similar environment, and approved the following changes to the target compensation for our Chief Executive Officer in the first quarter of 2017:

◆	An increase to base salary of 2.7%.
◆	An increase to the target opportunity for the 2017 annual cash incentive award from 60% to 75% of base salary.
◆	An increase to the target opportunity for the 2017 performance share award from 65% to 100% of base salary.
◆	No change to the target opportunity for the 2017 restricted stock award, which remains at 50% of base salary.

These actions positioned CEO target total direct compensation (base salary, annual cash incentive and long-term incentive) between our peer group’s 25th percentile and the median.  Additionally, a greater portion of target total direct compensation for our Chief Executive Officer is in the form of variable and performance-based compensation – approximately 71%, compared to 66% in 2016.

The amount included in the 2017 Summary Compensation Table for the payout under the 2017 annual cash incentive program is based on the Company’s performance in 2017 relative to the pre-established performance goals for net income, as adjusted, asset quality and execution of strategic initiatives.  Based on the Company’s performance in 2017 relative to these goals, our Chief Executive Officer’s actual annual cash incentive award payout was 98% of target.

The amount reflected in the 2017 Summary Compensation Table for performance share (2017-2019 performance period) and restricted stock awards in 2017 reflects grant date fair values for these equity awards and constitutes realizable compensation, which may or may not be realized in the future, depending on the Company’s performance relative to the pre-established performance goals for relative total stockholder return and return on average tangible common equity, as adjusted, and the price of our Common Stock.  The performance shares earned by our Chief Executive Officer for the 2015-2017 performance period were at 96.8% of target relative to the pre-established performance goals for this award.

48	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

In addition, our Chief Executive Officer and Chief Operating Officer volunteered, and the Compensation Committee approved, that their 2017 annual cash incentive awards would be based entirely on Company performance and not on individual performance.  The Compensation Committee believes this change is appropriate because the individual performance of our CEO and COO is already closely aligned with the overall performance of the Company and because it drives even greater focus on maximizing the Company’s financial performance.  Individual performance will no longer be considered for the restricted stock award for our Chief Executive Officer and will continue to be used to modify (upward or downward) the restricted stock award for our Chief Operating Officer.

Additionally, based on a recommendation from our Chief Executive Officer and our Chief Operating Officer, our Compensation Committee increased the stock ownership guidelines from 3x to 5x base salary for our CEO and from 2x to 3x base salary for our COO, effective for 2017.

Total Stockholder Return

In addition to our 2017 achievements noted above, we created long-term stockholder value over the last five years (Our one-year TSR for 2017 follows TSR for 2016 of almost 40%).  Below is our one-, three- and five-year total stockholder return as compared to our 2017 peer group and the NASDAQ Bank Index (the Company is included in this index):

2018 Proxy Statement	49

Compensation Discussion and Analysis

Stockholder Say-on-Pay Vote in 2017

Our Compensation Committee reviews the annual advisory vote by our stockholders on executive compensation when designing our executive compensation program and setting executive compensation levels.  With respect to compensation decisions in 2017 (and in 2018), the Compensation Committee considered the say-on-pay approval of over 94% of the votes cast at our 2017 annual meeting of stockholders.

Although the Compensation Committee believes these vote results confirm that our stockholders are in agreement with our approach to executive compensation, the Compensation Committee annually evaluates our compensation program and our compensation disclosure practices in an effort to confirm that our pay and performance are linked and that our compensation practices are clearly disclosed.

Our Compensation Committee intends to consider the vote results from this year, and future advisory votes, when determining the design and amounts provided under our executive compensation program.

2	Our Compensation Philosophy

Our Compensation Committee, with input from our independent compensation consultant and management, has designed a compensation program that promotes a pay-for-performance environment intended to create stockholder value as well as encourage and reward the Company’s short-term and long-term financial success and the achievement of performance goals established by the Compensation Committee at the beginning of each performance period.  As such, a significant portion of the compensation of our executive officers (including our named executive officers) is at-risk compensation, with the amount of compensation that can be earned tied to the attainment of pre-determined performance goals and the long-term value of our Common Stock.  The Committee selects performance goals that it believes are correlated to the creation of stockholder value and that are of sufficient rigor.

50	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

Our Compensation Committee also believes that our compensation program must be market-competitive to attract and retain skilled and motivated executives who can successfully grow and manage our business in an increasingly competitive and regulated environment.  Adherence to this philosophy forms the overall premise of our executive compensation program and is based on the compensation principles set forth below.

2018 Proxy Statement	51

Compensation Discussion and Analysis

Compensation Best Practices

The Compensation Committee considers various compensation and corporate governance best practices when making executive compensation decisions, including the following:

WHAT WE DO

√

Double Trigger Vesting of Equity Awards Upon a Change-in-Control
For awards in 2016 and going forward.  Requires both a change-in-control of the Company and an involuntary termination of the employee or a material reduction in job responsibilities.

√	Double Trigger for Severance Upon a Change-in-Control Requires both a change-in-control of the Company and an involuntary termination of the employee.

√	Capped Incentive Payouts Payouts under our annual cash incentive compensation and performance-based equity compensation programs are capped at 175% and 200% of target, respectively.

√

Clawback of Compensation
Employment agreements with our executive officers allow us to recover cash bonuses and other incentive compensation under certain circumstances.  The First Midwest Bancorp. Inc. 2018 Stock and Incentive Plan submitted for stockholder approval at the Annual Meeting also includes clawback provisions.

√	Anti-Pledging and Anti-Hedging Policy Prohibits our executive officers and all other employees from pledging, hedging or selling short shares of our Common Stock.

√	Stock Ownership Guidelines Robust stock ownership guidelines for our executive officers further align their interests with our stockholders’ interests.

√

Independent Compensation Consultant
Our Compensation Committee regularly obtains advice from an independent compensation consultant on our executive compensation program and other executive compensation matters.

√

Minimum Vesting Periods
Our equity awards have a period of not less than three years for full vesting to occur, with our performance shares having three-year performance periods and, if earned, two-year full vesting periods, subject to certain limited exceptions.

√	Compensation Risk Assessment Our Compensation Committee conducts an annual risk assessment of our executive compensation program.

√	Protective Covenants Our executive officers must comply with confidentiality and non-solicitation covenants as a condition to receiving equity and short-term cash incentive awards.

WHAT WE DON’T DO

x	No Excise Tax Gross-ups We do not pay our executives a tax gross-up in the event they incur an excise tax from severance benefits paid following a change-in-control.

x	No Dividends Paid on Equity Awards Prior to Vesting We do not pay dividends on performance shares or restricted stock awards before they are earned and vested.

x	No Share Recycling Neither our Omnibus Stock and Incentive Plan, nor the 2018 Stock and Incentive Plan submitted for stockholder approval at the Annual Meeting, permit recycling of shares.

x

No Stock Option Repricing
Both our Omnibus Stock and Incentive Plan and the 2018 Stock and Incentive Plan prohibit repricing of stock options and stock appreciation rights, as well as cash buyouts or exchanges of underwater stock options, without stockholder approval.

x	No Excessive Perquisites Perquisites represent an immaterial portion of our executive compensation.

52	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

Compensation Procedures

Set forth below are the compensation procedures followed each year by the Compensation Committee, our compensation consultant and management.

  Subject to approval of our Board of Directors, the Compensation Committee reviews and approves the principal elements and amounts of compensation paid to our Chief Executive Officer, Chief Operating Officer and other executive officers.

  Our Compensation Committee reviews the Chief Executive Officer’s performance and considers the recommendations of the Chief Executive Officer when determining compensation for our Chief Operating Officer and other executive officers other than himself.

  Our Compensation Committee considers information provided by its compensation consultant and management and obtained from publicly available information about the companies in our peer group.

  Our Chief Executive Officer and Chief Operating Officer review the performance of their respective direct reports and each determine the individual performance ratings of these executives for the year.

  Individual performance ratings impact the amount of annual cash incentive compensation earned by, and the restricted stock awards granted to, our executive officers other than our Chief Executive Officer and Chief Operating Officer, whose performance is based solely on the Company’s performance.

  CAP assists our Compensation Committee with executive compensation program design, ongoing review of our executive compensation program and the amounts and mix of cash, equity and incentive compensation to be paid to our executive officers.

  CAP also provides analysis of the compensation practices of companies in our peer group and in our market area, assessment of the market competitiveness of our executive compensation program, say-on-pay analysis and peer group composition.

  CAP participates in Compensation Committee meetings on request, regularly provides input for Committee meetings and attended [__] meeting[s] in 2017.  Members of our Compensation Committee also consult with CAP outside of Committee meetings.

  Our Compensation Committee assesses CAP’s independence each year and concluded that CAP is independent under applicable rules of the NASDAQ Stock Market.

◆   Our Compensation Committee reviews and approves our compensation philosophy.

◆   Our Compensation Committee considers information provided by its independent compensation consultant, Compensation Advisory Partners LLC (“CAP”), and management, as well as obtained from publicly available information about the companies in our peer group.

◆   Subject to approval of our Board of Directors, the Compensation Committee reviews and approves the principal elements and amounts of compensation paid to our Chief Executive Officer, Chief Operating Officer and other executive officers.

◆   Our Compensation Committee reviews the Chief Executive Officer’s performance and considers the recommendations of the Chief Executive Officer when determining compensation for our Chief Operating Officer and other executive officers other than himself.

◆   Our Compensation Committee assesses CAP’s independence each year and concluded that CAP is independent under applicable rules of the NASDAQ Stock Market.

◆   Our Compensation Committee retained CAP to serve as its independent compensation consultant for 2017.  CAP reports directly to the Compensation Committee.

◆   CAP assists our Compensation Committee with executive compensation program design, ongoing review of our executive compensation program and the amounts and mix of cash, equity and incentive compensation to be paid to our executive officers.

◆   CAP also provides analysis of the compensation practices of companies in our peer group and in our market area, assessment of the market competitiveness of our executive compensation program, say-on-pay analysis and peer group composition recommendations.

◆   CAP participates in Compensation Committee meetings on request, regularly provides input for Committee meetings and attended three meetings in 2017.  Members of our Compensation Committee also consult with CAP outside of Committee meetings.

◆   Our Chief Executive Officer makes recommendations to the Compensation Committee with respect to base salaries for our Chief Operating Officer and other executive officers.

◆   Our Chief Executive Officer and Chief Operating Officer review the performance of their respective direct reports and each determines the individual performance ratings of these executives for the year.

◆   Individual performance ratings impact the amount of annual cash incentive compensation earned by our executive officers other than our Chief Executive Officer and Chief Operating Officer, whose performance is based solely on the Company’s performance.  Individual performance ratings also impact the restricted stock awards granted to our executive officers other than our CEO.

2018 Proxy Statement	53

Compensation Discussion and Analysis

Peer Group

Our Compensation Committee reviews publicly-available information about a group of regional bank holding companies whose size, business lines or geographical markets are generally similar to ours and with whom we may compete for executive talent. The Committee also took into account our current size and the implications of our crossing $10 billion in total assets.  We refer to these institutions as our peer group.

Our Compensation Committee uses peer information as a reference point when evaluating the elements and amounts of the compensation paid to our Chief Executive Officer and our other named executive officers.  The Committee does not establish the compensation of our named executive officers using direct comparisons to our peer group, but instead uses peer group data as a competitive market check on named executive officer compensation.  Peer group data is one of several factors used by the Compensation Committee when setting the compensation of our Chief Executive Officer and other named executive officers.

Our peer group is developed with input from our independent compensation consultant and management, and is approved annually by the Compensation Committee.  The peer group may be changed from year-to-year if a company in the peer group has been acquired or if a peer company’s size or other factors have changed such that the Compensation Committee believes that a particular company no longer continues to be representative of the peer group or the Company.  For 2017, our peer group consisted of the following 18 companies:

Name of Institution	Asset Size as of 12/31/2016 (Dollars in Billions)
Great Western Bancorp, Inc. (Sioux Falls, SD)	11.4
Trustmark Corporation (Jackson, MS)	13.4
Sterling Bancorp (Montebello, NY)	14.2
United Bankshares, Inc. (Charleston, WV)	14.5
BancorpSouth Bank (Tupelo, MS)	14.7
Old National Bancorp (Evansville, IN)	14.9
Western Alliance Bancorp (Phoenix, AZ)	17.2
Chemical Financial Corporation (Midland, MI)	17.4
Fulton Financial Corporation (Lancaster, PA)	18.9
Peer Group Median	19.1
MB Financial, Inc. (Chicago, IL)	19.3
UMB Financial Corporation (Kansas City, MO)	20.7
TCF Financial Corporation (Wayzata, MN)	21.4
IBERIABANK Corporation (Lafayette, LA)	21.7
Texas Capital Bancshares, Inc. (Dallas, TX)	21.7
F.N.B. Corporation (Pittsburgh, PA)	21.8
Valley National Bancorp (Wayne, NJ)	22.9
Hancock Holding Company (Gulfport, MS)	24.0
Wintrust Financial Corporation (Rosemont, IL)	25.7
First Midwest Bancorp, Inc.*	14.1

*Reflects total assets of the Company of $11.4 billion plus total assets of Standard Bancshares, Inc. of $2.6 billion, as of December 31, 2016.  We completed our acquisition of Standard on January 6, 2017.

54	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

3	Performance

How We Measure Company Performance

At the beginning of the year, management recommends to our Compensation Committee, and the Committee approves and recommends to our Board of Directors for approval, corporate-wide financial performance goals against which actual performance of the Company is measured for our annual cash incentive compensation program and our performance share awards.

The dominant metric for our annual cash incentive program has historically been an earnings-based performance measure.  In 2017, net income, as adjusted, was weighted at 75% of the short-term cash incentive award opportunity, with asset quality (level of non-performing assets and classified loans) weighted at 10% and execution on strategic initiatives weighted at 15%.  Payouts of short-term incentive compensation are made only if threshold financial performance is attained and are based on the degree to which the corporate performance goals are achieved.  This amount may be increased for individual executive officers (other than our Chief Executive Officer and Chief Operating Officer) based on their individual performance ratings.

For our 2018 annual cash incentive program, the Compensation Committee determined to use net income, as adjusted, and asset quality as the performance metrics.

For the performance share component of our executive compensation program in 2017 (2017‑2019 performance period), our Compensation Committee selected, and our Board of Directors approved, an external metric (relative total stockholder return) and an internal metric (return on average tangible common equity, as adjusted) and weighted these metrics equally.  With regard to the external metric, the Company’s total stockholder return during a three-year performance period will be compared to total stockholder returns of our peer group for the same period.  With respect to the internal metric, the Company’s return on average tangible common equity, as adjusted, for a three-year performance period will be measured against predetermined return on average tangible common equity goals for each year of the performance period.  Performance shares may be earned based on the level that the metrics are achieved and, if earned, the shares will vest in full following an additional two-year vesting period, assuming continued employment of the executive with the Company.

For our 2018 performance share awards (2018‑2020 performance period), the Compensation Committee again determined to use relative total stockholder return and return on average tangible common equity, as adjusted, weighted equally at 50% each, as the performance metrics.  Based upon market prevalence and a recommendation from our independent compensation consultant, the Compensation Committee also updated the vesting requirements for performance shares beginning with the 2018 awards, such that awards earned will vest in full on the March 15th following the Committee’s certification of the Company’s performance relative to the performance goals after the end of the three-year performance period.  As explained above, for performance share awards granted in 2017 and earlier years, the earned awards will vest in full after an additional two-year period following the completion of the three-year performance period.

The Compensation Committee must certify the level of achievement of the performance goals for both the annual cash incentive compensation program and the performance share awards before awards may be earned.  Over the past three years, our annual cash incentive compensation program and performance shares program have paid out between 74.5% and 111.5% of target, demonstrating the rigor of our performance-based compensation programs.

2018 Proxy Statement	55

Compensation Discussion and Analysis

How We Measure Individual Performance

In 2017, a portion of the annual cash incentive compensation awards that could be earned by our named executive officers, other than our Chief Executive Officer and Chief Operating Officer, was tied to each officer’s individual performance rating for the year and a percentage of base salary.  The annual cash incentive compensation awards for our Chief Executive Officer and Chief Operating Officer are based entirely on Company performance.  The number of shares of restricted stock awarded to our named executive officers was based on the officer’s individual performance rating and a percentage of his or her base salary.  Beginning in 2018, individual performance will no longer be considered for the restricted stock award for our Chief Executive Officer.

The determination of a named executive officer’s individual performance rating is based on a review of actions taken or results achieved by the executive and how these actions and results impacted overall corporate performance and achievement of the corporate financial goals under our annual cash incentive compensation and performance share programs.  A subjective assessment of an executive officer’s leadership and other contributions to the Company also may be factored into his or her individual performance rating.  Our Chief Executive Officer and our Chief Operating Officer annually review the performance of their respective direct reports, and our CEO and COO each determine the individual performance ratings of these executives for a particular year.

Internal Pay Considerations

Our Compensation Committee believes that our executive compensation programs must be internally consistent and equitable in order for the Company to be able to attract and retain the executive officers necessary to achieve our business and financial objectives and to create a cohesive team atmosphere within the Company.  As such, the Committee reviews total compensation and various elements of compensation paid to our Chief Executive Officer in relation to our Chief Operating Officer and to our other named executive officers as a group, as well as the compensation of our CEO as compared to the executive officers at the companies in our peer group.  The Committee uses this information as another point of reference in its compensation decisions.

56	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

4	2017 Compensation Program

The Compensation Committee approves, subject to approval by our full Board of Directors, the compensation of our Chief Executive Officer and other named executive officers each year.  In determining the compensation of our named executive officers other than our Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer.  Compensation is determined based on a consideration of overall corporate financial performance relative to financial objectives (with emphasis on the performance metrics used for our annual cash incentive compensation program and our performance share awards) and each named executive officer’s individual performance, market factors and our views regarding a named executive officer’s scope of job responsibilities, demonstrated leadership abilities and management experience and effectiveness.

Components of Our Executive Compensation Program

Base Salary
1
Performance-Based
Annual Cash Incentive
Compensation
2
Restricted Stock
4
3
Performance Shares

2018 Proxy Statement	57

Compensation Discussion and Analysis

When setting the total compensation opportunity for our named executive officers, our Compensation Committee uses data available from various sources, including peer group information, publicly available data and advice from our compensation consultant.  We also consider other relevant factors, such as Company and individual performance, internal equity and our compensation philosophy.

In 2017, the percentages of each element of total direct compensation paid to our Chief Executive Officer and Chief Operating Officer were as follows:

71%
At-Risk
Chief Executive Officer
Base Salary
Annual Cash Incentive
Performance Shares
Restricted Stock
Base Salary 29%
Annual Cash Incentive 22%
Performance Shares 30%
Restricted Stock 19%

66%
At-Risk
Chief Operating Officer
Base Salary
Annual Cash Incentive
Performance Shares
Restricted Stock
Base Salary 34%
Annual Cash Incentive 22%
Performance Shares 21%
Restricted Stock 23%

Base Salary

We pay our named executive officers a base salary as part of a competitive compensation package.  Base salary is not directly subject to the achievement of any corporate or individual performance goals.  In setting base salary levels, we consider a range of data, including the median base salary paid for positions of similar responsibility at the companies in our peer group as well as the executive’s performance and level of responsibility.

Annually, our Chief Executive Officer recommends to the Compensation Committee changes in base salaries for our named executive officers, other than himself.  Chief Executive Officer pay is set directly by the Compensation Committee, and the base salaries of all named executive officers, including the Chief Executive Officer, are approved by our Compensation Committee and our Board of Directors.

Annual Cash Incentive Compensation

Our annual cash incentive compensation program is a performance-based program with one-year pre-established performance goals and is our vehicle for awarding annual cash bonuses to our named executive officers and other eligible employees.  Executives may earn an incentive cash bonus only upon the achievement of corporate financial goals approved by the Compensation Committee and the Board of Directors.  The goals are approved at the beginning of the fiscal year based on the Company’s Board-approved budget for the year.  The amount of the bonus is determined based on the level of achievement that the Company attains with respect to these corporate financial goals and a percentage of the executive’s base salary, as adjusted upward or downward depending upon the executive’s individual performance rating for the year, other than for our Chief Executive Officer and Chief Operating Officer, whose bonus is based entirely on Company performance.  The annual cash incentive element of

58	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

our compensation program encourages our named executive officers to attain corporate financial performance goals that the Compensation Committee believes are consistent with the strategies established for the Company.

Cash bonus opportunities under our annual cash incentive compensation program are awarded under our stockholder-approved Omnibus Stock and Incentive Plan.  Threshold performance for at least one of the corporate performance goals must be achieved in order for cash bonuses to be earned and paid.

◆

Company Performance. Annually, the Compensation Committee selects the corporate financial performance goals for the fiscal year and the weighting for the goals selected.  Awards for our named executive officers and our other executive officers are weighted more toward Company financial performance than individual performance.

◆

Individual Performance. Individual performance is based on the achievement of objectives that were established for our named executive officers at the beginning of the year and that contribute to the strategic, operational or financial performance of the Company.  An annual evaluation of each named executive officer’s performance results in an individual performance rating for the officer for the year.  However, with respect to our Chief Executive Officer and our Chief Operating Officer, their annual cash incentive award is based entirely on Company performance.

Base Salary ($)	x	Target Annual Cash Incentive Opportunity (% of Salary)	x	Company Performance (weighted)	+	Individual Performance (weighted)	=	Annual Cash Incentive Award ($)

The allocation between Company performance and individual performance, and the target award expressed as a percentage of base salary, for our named executive officers in 2017 were as follows:

	Target Bonus Opportunity	Performance Weighting
	(Expressed as a	Company	Individual
Named Executive Officer	Percentage of Base Salary)	Performance	Performance
Michael L. Scudder	75%	100%	—%
Mark G. Sander	65%	100%	—%
Patrick S. Barrett	50%	75%	25%
Paul F. Clemens	40%	70%	30%
Michael W. Jamieson	40%	70%	30%
Thomas M. Prame	40%	70%	30%

2018 Proxy Statement	59

Compensation Discussion and Analysis

For 2017, the Compensation Committee selected three corporate performance metrics for our annual cash incentive compensation program, as follows:

Metric	Weight	Description	Purpose
Net Income, as Adjusted	75%

Net income excluding non-recurring items, such as gains or losses on securities, acquisition and integration related expenses and costs associated with other significant transactions approved by the Compensation Committee, such as the impact from the Tax Cuts and Jobs Act of 2017

Encourage executive management to continue to focus on our operating performance; this metric also is frequently used to assess short-term corporate performance by stockholders and the investment community

Asset Quality	10%	Non-performing assets and classified loans, excluding accruing troubled debt restructurings	Reflect the importance and continued emphasis on maintaining a high quality credit portfolio
Execution on Certain Strategic Initiatives	15%	Integration activities related to our recent acquisition transactions, key systems implementation and completion of our first DFAST reporting cycle	Emphasize the importance of these strategic initiatives to the operations of our Company, particularly given our recent significant growth

The Compensation Committee utilized annual cash incentive compensation in 2017 in furtherance of the following strategic priorities:

◆	Emphasize core profitability of the Company.
◆	Continue to profitably increase our loans and diversify our loan portfolio.
◆	Grow deposits, and maintain our strong core deposit base and low cost of funds.
◆	Continue to diversify our revenues by increasing fee-based revenues.
◆	Balance investment in our business against risk.
◆	Continued emphasis on our strong credit quality.
◆	Control expenses while funding strategic initiatives, such as additional investment in digital delivery channels.

60	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

The range of performance and possible payout (as a percentage of base salary) for each metric were as follows:

	Performance Range
Metric	Threshold		Target		Maximum
Net Income, as Adjusted	$122.0	million	$143.0	million		$161.0	million
Payout (% of Target)	50%		100%			175%

Asset Quality	$700 - 780	million	$540 - 620	million	$	< 480	million
Payout (% of Target)	50%		100%			150%

Execution of Strategic Initiatives	performance as determined by the Compensation Committee
Payout (% of Target)	0%		100%			100%

The calculation of the payouts for 2017 allocated to Company performance under our annual cash incentive program for all participants, including our named executive officers, was determined as follows:

	2017 Actual		Payout as a		Weighted Payout
Performance Goal	Performance		Percentage of Target	Weighting	Percentage
Net Income, as Adjusted	$137.0	million	90.0%	75%	68.0%
Asset Quality	$353.0	million	150.0%	10%	15.0%
Execution of Strategic Initiatives	all initiatives completed successfully		100.0%	15%	15.0%
Total Percentage Earned					98.0%

The Company achieved 90% of target with respect to the net income, as adjusted, performance goal, based on earning 96% of a rigorous net income target for 2017.  The Company achieved maximum performance with respect to the asset quality goal, and all strategic initiatives were completed successfully, representing target performance.

Based on the Company’s performance and, for those named executive officers other than our CEO and COO, the individual performance rating of each named executive officer, the Compensation Committee approved the following cash bonus awards under our annual cash incentive compensation program for 2017:

*The award for Mr. Clemens reflects a pro-rated payout based on the date of his retirement as an employee of the Company.  Mr. Clemens retired as Executive Vice President and Chief Financial Officer of the Company and First Midwest Bank on January 5, 2017 and continued to serve the Company in non-executive and consulting positions through February 2018.

2018 Proxy Statement	61

Compensation Discussion and Analysis

For 2018, the Compensation Committee determined to use net income, as adjusted, and asset quality as the performance metrics for our annual cash incentive compensation program.

Long-Term At-Risk Equity Compensation

Our Compensation Committee believes that a significant portion of each named executive officer’s compensation should consist of at-risk equity awards in the form of performance shares and restricted stock.  The value of these at-risk equity awards is based on the Company’s achievement of financial objectives or increases in the Company’s total stockholder return (increase of stock price, plus dividends).  As such, we further align the interests of our executive management with our stockholders, link pay with performance and enhance the retention of our senior officers.  These awards incent forward-looking and sustained corporate performance together with balanced risk-taking.  Long-term equity awards are made under our Omnibus Stock and Incentive Plan approved by our stockholders.

Performance-Based Equity Compensation. In 2017, our named executive officers were awarded performance shares that may be earned based on the Company’s level of performance over a three-year period.  If the performance goals are achieved, the performance shares would be earned.  Once earned, one-third of the performance shares vest on the March 15th immediately following the end of the performance period, one-third vest the following March 15th and the remaining one-third vest on the second March 15th, assuming continued employment with the Company during the performance period and the subsequent two-year vesting period.  As discussed above, based upon market prevalence and a recommendation from our independent compensation consultant, the Compensation Committee updated the vesting requirements for performance shares beginning with the 2018 awards, such that earned awards will vest in full on the March 15th following the Committee’s certification of the Company’s achievement of the performance goals after the end of the three-year performance cycle.  We believe our stock ownership guidelines are significant and reinforce our desire for executives to retain a meaningful portion of equity.  We accrue cash dividends that otherwise would be paid on the performance shares, but the accrued, unpaid dividends are not paid to the named executive officer unless the underlying performance shares are earned and subsequently vest.

The number of performance shares granted is based upon a percentage of the base salary of each officer eligible to receive performance shares, with the percentage based on the officer’s level of responsibility at the Company.  The determination of the number of performance shares earned for each participant is based solely upon the Company achieving certain corporate financial performance goals approved by the Compensation Committee and the Board of Directors without reference to individual performance ratings.

Base Salary ($)	x	Target Performance Share Award Opportunity (% of Salary)	x	Relative Total Stockholder Return (weighted 50%)	+	Return on Average Tangible Common Equity, as Adjusted (weighted 50%)	=	Earned Performance Shares (#)

Based upon a review of peer practices and input from management and the Compensation Committee’s independent compensation consultant, our Compensation Committee selected both external and internal performance metrics for our 2017 performance share program (2017-2019 performance period), with each metric weighted at 50% of the total award opportunity.  For the external metric, the Compensation Committee selected total stockholder return relative to the Company’s peer group.  For the internal metric, the Compensation Committee chose return on average tangible common equity, as adjusted, of the Company relative to the Board-approved budget.

Our Compensation Committee selected these metrics to encourage our named executive officers to pursue corporate strategies that will enhance long-term stockholder value and build the value of our Common Stock while

62	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

at the same time deploying our capital prudently.  The Compensation Committee also believed that comparing our total stockholder return to an external metric would reward superior company performance relative to our peer group.  These awards are designed to encourage executives to increase the value of our Common Stock within acceptable risk tolerances, with the value of the awards increasing as the value of our stock increases.

For purposes of the external metric, the total stockholder return of the Company and the peer group is calculated for a three-year performance period.  Performance shares are earned based on the total stockholder return of the Company, ranked against the TSR of the companies within our peer group.  Total stockholder return is defined as the price appreciation on our Common Stock and the common stock of each company in the peer group during the relevant three-year performance period, plus dividends and distributions made or declared (assuming the dividends or distributions are reinvested in our Common Stock and each peer group company’s common stock during that period), expressed as a percentage return.

For the internal metric, the Company’s return on average tangible common equity, as adjusted, for the three-year period is calculated and compared to predetermined return on average tangible common equity goals for each year of the performance period.  The goals for each year are based on the Company’s Board-approved budget and are established and approved by the Compensation Committee at the beginning of each year.  The target goal for return on average tangible common equity, as adjusted, was set at 13.20% for 2017, up from 11.18% for 2016. For 2017, we achieved actual return on average tangible common equity, as adjusted, of 12.54% as compared to 11.56% for 2016.

Our Compensation Committee awarded performance shares in 2017 in furtherance of the following strategic objectives:

◆	Emphasize the Company’s long-term strategies and growth objectives.
◆	Encourage achievement of business goals that will enhance the long-term value of our Common Stock and increase the value of our Common Stock.
◆	Create a long-term focus based on sustainable results.
◆	Link pay with corporate performance.
◆	Provide additional stock ownership opportunities for our named executive officers, which further align the interests of our named executive officers with those of our stockholders.
◆	Foster retention of our named executive officers and avoid management turnover.

2018 Proxy Statement	63

Compensation Discussion and Analysis

In February 2017, our Compensation Committee granted performance share award opportunities to our named executive officers as follows:

		Number of Performance
	Target Performance Share	Shares Awarded for	Grant Date Fair Value of
	Award Opportunity	2017‑2019 Performance	Performance Share Award
	(Expressed as a Percentage	Period (Based on Target	Opportunity (Based on
Named Executive Officer	of Base Salary)	Award Level)	Target Award Level)
Michael L. Scudder	100%	34,423	$882,992
Mark G. Sander	60%	15,916	408,723
Patrick S. Barrett*	40%	23,149	594,465
Paul F. Clemens	30%	4,802	123,315
Michael W. Jamieson	20%	5,333	136,951
Thomas M. Prame	20%	4,242	108,935

*Mr. Barrett’s 2017 performance share award includes 8,404 performance shares granted as part of the Company’s regular annual performance cycle and an additional 14,475 performance shares granted as a one-time make-whole performance award in connection with his recruitment to the Company as our Chief Financial Officer.

Conclusion of 2015-2017 Performance Period. In 2015, our named executive officers (other than Messrs. Barrett and Jamieson, who had not yet joined the Company) were awarded performance shares subject to a three-year performance period that concluded on December 31, 2017.  Earned awards are subject to vesting one-third on each of March 15, 2018, 2019 and 2020.  As with the performance shares awarded in February 2017, the performance metrics applicable to the performance shares awarded in 2015 were total stockholder return relative to the Company’s peer group and the Company’s return on average tangible common equity, as adjusted, relative to budget, each weighted 50%.  The range of performance and possible payout for each metric were as follows:

	Relative Total Stockholder Return
	Threshold	Target	Maximum
Percentile	25th	50th	90th
Payout (% of Target)	25%	100%	200%

	Return on Average Tangible Common Equity, as Adjusted
	Year	Threshold	Target	Maximum
RATCE, as Adjusted	2015	10.40%	11.56%	12.14%
	2016	10.06%	11.18%	11.74%
	2017	11.88%	13.20%	13.86%
Payout (% of Target)*		25%	100%	200%

*At the end of the performance period, the actual performance for each year is averaged to determine the final payout as a percentage of target.

64	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

In February 2018, based on the Company’s performance during the 2015‑2017 performance period, our Compensation Committee certified the Company’s performance applicable to the 2015 performance shares as follows:

			Payout as a	Weighted
		2015-2017 Actual	Percentage	Payout
Performance Goal		Performance	of Target	Percentage
Relative TSR (50%)	48.2%	50th Percentile	100%	50.0%
RATCE, as Adjusted (50%)	2015	10.92%	59%
	2016	11.56%	159%
	2017	12.54%	63%
	3-Year Average		94%	46.8%
Total Percentage Earned				96.8%

Accordingly, subject to applicable vesting provisions, as described above, our named executive officers will earn their 2015 performance share awards (2015-2017 performance period) as follows:

*Mr. Clemens retired as Executive Vice President and Chief Financial Officer of the Company and First Midwest Bank on January 5, 2017 and continued to serve the Company in non-executive and consulting positions through February 2018.

Messrs. Barrett and Jamieson were not employees of the Company at the time the 2015 performance share awards were granted and, as such, are not reflected in this table.

Restricted Stock Awards. In 2017, our named executive officers were awarded restricted stock or restricted stock units that fully vest over a three-year period in equal installments on the second and third anniversaries of the grant date, assuming continued employment with the Company.  Executives who have attained, or will attain during the vesting cycle, the age of 65 receive restricted stock units.  Mr. Clemens received restricted stock units in 2017 because he turned 65 during the three-year vesting cycle.

2018 Proxy Statement	65

Compensation Discussion and Analysis

The number of shares of restricted stock or restricted stock units awarded in a given year is determined based on a percentage of the named executive officer’s base salary, and then is adjusted upward or downward depending upon the officer’s individual performance rating for the year.  Beginning in 2018, individual performance will no longer be considered for the restricted stock award for our Chief Executive Officer.

Base Salary ($)	x	Restricted Stock Award Opportunity (% of Salary)	x	Individual Performance (upward or downward)	=	Shares of Restricted Stock (#)

We accrue cash dividends that otherwise would be paid on the restricted stock and the Common Stock underlying restricted stock units, but the accrued, unpaid dividends on the unvested shares or units are not paid to the named executive officer unless the underlying shares vest.

In 2017, our Compensation Committee granted restricted stock or restricted stock unit award opportunities to our named executive officers as follows:

	Restricted Stock/Unit
	Award Opportunity
	(Expressed as a	Number of Shares of	Grant Date Fair Value
	Percentage of	Restricted Stock/Units	of Shares of Restricted
Named Executive Officer	Base Salary)	Granted	Stock/Units Granted
Michael L. Scudder(1)	50%	22,679	$560,001
Mark G. Sander(1)	50%	17,996	444,366
Patrick S. Barrett(2)	40%	40,845	996,500
Paul F. Clemens(1)	40%	8,290	205,178
Michael W. Jamieson	40%	8,178	202,405
Thomas M. Prame(1)	40%	7,057	174,661

(1)   The 2017 restricted stock and restricted stock unit awards also include the stock portion of a supplemental strategic activities award paid in 2017 in recognition of the successful completion of acquisitions and other transactions during 2016.  The stock portion of this award totaled $50,000 for Mr. Scudder, $35,000 for Mr. Sander, $15,000 for Mr. Clemens and $12,500 for Mr. Prame.  See the 2017 Summary Compensation Table for additional details of these awards.

(2)   Mr. Barrett’s 2017 restricted stock award includes 8,404 shares of restricted stock granted as part of the Company’s regular annual performance cycle and an additional 32,441 shares of restricted stock granted as a one-time make-whole restricted stock award in connection with his recruitment to the Company as our Chief Financial Officer.

Retirement and Other Welfare Benefits

We provide our named executive officers with retirement, health, life and disability insurance and other welfare benefits under plans that are generally available to all employees of the Company who meet plan eligibility requirements.  Our retirement plans constitute our 401(k) Plan, Pension Plan and Deferred Compensation Plan.  Executive officers are eligible to participate in these plans on the same basis as other employees in accordance with the terms of the plans.

Under the 401(k) Plan, the Company makes an annual contribution equal to 2% of an employee’s total compensation (subject to a six-year vesting schedule) on behalf of all eligible employees and a matching contribution equal to 100% of an employee’s first 3% of pre-tax contributions and 50% of the employee’s next 2% of pre-tax contributions.  The Company has made these contributions since 2014 when it froze future benefit accruals under the Pension Plan (new enrollments in this plan have been frozen since 2007) and stopped the practice of crediting annual pension restoration amounts under the Deferred Compensation Plan.

66	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

These practices assist us in controlling the costs of the Pension Plan and encouraging employees to assume a more active role in their retirement planning, while continuing to provide appropriate, competitive retirement benefits for our employees.

Our Deferred Compensation Plan allows certain employees to elect to defer a portion of their base salaries and annual cash incentive compensation and also allows us to provide make-up benefits to our executive officers for any reduction in benefits under our 401(k) Plan due to limitations on contributions to the plan imposed by the Internal Revenue Code.

Perquisites

We provide limited perquisites to our named executive officers, which the Compensation Committee believes are reasonable and within competitive practices.

These perquisites include a vehicle policy that provides a car allowance to our named executive officers, other than our Chief Executive Officer, who receives Company-provided automobile transportation for business purposes in lieu of a car allowance.  We also provide mobile telephone service to our named executive officers and reimburse certain of them for a portion of country club dues to promote the business interests of the Company.

5	Policies, Guidelines and Other Practices

Stock Ownership Guidelines

We maintain stock ownership guidelines for our executive officers.  The purpose of these guidelines is to further align the interests of our management team and our stockholders.  Under the guidelines, our named executive officers are encouraged to hold shares of Common Stock as follows:

Position	Stock Ownership Guidelines
Chief Executive Officer	5x base salary
Chief Operating Officer	3x base salary
Chief Financial Officer	2x base salary
Other Named Executive Officers	2x base salary

All of our named executive officers have met these guidelines, other than Messrs. Barrett and Jamieson who joined the Company in 2017 and 2016, respectively, and are in the process of accumulating shares to comply with our stock ownership guidelines.  For purposes of the guidelines, we include shares owned directly or indirectly by the executive and his spouse and minor children and unvested restricted stock.

Clawback, Anti-Pledging, Anti-Hedging and Other Policies

We have clawback provisions in the employment agreements with our named executive officers that allow us to recover cash bonuses and other incentive compensation under certain circumstances.  The First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan to be submitted to our stockholders for approval at the Annual Meeting, as described under Item 2  Approval of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan, also includes clawback provisions.  Additionally, we have a policy that prohibits our employees, including our named executive officers, from pledging or hedging our Common Stock or engaging in short sales and other short-term, speculative trading in our Common Stock.

2018 Proxy Statement	67

Compensation Discussion and Analysis

Risk Assessment of Executive Compensation Program

Each year, our Chief Risk Officer reviews the results of our executive compensation program risk assessment with the Compensation Committee.  This risk assessment allows our Compensation Committee to confirm that our executive compensation program is designed such that executive officers are not encouraged to take excessive or imprudent risks to enhance their compensation.  As part of its risk assessment process in 2017, the Compensation Committee confirmed the following:

◆	The risks associated with the Company’s compensation plans for all employees are appropriately identified and managed by the Company.
◆	The Company’s compensation plans for all employees do not create risks that are reasonably likely to have a material adverse effect on the Company as a whole.
◆	The Company’s incentive compensation policies do not undermine the safety and soundness of the Company by encouraging employees to take imprudent risks.
◆	The Company’s compensation plans for all employees are compatible with effective internal controls and risk management, and are supported by strong and effective corporate governance practices.

Tax Considerations

The Tax Cuts and Jobs Act of 2017 impacted Section 162(m) of the Internal Revenue Code.  Section 162(m) limits the ability of public companies to deduct for federal income tax purposes certain compensation in excess of $1 million paid to the chief executive officer and other named executive officers.  However, prior to amendment by the Tax Cuts and Jobs Act, this limitation did not apply to amounts that qualify as performance-based compensation.  We typically structured our annual cash incentive compensation and performance share awards to qualify as performance-based compensation under Section 162(m).  Our Compensation Committee considered the structure of executive compensation and the deductibility of the compensation for federal income tax purposes in 2017.

Employment and Restrictive Covenant Agreements with Our Executive Officers

We have entered into employment agreements with our senior management, including our named executive officers.  The Compensation Committee has determined that the terms of the agreements are consistent with competitive practices and are important to attracting and retaining high caliber executive talent.  The agreements describe the executive’s position, compensation and benefits, including severance payments in the event of a termination of employment.  The agreements also impose confidentiality, non-solicitation and non-disparagement obligations on the executive.  In the event of a termination of employment by the Company without cause or by the executive officer for good reason prior to or following a change-in-control of the Company, severance benefits are triggered.  Certain aspects of these agreements for our named executive officers are detailed in the tables and narrative following this Compensation Discussion and Analysis.

The employment agreements do not provide for walk-away rights upon a change-in-control or any tax gross-up payments relating to severance benefits following a change-in-control.  In addition, our named executive officers are bound by separate Confidentiality and Restrictive Covenant Agreements that supplement the confidentiality and restrictive covenants set forth in our named executive officers’ employment agreements.  The confidentiality, non-solicitation and non-disparagement covenants apply for a period of 12 months (18 months for our Chief Executive Officer and Chief Operating Officer) following termination of employment and must be complied with as a condition to receiving equity and short-term incentive cash awards.

68	First Midwest Bancorp, Inc.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears in this Proxy Statement.  Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Barbara A. Boigegrain (Chair)	Peter J. Henseler
Br. James Gaffney, FSC	Ellen A. Rudnick
Kathryn J. Hayley
Members, Compensation Committee

2018 Proxy Statement	69

EXECUTIVE COMPENSATION TABLES

2017 Summary Compensation Table

The table and explanatory notes below summarize the total compensation for the years 2017, 2016 and 2015 paid to or earned by our named executive officers other than Messrs. Barrett and Jamieson, who were not named executive officers in 2016 or 2015.  The information relating to Messrs. Barrett and Jamieson for those years has been omitted in accordance with SEC rules.

						Change in
						Pension
						Value and
						Non-qualified
					Non-Equity	Deferred
Name and				Stock	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary	Bonus(1)	Awards(2)	Compensation(3)	Earnings(4)	Compensation(5)	Total
Michael L. Scudder	2017	$846,000	$—	$1,515,354	$624,750	$272,472	$131,571	$3,390,147
President and Chief	2016	824,307	50,000	1,088,685	542,307	153,763	146,311	2,805,373
Executive Officer	2015	800,000	—	1,254,111	521,196	179,501	133,384	2,888,192
Mark G. Sander	2017	$645,941	$—	$900,037	$417,235	$72,150	$93,403	$2,128,766
Senior EVP and Chief	2016	596,325	35,000	753,495	344,198	32,359	80,398	1,841,775
Operating Officer	2015	579,880	—	862,121	318,108	38,139	77,979	1,876,227
Patrick S. Barrett(6)	2017	$504,000	$485,000	$1,609,524	$262,200	$2,534	$118,808	$2,982,066
EVP and Chief
Financial Officer
Paul F. Clemens(6)	2017	$306,090	$—	$344,236	$88,764	$17,673	$49,880	$806,643
Retired EVP and Chief	2016	396,315	15,000	248,248	180,631	7,934	46,784	894,912
Financial Officer	2015	386,528	—	307,127	160,355	6,923	34,054	894,987
Michael W. Jamieson	2017	$439,231	$—	$347,236	$176,176	$1,427	$64,418	$1,028,488
EVP and Director,
Commercial Banking,
First Midwest Bank
Thomas M. Prame	2017	$345,430	$—	$296,026	$140,140	$1,947	$32,565	$816,108
EVP and Director,	2016	320,436	12,500	211,604	144,567	1,585	32,522	723,214
Consumer Banking,	2015	309,163	—	228,690	133,897	1,648	30,478	703,876
First Midwest Bank

(1)

For 2017, Mr. Barrett received a one-time make-whole cash payment in connection with his recruitment to the Company as our Chief Financial Officer.  For 2016, amounts represent the cash portion of a supplemental strategic activities award paid in recognition of the successful completion of acquisitions and other transactions.  The amounts do not include the portion of the award paid in shares of restricted stock or restricted stock units, which portion is included in the “Stock Awards” column for 2017.  This supplemental award totaled: $100,000 for Mr. Scudder, $70,000 for Mr. Sander, $30,000 for Mr. Clemens and $25,000 for Mr. Prame, with 50% of the award paid in cash and 50% paid in restricted stock/units.

(2)

For 2017, amounts for Messrs. Scudder, Sander, Clemens and Prame include the stock portion of a supplemental strategic activities award and for Mr. Barrett include one-time make-whole performance share and restricted stock awards granted in connection with his recruitment to the Company as our Chief Financial Officer.  See note 1, above, for additional details regarding the supplemental strategic activities award.  Amounts represent the aggregate grant-date fair value of stock awards, including performance shares and restricted stock and restricted stock unit awards, granted under our Omnibus Stock and Incentive Plan during the period, calculated in accordance with ASC 718.  Assumptions used in the calculation of these amounts are described in Note 17 to our annual audited financial statements included in our Form 10‑K.  The grant-date fair value of the performance shares is based on a target level of performance and will likely vary from the actual amount the individual earns upon vesting of applicable awards.  Assuming the highest level of performance, the grant-date fair value of the 2017 performance share awards would be:  $1,307,999 for Mr. Scudder, $605,683 for Mr. Sander, $880,947 for Mr. Barrett, $182,740 for Mr. Clemens, $202,959 for Mr. Jamieson and $161,429 for Mr. Prame.  The amounts in this column also include dividends accrued on unvested awards of performance shares, restricted stock and restricted stock units (which amounts are not paid unless the underlying shares vest).  For 2017, these amounts totaled:  $72,361 for Mr. Scudder, $46,948 for Mr. Sander, $18,558 for Mr. Barrett, $15,742 for Mr. Clemens, $7,880 for Mr. Jamieson and $11,732 for Mr. Prame.

(3)

Amounts represent cash bonuses paid under our performance-based short-term incentive compensation plan for the years indicated.  For Mr. Clemens for 2017, the amount represents a pro-rated portion of his annual cash incentive award based on the date of his retirement as an employee of the Company.  See note 6, below, for additional details.

70	First Midwest Bancorp, Inc.

Executive Compensation Tables

(4)

Amounts represent the actuarial increase in the present value of the benefit under our Pension Plan for Mr. Scudder, who is the only named executive officer who participates in the plan. These amounts were determined using the interest rate and mortality rate assumptions consistent with those used in our audited financial statements for the year ended December 31, 2017.  Benefit accruals under the Pension Plan were frozen effective as of January 1, 2014.  For additional information, see Executive Compensation Tables—Pension Benefits.  The amounts in this column also include realized earnings of the named executive officer in our Deferred Compensation Plan.

(5)	Amounts represent the following:

Contributions to Defined Contribution Retirement Plans and Perquisites
				Perquisites
			Non-	and Other
		Qualified	Qualified	Personal
Name	Year	Plan(a)	Plan(b)	Benefits(c)		Total
Michael L. Scudder	2017	$16,200	$65,670	$49,701	(d)	$131,571
	2016	15,900	98,011	32,400		146,311
	2015	23,850	88,893	20,641		133,384
Mark G. Sander	2017	$16,200	$40,868	$36,335	(e)	$93,403
	2016	15,900	39,162	25,336	(e)	80,398
	2015	15,900	36,011	26,068	(e)	77,979
Patrick S. Barrett	2017	$—	$46,800	$72,008	(f)	$118,808
Paul F. Clemens	2017	$16,200	$22,430	$11,250		$49,880
	2016	15,900	19,306	11,578		46,784
	2015	15,900	6,754	11,400		34,054
Michael W. Jamieson	2017	$—	$36,540	$27,878	(e)	$64,418
Thomas M. Prame	2017	$16,200	$3,890	$12,475		$32,565
	2016	15,900	3,688	12,934		32,522
	2015	15,683	3,258	11,537		30,478

(a)

The Company maintains the 401(k) Plan as its defined contribution plan.  For eligible employees, this plan provides for an annual 2% automatic Company contribution and matching Company contributions.  All Company contributions were made on eligible compensation under our 401(k) Plan, subject to compensation limitations under the Internal Revenue Code.

(b)

The Company maintains the Deferred Compensation Plan as its nonqualified deferred compensation plan.  This plan provides for a tax-deferred vehicle to accommodate contributions that are otherwise limited and not able to be made to our tax-qualified plans, as well as voluntary participant contributions.  The Deferred Compensation Plan is subject to Section 409A of the Internal Revenue Code.

(c)

Represents amounts paid to the named executive officer for an annual automobile allowance (other than, beginning in 2017, Mr. Scudder, who received Company-provided automobile transportation for business purposes in lieu of an automobile allowance) and amounts paid by the Company on behalf of the named executive officer for other customary perquisites.  Except as otherwise described, no individual perquisite paid to any of our named executive offers exceeded $25,000 for any of the years listed.

(d)	For Mr. Scudder, also includes $32,920 paid by the Company for use of Company-provided automobile transportation for business purposes in lieu of an automobile allowance.
(e)

For Messrs. Sander and Jamieson, also includes amounts paid by the Company on their behalf for country club dues, which memberships are maintained for business entertainment but may be used for personal use.

(f)	For Mr. Barrett, also includes $60,826 paid by the Company for temporary living and relocation expenses in connection with his relocation to the Chicago area.
(6)

Mr. Barrett began service as Executive Vice President and Chief Financial Officer of the Company and First Midwest Bank on January 5, 2017, upon Mr. Clemens’s retirement from these positions.  Mr. Clemens continued to serve the Company in non-executive and consulting positions through February 2018.

2018 Proxy Statement	71

Executive Compensation Tables

2017 Grants of Plan-Based Awards Table

The following table provides information with regard to the stock awards granted during 2017 (and reported as Stock Awards in the Summary Compensation Table) and the annual cash incentive compensation award opportunity for 2017 for our named executive officers.

								All Other
								Stock		Grant
								Awards:		Date Fair
								Number of		Value of
		Estimated Possible Payouts Under			Estimated Possible Payouts Under			Shares of		Stock and
	Grant	Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Stock or		Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)		Awards(4)
Michael L.		$270,938	$637,500	$1,027,969
Scudder	2/24/2017				8,606	34,423	68,847			$882,992
	2/24/2017							22,679	(5)	560,001
Mark G.		$180,944	$425,750	$686,522
Sander	2/24/2017				3,979	15,916	31,832			$408,723
	2/24/2017							17,996	(5)	444,366
Patrick S.		$82,875	$260,000	$411,938
Barrett	2/22/2017				5,787	23,149	46,298		(6)	$594,465
	2/22/2017							8,404		207,999
	2/27/2017							32,441	(7)	788,501
Paul F.		$47,147	$158,476	$250,195
Clemens	2/22/2017				1,201	4,802	9,605			$123,315
	2/22/2017							8,290	(5)	205,178
Michael W.		$52,360	$176,000	$277,860
Jamieson	2/22/2017				1,333	5,333	10,667			$136,951
	2/22/2017							8,178		202,405
Thomas M.		$41,650	$140,000	$221,025
Prame	2/22/2017				1,061	4,242	8,485			$108,935
	2/22/2017							7,057	(5)	174,661

(1)

Amounts reflect the range of possible payouts under our short-term cash incentive compensation plan based on a combination of Company performance and individual performance rating assumptions.  For additional information, see Compensation Discussion and Analysis—2017 Compensation Program—Annual Cash Incentive Compensation.

(2)

Awards represent the range of estimated possible payouts granted in the form of performance shares under our Omnibus Stock and Incentive Plan, which, if earned, vest in shares of Common Stock.  Our named executive officers are eligible to earn performance shares totaling between 25% and 200% of the number of performance shares granted if performance levels are achieved using the following two metrics:  total stockholder return relative to a specified peer group of financial institutions and return on average tangible common equity, as adjusted, relative to predetermined goals.  For additional information, see Compensation Discussion and Analysis—2017 Compensation Program—Long-Term At-Risk Equity Compensation—Performance-Based Equity Compensation.  Dividends on performance shares are accrued but not paid until earned performance shares vest.

(3)

Awards represent restricted stock or, in the case of Mr. Clemens, restricted stock unit awards granted under our Omnibus Stock and Incentive Plan.  Restricted stock and restricted stock unit awards vest over three years in two equal installments beginning two years from the date of grant (subject to continued employment and accelerated vesting under certain circumstances).  For additional information, see Compensation Discussion and Analysis—2017 Compensation Program—Long-Term At-Risk Equity Compensation—Restricted Stock Awards.  Dividends on restricted stock and the Common Stock underlying restricted stock units are accrued but not paid unless the underlying shares vest.

(4)

Amounts represent the aggregate grant-date fair value of stock awards, including performance shares and restricted stock and restricted stock unit awards, granted under our Omnibus Stock and Incentive Plan during 2017, calculated in accordance with ASC 718.  See notes 2 and 3, above, for additional information regarding these awards.  For the performance shares, the amounts have been calculated taking into consideration the probable outcome of the respective performance conditions as of the date of grant.  Dividends accrued but not paid until the vesting of the awards of performance shares, restricted stock and restricted stock units are not included in the amounts reflected in this column.  Assumptions used in the calculation of these amounts are described in Note 17 to our audited financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2017.

(5)

For Messrs. Scudder, Sander, Clemens and Prame, amounts include the stock portion of a supplemental strategic activities award paid in recognition of the successful completion of acquisitions and other transactions during 2016.  Each named executive officer received a number of shares of restricted stock (or, in the case of Mr. Clemens, a number of restricted

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stock units) equal to a grant date fair value of: $50,000 for Mr. Scudder, $35,000 for Mr. Sander, $15,000 for Mr. Clemens and $12,500 for Mr. Prame.
(6)

For Mr. Barrett, includes 8,404 performance shares at target granted as part of the Company’s regular annual performance cycle and an additional 14,475 performance shares at target granted as a one-time make-whole performance award in connection with his recruitment to the Company as our Chief Financial Officer.

(7)	Represents 32,441 shares of restricted stock granted to Mr. Barret as a one-time make-whole restricted stock award in connection with his recruitment to the Company as our Chief Financial Officer.

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2017 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding unexercised stock options and unvested stock awards held by our named executive officers as of December 31, 2017.  All values in the table are based on a market value for our Common Stock of $24.01, which was the closing price of our stock on December 29, 2017, the last trading day of the year, as reported by the NASDAQ Stock Market.  Information regarding when unvested awards are scheduled to vest is set forth in the notes to the table.  Vesting also is subject to continued employment and acceleration under certain circumstances.

	Option Awards(1)			Stock Awards
							Equity		Equity
							Incentive		Incentive Plan
							Plan Awards:		Awards:
						Market	Number of		Market or
	Number of					Value of	Unearned		Payout Value of
	Securities			Number of		Shares or	Shares, Units		Unearned
	Underlying			Shares or		Units of	or Other		Shares, Units
	Unexercised	Option	Option	Units of Stock		Stock that	Rights that		or Other Rights
	Options	Exercise	Expiration	that Have Not		Have Not	Have Not		that Have Not
Name	Exercisable	Price	Date	Vested		Vested	Vested		Vested
Michael L. Scudder	25,019	$28.10	2/20/2018	19,408	(2)	$465,986	31,843	(8)	$764,550
				28,169	(3)	676,338	34,423	(9)	826,496
				22,679	(4)	544,523
				9,051	(5)	217,315
				18,879	(6)	453,285
				29,989	(7)	720,036
Mark G. Sander	42,328	$12.17	6/20/2021	13,687	(2)	$328,625	21,265	(8)	$510,573
				20,379	(3)	489,300	15,916	(9)	382,143
				17,996	(4)	432,084
				6,030	(5)	144,780
				10,507	(6)	252,273
				20,064	(7)	481,737
Patrick S. Barrett				8,404	(10)	$201,780	23,149	(9)	$555,807
				32,441	(11)	778,908
Paul F. Clemens	18,464	$28.10	2/20/2018	5,706	(2)	$137,001	5,889	(8)	$141,395
				7,832	(3)	188,046	4,802	(9)	115,296
				8,290	(10)	199,043
				1,764	(5)	42,354
				3,019	(6)	72,486
				5,573	(7)	133,808
Michael W. Jamieson				10,427	(12)	$250,352	5,333	(9)	$128,045
				8,178	(10)	196,354
Thomas M. Prame				4,604	(2)	$110,542	3,808	(8)	$91,430
				7,998	(3)	192,032	4,242	(9)	101,850
				7,057	(10)	169,439
				1,129	(5)	27,107
				1,928	(6)	46,291
				3,566	(7)	85,620

(1)

None of our named executive officers has been granted a stock option award since 2011.  All outstanding options were exercisable as of December 31, 2017 and have an exercise price equal to the average of the high and low sales price of a share of Common Stock on the NASDAQ Stock Market on the grant date.

(2)

Restricted stock and restricted stock unit awards vest over three years in two equal installments beginning two years from the date of grant (subject to continued employment and accelerated vesting under certain circumstances).  Represents the second tranche of restricted stock or restricted stock unit awards granted in 2015 that vested on February 18, 2018.

(3)

Represents restricted stock or restricted stock unit awards granted in 2016, the first tranche of which vested on February 17, 2018 and the second tranche of which is scheduled to vest on February 17, 2019.  See note 2, above, for additional information regarding the vesting of restricted stock and restricted stock unit awards.

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(4)

Represents restricted stock awards granted in 2017, the first tranche of which is scheduled to vest on February 24, 2019 and the second tranche of which is scheduled to vest on February 24, 2020.  See note 2, above, for additional information regarding the vesting of restricted stock awards.

(5)

Represents the third tranche of performance shares earned at the completion of a three-year performance period that ended on December 31, 2015.  The third tranche vested on March 15, 2018.  See note 7, below, for additional information regarding the vesting of earned performance shares.

(6)

Represents the second and third tranche of performance shares earned at the completion of a three-year performance period that ended on December 31, 2016.  The second tranche vested and third tranche is scheduled to vest on March 15, 2018 and March 15, 2019, respectively.  See note 7, below, for additional information regarding the vesting of earned performance shares.

(7)

Represents performance shares earned at the completion of a three-year performance period that ended on December 31, 2017.  The final number of shares awarded was based on the following metrics:  total stockholder return relative to our peer group at 100% of target and return on average tangible common equity, as adjusted, at 94% of target.  The first tranche of these awards vested on March 15, 2018 and the second and third tranches are scheduled to vest on March 15, 2019 and March 15, 2020, respectively.  For additional information, see Compensation Discussion and Analysis—2017 Compensation Program—Long-Term At-Risk Equity Compensation—Performance-Based Equity Compensation and
—Conclusion of 2015‑2017 Performance Period.

(8)

Represents performance shares that may be earned upon completion of a three-year performance period ending on December 31, 2018 if performance levels (reflected at target in this table) are achieved using the following two metrics:  total stockholder return relative to our peer group and return on average tangible common equity, as adjusted, relative to predetermined goals.

(9)

Represents performance shares that may be earned upon completion of a three-year performance period ending on December 31, 2019 if performance levels (reflected at target in this table) are achieved using the following two metrics:  total stockholder return relative to our peer group and return on average tangible common equity, as adjusted, relative to predetermined goals.

(10)

Represents restricted stock or restricted stock unit awards granted in 2017, the first tranche of which is scheduled to vest on February 22, 2019 and the second tranche of which is scheduled to vest on February 22, 2020.  See note 2, above, for additional information regarding the vesting of restricted stock and restricted stock unit awards.

(11)

Represents a restricted stock award granted in 2017, the first tranche of which is scheduled to vest on February 27, 2019 and the second tranche of which is scheduled to vest on February 27, 2020.  See note 2, above, for additional information regarding the vesting of restricted stock awards.

(12)

Represents a restricted stock award granted in 2016 that vests over three years in three equal installments beginning one year from the date of grant (subject to continued employment and accelerated vesting under certain circumstances), the second tranche of which is scheduled to vest on September 29, 2018 and the third tranche of which is scheduled to vest on September 29, 2019.

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2017 Option Exercises and Stock Vested Table

The following table provides information with respect to the value realized by our named executive officers during 2017 as a result of the exercise of non-qualified stock options and the vesting of restricted stock awards or units, based on the average of the high and low sales price of a share of Common Stock on the NASDAQ Stock Market on the exercise or vesting date, as applicable.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise	on Exercise	on Vesting	on Vesting
Michael L. Scudder	—	—	52,476	$1,280,966
Mark G. Sander	—	—	36,409	889,331
Patrick S. Barrett	—	—	—	—
Paul F. Clemens	—	—	13,892	339,706
Michael W. Jamieson	—	—	5,214	122,451
Thomas M. Prame	—	—	10,782	263,821

Pension Benefits

We maintain a noncontributory tax-qualified defined benefit pension plan for eligible employees.  Eligibility to participate in this plan was frozen in 2007.  Benefit accruals under this plan were frozen effective as of January 1, 2014 and no additional benefits will accrue to participants after that date, including for Mr. Scudder, who is the only named executive officer who participates in our Pension Plan.

The amount of the monthly pension benefit under our Pension Plan is based on the average monthly pension-eligible compensation and years of credited service of the participant.  Average monthly compensation is the average of the highest eighty-four consecutive months of pay within the last 120 months of service and years of credited service is based on the period of employment with the Company, subject to limitations on service prior to 1980.

Pension-eligible compensation consists of base salary, cash bonuses, incentive compensation and vacation pay, but excludes severance and amounts realized from the exercise of non-qualified stock options and the vesting of restricted stock, restricted stock unit and performance share awards.  Pension-eligible compensation is capped by provisions of the Internal Revenue Code applicable to tax-qualified pension plans.  For 2017, this limit was $270,000.  Any amounts that become ineligible due to the Internal Revenue Code limits are used to compute the pension restoration contribution to the Deferred Compensation Plan as discussed further below under the section titled Non-Qualified Deferred Compensation.

Our Pension Plan provides for pension benefits under normal retirement (the attainment of age 65), early retirement (the attainment of age 55 with fifteen or more years of service), termination after five years of service, disability retirement after ten years of service and death before retirement with five or more years of service.  A participant may elect to have his or her benefit paid each month in the form of a single life annuity or one of several actuarially equivalent forms of payment, including a lump sum.

Early retirement pension benefits are reduced by 6% for each of the first five years (ages 60‑65) and by 4% for each of the next five years (ages 55‑60) that the pension commencement date precedes the normal retirement age of 65.

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2017 Pension Benefits Table

The following table shows the present value of the accumulated benefit as of December 31, 2017 payable to each of the named executive officers, including the number of years of service credited to each named executive officer under our Pension Plan determined using interest rate and mortality rate assumptions consistent with those used in our 2017 audited financial statements included in our Form 10‑K.

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service	Benefit	Fiscal Year
Michael L. Scudder	Pension Plan	27.75	$805,621	$—
Mark G. Sander*	N/A	N/A	N/A	N/A
Patrick S. Barrett*	N/A	N/A	N/A	N/A
Paul F. Clemens*	N/A	N/A	N/A	N/A
Michael W. Jamieson*	N/A	N/A	N/A	N/A
Thomas M. Prame*	N/A	N/A	N/A	N/A

*The Pension Plan was closed to new participants as of April 1, 2007.  Based on the date of hire for Messrs. Sander, Barrett, Clemens, Jamieson and Prame, they are not eligible to participate in the Pension Plan.

Non-Qualified Deferred Compensation

We maintain two non-qualified deferred compensation plans in which our named executive officers may participate, the Deferred Compensation Plan and the Gain Deferral Plan.

Deferred Compensation Plan

The Deferred Compensation Plan is a non-qualified defined contribution deferred compensation plan under which participants are credited with deferred compensation equal to contributions and benefits based on amounts that would have accrued under our Pension Plan or been contributed under our 401(k) Plan but for limitations under the Internal Revenue Code, and up to 75% of base salary and up to 100% of short-term cash incentive compensation that the participant has elected to defer.  Deferral elections are made by eligible participants in December of each year for amounts to be earned in the following year.  Participant accounts are deemed to be invested in separate investment accounts in an irrevocable rabbi trust under the Deferred Compensation Plan, with similar investment alternatives as those available under our 401(k) Plan, including an investment account deemed invested in shares of our Common Stock.  Participants are able to modify their investment elections at any time, subject to applicable blackout periods.

Gain Deferral Plan

We maintain the Gain Deferral Plan with the purpose of encouraging stock ownership by certain key executives.  This plan combines traditional deferred compensation arrangements with stock option exercise transactions by allowing eligible stock option participants to defer to a future date the receipt of shares representing the value realized upon exercise of the underlying stock options.  In response to the addition of Section 409A of the Internal Revenue Code, the Gain Deferral Plan was frozen and no additional contributions or deferrals may be made under this plan.  Currently, eight stock option participants participate in this plan, including Mr. Scudder.  Deferrals are held for each participant in separate individual accounts in an irrevocable rabbi trust.  Amounts deferred under the Gain Deferral Plan are denominated and paid in shares of Common Stock and are adjusted for dividends as if the dividends were reinvested in shares of Common Stock.

Distributions

Under both the Deferred Compensation Plan and the Gain Deferral Plan, payments begin after termination of employment and are payable at the participant’s election either as a lump sum or in installments over a period not to exceed fifteen years.  Earlier payment may be made upon showing of financial hardship to the satisfaction of the

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Compensation Committee.  Distributions are paid in cash under the Deferred Compensation Plan, and are paid as in-kind stock distributions under the Gain Deferral Plan.  Payments to named executive officers will be delayed as necessary to comply with Section 409A of the Internal Revenue Code.

2017 Non-Qualified Deferred Compensation Table

The table set forth below summarizes the activity in the Deferred Compensation Plan and Gain Deferral Plan accounts of our named executive officers during 2017.

					Aggregate	Aggregate
		Executive	Company	Aggregate	Withdrawals/	Balance at
		Contributions	Contributions	Earnings in	Distributions	December 31,
Name	Plan Name	in 2017(1)	in 2017(2)	2017	in 2017	2017(3)(4)
Michael L. Scudder	Deferred Comp. Plan	$34,327	$65,670	$158,143	$—	$3,306,601
	Gain Deferral Plan	—	—	3,655	—	158,143
Mark G. Sander	Deferred Comp. Plan	$87,324	$40,868	$72,149	$—	$900,073
	Gain Deferral Plan	N/A	N/A	N/A	N/A	N/A
Patrick S. Barrett	Deferred Comp. Plan	$18,000	$46,800	$2,534	$—	$66,254
	Gain Deferral Plan	N/A	N/A	N/A	N/A	N/A
Paul F. Clemens	Deferred Comp. Plan	$24,985	$22,430	$17,673	$—	$271,144
	Gain Deferral Plan	N/A	N/A	N/A	N/A	N/A
Michael W. Jamieson	Deferred Comp. Plan	$—	$36,540	$1,427	$—	$38,479
	Gain Deferral Plan	N/A	N/A	N/A	N/A	N/A
Thomas M. Prame	Deferred Comp. Plan	$—	$3,890	$1,947	$—	$66,332
	Gain Deferral Plan	N/A	N/A	N/A	N/A	N/A

(1)

Executive contributions represent amounts that would have been contributed by the named executive officer under our 401(k) Plan, but for limitations under the Internal Revenue Code, and salary and short-term incentive compensation the named executive officer has elected to defer.

(2)

Company contributions represent amounts that would have been contributed under our tax-qualified benefit plans but for limitations under the Internal Revenue Code.  The Company contributions to the Deferred Compensation Plan for each named executive officer are included in the “All Other Compensation” column of the 2017 Summary Compensation Table.

(3)

Aggregate balances at December 31, 2017 reflect amounts accumulated through the named executive officer’s participation in the plans from:  (a) participant and Company contributions under the Deferred Compensation Plan and (b) participant contributions only under the Gain Deferral Plan.  Our named executive officers have participated in the Deferred Compensation Plan since 1999 for Mr. Scudder, 2011 for Mr. Sander, 2017 for Mr. Barrett, 2006 for Mr. Clemens, 2017 for Mr. Jamieson and 2012 for Mr. Prame.  Mr. Scudder has participated in the Gain Deferral Plan since 2004.

(4)

As of December 31, 2017, the portion of the aggregate balances in the Deferred Compensation Plan and Gain Deferral Plan (as applicable) that represent Common Stock of the Company are as follows:  9,728 shares for Mr. Scudder, -0- shares for Mr. Sander, -0- shares for Mr. Barrett, 2,039 shares for Mr. Clemens, -0- shares for Mr. Jamieson and 2,030 shares for Mr. Prame.

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Potential Payments Upon Termination or Change-in-Control

We have entered into employment agreements and maintain plans covering our named executive officers that will require the Company to provide severance payments in the event of an involuntary termination of employment (other than for cause) or a resignation of employment for good reason both prior to and following a change-in-control of the Company.

Overview

Our employment agreements with each of our named executive officers provide for automatic annual one-year extensions, except for Messrs. Scudder and Sander whose employment agreements provide for automatic two-year extensions every other year.  Among other items, the agreements set forth the executive’s title, responsibilities and compensation, confidentiality, non-solicitation and non-disparagement covenants by the executive and severance payments to be made to the executive upon certain terminations of employment.  Termination of employment also may impact equity awards that we have granted, as well as benefits payable under our employee benefit plans.

In addition to their employment agreements, our named executive officers are parties to Confidentiality and Restrictive Covenants Agreements with us through which we enhanced the restrictive covenants applicable to our named executive officers.  The non-solicitation provisions in these agreements apply for eighteen months after termination of employment for Messrs. Scudder and Sander and one year after termination for Messrs. Barrett, Clemens, Jamieson and Prame.

The following discussion takes each termination of employment situation—voluntary resignation, discharge for cause, discharge without cause, resignation for good reason, death and disability—both prior to and following a change-in-control of the Company, and describes the severance or other additional amounts that the Company would pay or provide to the named executive officer or the officer’s beneficiaries as a result.  The discussion below and the amounts shown reflect certain assumptions we have made in accordance with applicable SEC rules.  These assumptions are that the termination of employment or change-in-control occurred on December 31, 2017 and that the value of a share of our Common Stock on that day was $24.01, which is the closing price of our stock as reported by the NASDAQ Stock Market on December 29, 2017, which was the last trading day of the year.

The following discussion and amounts exclude the payments and benefits that are not enhanced by a termination of employment or change-in-control.  These payments and benefits, which are referred to in the following discussion as the executive officer’s “vested benefits,” include:

◆	Base salary payable through the date of termination;
◆	Any other cash compensation earned through the date of termination but not paid, including any amounts earned and vested but not paid under our annual cash incentive compensation program;
◆	Benefits accrued under our 401(k) Plan, in which all employees participate, and Pension Plan;
◆	Accrued vacation pay, group health plan continuation and other similar amounts payable when employment terminates under programs applicable to our salaried employees generally;
◆	Balances accrued under our Deferred Compensation Plan and Gain Deferral Plan; and
◆	Stock options that have vested and become exercisable, and restricted stock, restricted stock units and performance shares that have vested, prior to the employment termination or change-in-control.

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Voluntary Resignation

Prior to age 65, we are not obligated to pay amounts over and above vested benefits in the event of employment termination due to voluntary resignation, and all unearned or unvested restricted stock, restricted stock unit and performance share awards will lapse and not vest.  Following attainment of age 65, in the event of a named executive officer’s retirement, we have provided that, in addition to payment of the executive’s vested benefits:

◆	All unvested restricted stock and restricted stock unit awards, as well as all earned but unvested performance shares, become fully vested; and
◆

A pro-rated portion of all unearned performance shares may vest following the end of the performance periods applicable to the executive’s performance share awards outstanding at the time of retirement and as to which the performance periods have not concluded.  The portion of each unearned performance share award that may vest is based on the achievement of the applicable performance goals during the entire performance period, and is calculated by multiplying the target number of performance shares by a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the applicable performance period to the date of resignation and the denominator of which is 36.

As of December 31, 2017, none of our named executive officers other than Mr. Clemens, who retired on February 9, 2018, had attained age 65.  If Mr. Clemens had retired on December 31, 2017, 21,828 unvested restricted stock units having a value of $524,090 and 15,887 performance shares (including certain unearned performance shares calculated at target performance) having a value of $381,447 would have vested.

Discharge for Cause

We are not obligated to pay any amounts over and above vested benefits if a named executive officer’s employment terminates because of discharge for cause.  The named executive officer’s right to exercise vested options expires upon discharge for cause and, if the cause is fraud or embezzlement of funds, benefits under the Gain Deferral Plan are subject to forfeiture.  In general, a discharge will be for cause if the executive has intentionally failed to perform his duties of employment, engaged in illegal or gross misconduct that harms the Company, has been convicted of a felony involving dishonesty, fraud, theft or financial impropriety or has violated a material requirement of any code of ethics or standard of conduct of the Company.

Death or Disability

We provide our employees, including our named executive officers, with group life and disability insurance coverage.  The group life insurance benefit is based on a multiple of base salary, subject to limits contained in the policy.  Participants in our group life insurance plan may, if eligible, purchase additional insurance at their own cost.  The disability benefit is a monthly benefit, paid until age 65, equal to 60% of base salary at the time of disability.  These benefits would be paid to the named executive officer or his beneficiary, in addition to the executive’s vested benefits, in the event of death or disability.

The amount of the payments to our named executive officers assuming death or disability on December 31, 2017 is set forth in the following table:

		Disability Benefits
	Life Insurance	Monthly	Months to	Total
Name	(Death) Benefit	Amount	Age 65	Payment
Michael L. Scudder	$1,000,000	$42,300	91	$3,849,300
Mark G. Sander	750,000	32,297	71	2,293,087
Patrick S. Barrett	750,000	25,200	132	3,326,400
Paul F. Clemens	750,000	N/A	N/A	N/A
Michael W. Jamieson	750,000	21,962	61	1,339,682
Thomas M. Prame	700,000	17,272	203	3,506,216

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We also have provided for the vesting of unearned or unvested equity awards in the event of the death or disability of the named executive officer as follows:

◆	All unvested restricted stock and restricted stock unit awards, as well as all earned but unvested performance shares, become fully vested; and
◆

A pro-rated portion of all unearned performance shares may vest following the end of the performance periods applicable to the executive’s performance share awards outstanding at the time of death or disability and as to which the performance periods have not concluded.  The portion of each unearned performance share award that may vest is based on the achievement of the applicable performance goals during the entire performance period, and is calculated by multiplying the target number of performance shares by a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the applicable performance period to the date of termination of employment and the denominator of which is 36.

The following table summarizes the unvested restricted stock or restricted stock units, earned but unvested performance shares and unearned performance shares (assuming target performance) that would have vested on December 31, 2017 if the executive’s employment terminated that day due to death or disability.

	Restricted Stock
	Awards/Units		Performance Shares		Total
Name	Number	Value	Number	Value	Equity Value
Michael L. Scudder	70,256	$1,686,847	90,613	$2,175,618	$3,862,465
Mark G. Sander	52,062	1,250,009	56,102	1,347,009	2,597,018
Patrick S. Barrett	40,845	980,688	7,639	183,412	1,164,101
Paul F. Clemens	21,828	524,090	15,887	381,447	905,537
Michael W. Jamieson	18,605	446,706	1,760	42,258	488,964
Thomas M. Prame	19,659	472,013	10,575	253,906	725,918

Discharge Without Cause; Resignation for Good Reason

Our employment agreements obligate us to pay severance benefits if a named executive officer’s employment is involuntarily terminated other than for cause.  This includes the resignation by the executive for good reason.  A good reason generally will occur if the executive determines we have breached the employment agreement by not maintaining the executive’s appointed positions, responsibilities or authority, failed to pay or provide the agreed-upon compensation, given notice that the agreement will not automatically renew, or required the executive to move to an office location more than eighty miles from the current location.  Our primary obligation in these circumstances is to continue the executive’s salary and participation in group health plans for a defined severance period and to pay a pro-rata annual bonus (based on target performance) for the year employment terminates.  We will also provide outplacement assistance.  The severance period is nine months for Messrs. Scudder and Sander and six months for the other named executive officers.  The severance period may be extended for up to an additional six-month period in the Company’s sole discretion.  The executive is required to execute a general release of claims as a condition to receiving severance benefits.

2018 Proxy Statement	81

Executive Compensation Tables

Severance

The following table summarizes the severance benefits that would be payable to our named executive officers had their employment been terminated involuntarily without cause or for good reason on December 31, 2017:

	Salary Continuation
		Number	Total Salary	Pro-Rated	Medical
	Monthly	of	Continuation/	Annual	Benefits/Out-
Name	Amount	Months	Lump Sum	Bonus(1)	placement(2)	Total
Michael L. Scudder	$70,833	9	$637,500	$637,500	$114,499	$1,389,499
Mark G. Sander	54,583	9	491,250	425,750	90,514	1,007,514
Patrick S. Barrett	43,333	6	260,000	260,000	74,899	594,899
Paul F. Clemens	33,000	6	198,000	198,000	56,299	452,299
Michael W. Jamieson	36,667	6	220,000	176,000	64,714	460,714
Thomas M. Prame	29,167	6	175,000	140,000	42,000	357,000

(1)

Pro-rated annual bonus based on target bonus for the year of termination and the number of days elapsed at the date of termination.  Amounts reflect full 2017 target bonus and assume termination occurred on the last day of the year.

(2)	Reflects amount of health benefit continuation (COBRA) premium paid by the Company during the salary continuation period and outplacement services estimated to be 12% of annual base salary.

Change-in-Control

We have provisions in the employment agreements with our named executive officers and in our employee benefit plans for the payment of severance benefits in the event of a change-in-control of the Company.  In the event of a change-in-control, our employment agreements require a “double trigger” to occur before enhanced severance benefits are paid.  A “double trigger” involves both a change-in-control of the Company and a qualifying termination of the named executive officer’s employment following the change-in-control.  The enhanced severance benefits consist of a lump sum payment of, in the case of Messrs. Scudder and Sander, approximately 2.5x the sum of base salary, the average of the annual cash incentive compensation earned for the prior three completed years (or, in the case of Mr. Scudder, if greater, his target annual cash incentive compensation for the year in which the termination occurs), and certain other amounts, and, in the case of the other named executive officers, approximately 2x the sum of base salary, the average of the annual cash incentive compensation earned for the prior three completed years (or, in the case of Messrs. Barrett, Clemens and Jamieson, if greater, his target annual cash incentive compensation for the year in which the termination occurs), and certain other amounts.  The lump sum further includes payment of a pro-rata annual bonus (based on target performance) for the year employment terminates.  In addition, all unearned and unvested equity awards granted prior to 2016 will vest in full upon a change-in-control, whether or not the executive’s employment terminates.  However, beginning with our equity awards granted in 2016, all new equity awards will require a “double trigger” to occur before unearned and unvested equity awards will vest in connection with a change-in-control.  As such, both a change-in-control of the Company and a termination of employment within 24 months following the change-in-control by either the executive for good reason or an acquirer without cause must occur in order for the unearned or unvested equity awards to vest.  None of the employment agreements with our named executive officers provide for a gross-up payment should the executive be subject to an excise tax under the Internal Revenue Code.

82	First Midwest Bancorp, Inc.

Executive Compensation Tables

The table below summarizes the severance payments we would be obligated to make if a change-in-control occurred and the named executive officer’s employment terminated (other than for cause) on December 31, 2017.

	Total
	Lump Sum	Equity Awards
	Cash	Restricted Stock					Total
	Severance	Awards/Units		Performance Shares		Total	Severance
Name	Amount	Number	Value	Number	Value	Equity Value	Payment
Michael L. Scudder	$4,821,178	70,256	$1,686,847	124,185	$2,981,682	$4,668,528	$9,489,706
Mark G. Sander	3,208,756	52,062	1,250,009	73,783	1,771,530	3,021,538	6,230,294
Patrick S. Barrett	2,356,350	40,845	980,688	23,149	555,807	1,536,496	3,892,846
Paul F. Clemens	1,889,605	21,828	524,090	21,047	505,338	1,029,429	2,919,034
Michael W. Jamieson	1,846,430	18,605	446,706	5,333	128,045	574,751	2,421,181
Thomas M. Prame	1,478,919	19,659	472,013	14,673	352,299	824,311	2,303,230

CEO Pay Ratio Disclosure

In accordance with applicable SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we determined an estimate of the ratio of Mr. Scudder’s annual total compensation to the annual total compensation of our median employee.

To determine our median employee for 2017, we considered the W-2 reported total compensation for all employees (other than Mr. Scudder) who were employed by the Company as of December 31, 2017, including all full-time, part-time, temporary and seasonal employees.  No adjustments were made to the compensation data for purposes of annualization or otherwise.

Upon identification of our 2017 median employee, we calculated that employee’s total compensation using the same methodology as required under SEC rules for disclosure in the summary compensation table of our named executive officers’ total compensation.  In the 2017 Summary Compensation Table, we report the annual cash incentive compensation paid to our Chief Executive Officer in 2018 for performance in 2017.  Our median employee did not participate in our annual cash incentive compensation program in 2017, but instead participated in a separate cash incentive plan that paid periodically throughout 2017.  Accordingly, we used the amounts received in 2017 under this periodic cash incentive plan for purposes of calculating the median employee’s 2017 annual total compensation.  For both our median employee and Mr. Scudder, we also added the total cost of Company-paid health insurance.

Using the methodology described above, we determined that the annual total compensation of our median employee for 2017 was $60,212, which, when compared to Mr. Scudder’s total compensation of $3,407,812, resulted in a CEO to median employee pay ratio of 57 to 1.  Our pay ratio is 52 to 1, excluding the change in pension value and non-qualified deferred compensation earnings included in Mr. Scudder’s total compensation for 2017, which totaled $272,472.  As described above, eligibility to participate in our Pension Plan was frozen in 2007 and benefit accruals under this plan were frozen effective as of January 1, 2014.  Less than 25% of our employees participate in the Pension Plan.  Our median employee does not participate in the Pension Plan or our Deferred Compensation Plan.  Mr. Scudder is our only named executive officer who participates in the Pension Plan.

2018 Proxy Statement	83

AUDIT COMMITTEE REPORT

The primary responsibilities of the Audit Committee are, among others, to:  (1) assist the Board of Directors in its oversight of the integrity of the Company’s financial statements and systems of internal control over financial reporting, (2) oversee the Company’s compliance with legal and regulatory requirements relating to financial reporting and disclosure, (3) evaluate the independence and qualifications of the Company’s independent registered public accounting firm, and (4) oversee the performance of the Company’s independent registered public accounting firm and our internal audit function.  The Audit Committee also is solely responsible for the appointment and compensation of the Company’s independent registered public accounting firm.  The Board of Directors has adopted an Audit Committee Charter, which sets forth the specific duties of the Audit Committee, a copy of which is available on the Company’s website.

In carrying out its oversight responsibilities, the Audit Committee relies on the expertise and knowledge of management, the independent registered public accounting firm and the internal auditors.  Management is responsible for determining that the Company’s financial statements are complete, accurate and in accordance with U.S. generally accepted accounting principles.  Management is responsible for maintaining appropriate accounting and financial reporting principles and policies as well as internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations.  The Company’s independent registered public accounting firm is responsible for planning and carrying out a proper audit of the Company’s financial statements and internal control over financial reporting.  The internal auditors are responsible for evaluating the adequacy and effectiveness of the Company’s processes and system of internal controls to achieve the Company’s stated goals and objectives.  It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles, or to conduct investigations or other types of auditing or accounting reviews or procedures.

The Audit Committee has reviewed and had discussions with management and Ernst & Young LLP regarding the Company’s audited financial statements for the year ended December 31, 2017.  The Audit Committee also has discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16.  The Audit Committee has received the required disclosures from Ernst & Young LLP under applicable PCAOB standards regarding auditor independence, and has discussed with Ernst & Young LLP its independence.  The Audit Committee has established policies and procedures regarding the pre-approval of all services provided by Ernst & Young LLP.  The Audit Committee has reviewed the audit and non-audit services provided by Ernst & Young LLP for the year ended December 31, 2017 and considered whether such services are compatible with maintaining its independence, and determined to engage Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

Based upon the Audit Committee’s review of the Company’s audited financial statements and the discussions noted above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2017 be included in the Company’s Form 10‑K for the same year filed with the SEC.

Patrick J. McDonnell (Chair)	Frank B. Modruson
Thomas L. Brown	Michael J. Small
Phupinder S. Gill	Stephen C. Van Arsdell
Kathryn J. Hayley
Members, Audit Committee

84	First Midwest Bancorp, Inc.

OTHER MATTERS

Voting Your Shares

You are entitled to vote your shares of Common Stock at the Annual Meeting if you were a stockholder of record of the Company at the close of business on March 23, 2018, the Record Date for the Annual Meeting.  On that date, there were 103,188,287 shares of Common Stock outstanding, each of which is entitled to one vote for each matter to be voted on at the Annual Meeting.  On the Record Date, we had 2,137 stockholders of record.

Appointing a Proxy

A proxy is your direction to another person to vote your shares.  When you vote your shares, whether via the Internet, by telephone or by signing and mailing a Proxy Card, you will appoint certain officers of the Company to vote your shares of Common Stock at the Annual Meeting in the manner you instruct.  Even if you plan to attend the Annual Meeting, you should vote your shares in advance.

Record Stockholders and Beneficial Ownership; Proxy Materials

If you hold shares of our Common Stock that are registered in your name through our transfer agent, Computershare Trust Company, N.A., as of the Record Date, you are the stockholder of record with respect to those shares.

If you hold shares of our Common Stock indirectly through a bank, broker or similar institution, you are considered a beneficial owner of those shares but are not the stockholder of record.  We refer to banks, brokers and similar institutions in this Proxy Statement collectively as “brokers.”  In this circumstance, you are a stockholder whose shares are held in “street name” and your broker is considered the stockholder of record.

We sent copies of our proxy materials directly to all stockholders of record.  If you are a beneficial owner whose shares are held in street name, these materials were sent to you by the broker through which you hold your shares.  As the beneficial owner, you may direct your broker how to vote your shares at the Annual Meeting and the broker is obligated to provide you with a voting instruction form for you to use for this purpose.

A list of the stockholders of record as of the Record Date will be available for inspection for purposes germane to the Annual Meeting during ordinary business hours at our offices, 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631, from May 4, 2018 to May 15, 2018, as well as at the Annual Meeting.

Participants in the Company’s Benefit Plans

Current and former employees who participate in the First Midwest Bancorp, Inc. Savings and Profit Sharing Plan,  First Midwest Bancorp, Inc. Nonqualified Retirement Plan,  First Midwest Bancorp, Inc. Stock Option Gain Deferral Plan and/or the First Midwest Bancorp, Inc. Dividend Reinvestment Plan, and have a Company e-mail address, will receive an e-mail from Broadridge Financial Solutions, Inc. describing how to access proxy materials and vote via the Internet or by telephone.  One e-mail will be sent for all accounts registered in the same employee name.  If the employee’s accounts are registered in different names, he or she will receive a separate e-mail for each account.  This e-mail will be titled:  FIRST MIDWEST BANCORP, INC. 2018 ANNUAL MEETING OF STOCKHOLDERS AND PROXY VOTE.  Participants without a Company e-mail address will receive proxy materials by mail.

The trustees under these plans (other than the First Midwest Bancorp, Inc. Dividend Reinvestment Plan) are the stockholders of record of all shares of Common Stock held in the plans, and the trustees will vote the shares held for the account of each participant in accordance with the instructions received from the participant.  If the trustees do not receive voting instructions by the specified deadline, the trustees will vote the shares proportionally in the same manner as those shares for which instructions were received.  Because the participants are not the record owners of the related shares, the participants may not vote these shares in person at the Annual Meeting.  Individual voting instructions to the plan trustees will be kept confidential and will not be disclosed to any of our directors, officers or employees.

2018 Proxy Statement	85

Other Matters

Proxy Cards

If you receive multiple Proxy Cards, this means you hold your shares in more than one account.  To vote all of your shares by proxy, please vote the shares in each account via the Internet or by telephone, or complete, sign, date and return each Proxy Card that you receive.

If you lose, misplace or otherwise need to obtain a Proxy Card, and:

◆	you are a stockholder of record, contact our Corporate Secretary’s office at (630) 875‑7463; or
◆	you hold Common Stock in street name through a broker, contact your account representative at that organization.

Requirement of a Quorum

A quorum is required to transact business at the Annual Meeting.  The holders of a majority of the outstanding shares of Common Stock on the Record Date, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions and broker non-votes, which are described more fully in the following section, are treated as present for quorum purposes.

Voting and Required Votes

If you are a stockholder of record, you may cast your vote via the Internet, by telephone, by mail or in person at the Annual Meeting.  If you hold your shares in street name, you may vote by following your broker’s instructions.  The various methods of voting are described in more detail under Proxy Summary—How to Vote.

If you are a stockholder of record on the Record Date and you properly vote your shares via the Internet, by telephone or by mail, your shares will be voted in accordance with your instructions.  If you sign and return your Proxy Card, but do not give voting instructions, your shares will be voted in the manner recommended by the Board of Directors, as follows:  FOR each director nominee named in this Proxy Statement, EVERY ONE YEAR with respect to the advisory (non-binding) resolution regarding the frequency of future stockholder advisory votes on the compensation paid to the Company’s named executive officers and FOR each of the other items set forth in the Notice attached to this Proxy Statement.  If you sign and return your Proxy Card, but do not give voting instructions, you also will grant discretionary authority to the named proxies to vote on any other matters that may properly come before the Annual Meeting, or any adjournment or postponement, which will be voted in accordance with the best judgment of the named proxies.

If your shares are held in street name, on routine matters, the shares will be voted by the broker through which you hold your shares in accordance with your instructions and, if no instructions are given, your broker is entitled to vote your shares in its discretion.  On non-routine matters, your broker will vote your shares only if you have provided the broker with voting instructions.  If you do not give your broker voting instructions for non-routine items, your shares will be treated as “broker non-votes.”  This means your shares will be counted for the purpose of determining if a quorum is present but, except as provided below, will not be included as votes cast with respect to the non-routine items.  The determination of whether a matter is routine or non-routine is made under the rules of the NASDAQ Stock Market.

An abstention occurs when a stockholder marks his or her Proxy Card as ABSTAIN and thereby abstains from voting on a matter.

86	First Midwest Bancorp, Inc.

Other Matters

The following chart explains which items to be voted upon at our Annual Meeting are routine and non-routine and the treatment of broker non-votes and abstentions.

Item	Voting Requirements	Effect of Broker Non-Votes and Abstentions
Election of Directors (Non-Routine)

◆   You may vote FOR or AGAINST any or all director nominees named in this Proxy Statement, or you may ABSTAIN as to one or more directors.

◆   A majority of the votes cast at the Annual Meeting with respect to the election of a director must be voted FOR the director in order for the director to be elected.

Broker non-votes and votes to ABSTAIN are not treated as a “vote cast” with respect to the election of a director, and thus will have no effect on the outcome of the vote.
Approval of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan (Non-Routine)

◆   You may vote FOR or AGAINST approval of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan, or you may ABSTAIN.

◆   A majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting must be voted FOR this item in order for it to pass.

Broker non-votes will have no effect on the outcome of the vote on this item. Votes to ABSTAIN will have the effect of a vote AGAINST this item.
Approval of an Advisory (Non-Binding) Resolution Regarding the Compensation Paid in 2017 to the Company’s Named Executive Officers (Non-Routine)

◆   You may vote FOR or AGAINST the advisory resolution regarding the compensation paid to our named executive officers, or you may ABSTAIN.

◆   This is an advisory resolution that is non-binding on our Board.  A majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting must be voted FOR this item in order for it to be considered approved by our stockholders on an advisory basis.

Broker non-votes will have no effect on the outcome of the vote on this item. Votes to ABSTAIN will have the effect of a vote AGAINST this item.
Approval of an Advisory (Non-Binding) Resolution Regarding the Frequency of Future Stockholder Advisory Votes Regarding the Compensation Paid to the Company’s Named Executive Officers (Non-Routine)

◆   You may vote EVERY ONE YEAR, EVERY TWO YEARS or EVERY THREE YEARS regarding the advisory resolution regarding the frequency of future stockholder advisory votes regarding the compensation paid to our named executive officers, or you may ABSTAIN.

◆   This is an advisory resolution that is non-binding on our Board.  The option receiving the most votes present in person or represented by proxy and entitled to vote at the Annual Meeting will be the option considered approved by our stockholders on an advisory basis.

Broker non-votes and votes to ABSTAIN are not treated as a “vote cast” with respect to this item, and thus will have no effect on the outcome of the vote.
Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm (Routine)

◆   You may vote FOR or AGAINST the ratification of our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018, or you may ABSTAIN.

◆   A majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting must be voted FOR ratification in order for this item to pass.

Broker non-votes are not expected to exist because brokers have discretionary authority to vote on this item. Votes to ABSTAIN will have the effect of a vote AGAINST this item.

As described under Item 1  Election of Directors, if a director who currently serves on the Board of Directors fails to receive a majority of the votes cast FOR his or her election, he or she will tender his or her resignation to the Board of Directors for consideration and our Board will determine whether to accept or reject the resignation, or whether other action should be taken.

2018 Proxy Statement	87

Other Matters

Revoking or Changing a Vote

You can revoke or change your vote at any time before your shares are voted at the Annual Meeting by timely:

◆	resubmitting your vote via the Internet or by telephone; or
◆	executing and mailing a Proxy Card that is dated and received on a later date; or
◆

giving written notice of revocation to our Corporate Secretary at One Pierce Place, Suite 1500, Itasca, Illinois 60143 (prior to May 4, 2018) or at 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631 (on or after May 4, 2018); or

◆	voting in person at the Annual Meeting.

If your shares are held in street name, you should contact your broker to change your vote.

Other Business and Discretionary Authority

As of the date of this Proxy Statement, our Board of Directors knows of no matters to come before, and does not intend to present any matters at, the Annual Meeting other than those items set forth in the Notice of Annual Meeting of Stockholders attached to this Proxy Statement.  If other matters properly come before the Annual Meeting, or any adjournment or postponement, the persons named as proxies on the Proxy Card accompanying this Proxy Statement will have discretionary authority to vote pursuant to the Proxy Card, and the named proxies intend to vote on such matters in accordance with their best judgment.  In addition, the persons named as proxies on the Proxy Card will have the discretionary authority to vote pursuant to the Proxy Card on any proposal to adjourn the Annual Meeting for any reason, and they will vote on any such proposal to adjourn in accordance with their best judgment.

Each of the nominees for election as directors named in this Proxy Statement has consented to serve on our Board of Directors if elected, and we have no reason to believe that any of the nominees will be unwilling or unable to serve.  However, should any nominee become unable or unwilling to serve as a director, the persons named as proxies on the Proxy Card accompanying this Proxy Statement intend to vote for the election of any other person who may be nominated by our Board of Directors.

Important Notice Regarding Delivery of Stockholder Documents

SEC rules allow us to mail a single copy of our proxy materials to multiple stockholders of record sharing the same address and who we reasonably believe are members of the same household or to one stockholder who has multiple stockholder accounts.  This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.  We will deliver promptly to any stockholder sharing the same address a separate copy of this Proxy Statement and our 2017 Annual Report upon a request, orally or in writing, to our Corporate Secretary (1) by mail at One Pierce Place, Suite 1500, Itasca, Illinois 60143 (prior to May 4, 2018) or at 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631 (on or after May 4, 2018), or (2) by telephone at (630) 875‑7463.

We have been notified that certain brokers and banks holding our Common Stock for their customers also will household proxy materials.  If you hold your shares in street name, you may contact your broker or bank if you desire to receive a separate copy of our proxy materials.

Stockholders sharing an address who now receive multiple copies of our proxy materials and who wish to receive only one copy of these materials per household in the future should contact our Corporate Secretary as indicated above (if your shares are held directly) or your broker or bank (if your shares are held in street name).

88	First Midwest Bancorp, Inc.

Other Matters

Expenses of Proxy Solicitation

We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting.  In addition to the solicitation of proxies by mail, solicitations may be made by certain of our directors, officers, employees or affiliates telephonically, electronically or by other means of communication.  Directors, officers and employees will receive no additional compensation for any such solicitation.  Although we do not anticipate using a paid proxy solicitor in connection with the Annual Meeting, we may do so if we believe this to be appropriate.  We will reimburse brokers for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable requirements.

Attending the Annual Meeting

All stockholders must bring an acceptable form of identification, such as a valid driver’s license, in order to attend the Annual Meeting.  If you hold shares in street name and would like to attend our Annual Meeting, you also will need to bring an account statement showing that you owned shares of Common Stock as of the Record Date and a “legal proxy” form from the broker through which you hold your shares.  If you attend the Annual Meeting as a representative of a stockholder that is an entity, then you must bring proof of your authorization to attend and act on behalf of that entity.

Reporting of Voting Results

Preliminary voting results will be announced at the Annual Meeting.  Final voting results are expected to be published in a Current Report on Form 8‑K filed with the SEC within four business days after the Annual Meeting.  A copy of this Current Report on Form 8‑K will be available on our website at www.firstmidwest.com/investorrelations after its filing with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership of, and transactions in, our equity securities with the SEC.  Such directors, executive officers and stockholders are also required to furnish us with copies of all reports they file under Section 16(a).  Reports of purchases and sales of our securities by such persons are available on our website at www.firstmidwest.com/secdocuments/.  Based on a review of the copies of such reports, and on written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers were complied with during the year ended December 31, 2017.

Stockholder Proposals for 2019 Annual Meeting of Stockholders

Stockholders who, in accordance with the SEC’s Rule 14a‑8, wish to present proposals for inclusion in our proxy materials in connection with our 2019 annual meeting of stockholders must submit their proposals on or before December 12, 2018 to First Midwest Bancorp, Inc., Attn:  Corporate Secretary, 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631.

In accordance with our Certificate of Incorporation, for a proposal or director nomination to be properly presented at the 2019 annual meeting of stockholders (but not necessarily contained in our proxy statement), a stockholder’s notice of the matter must comply with the requirements in our Certificate of Incorporation and be timely delivered to First Midwest Bancorp, Inc., Attn:  Corporate Secretary, 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631, not less than 120 nor more than 180 days prior to the date of the meeting, which currently is scheduled for May 15, 2019.  As a result, any notice given by or on behalf of a stockholder under these provisions of our Certificate of Incorporation (and not pursuant to the SEC’s Rule 14a‑8) must be received no earlier than November 16, 2018 and no later than January 15, 2019.

2018 Proxy Statement	89

Other Matters

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled Compensation Committee Report and Audit Committee Report will not be deemed incorporated therein, unless specifically provided otherwise in such filing.  We also include several website addresses in this Proxy Statement for your reference.  The information on these websites is not part of this Proxy Statement.

Additional Information

You may obtain additional information regarding the Company, including our corporate governance policies and practices, by visiting our website at www.firstmidwest.com/investorrelations, or by making a written request to our Corporate Secretary at First Midwest Bancorp, Inc., One Pierce Place, Suite 1500, Itasca, Illinois 60143 (prior to May 4, 2018) or 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631 (on or after May 4, 2018).

By Order of the Board of Directors,

Nicholas J. Chulos
Executive Vice President, General Counsel
and Corporate Secretary
First Midwest Bancorp, Inc.

April 11, 2018

90	First Midwest Bancorp, Inc.

Appendix A

2018 STOCK AND INCENTIVE PLAN

(As approved by the stockholders _____________, 2018)

Appendix A – First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan

2018 Proxy Statement	A-i

Appendix A – First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan

(continued)

A-ii	First Midwest Bancorp, Inc.

Appendix A – First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan

(continued)

2018 Proxy Statement	A-iii

Appendix A – First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan

Section 1             Establishment, Purpose, and Effective Date of Plan

1.1         Establishment.  First Midwest Bancorp, Inc., a Delaware corporation, hereby establishes this “First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan.”

1.2         Purpose.  The purpose of the Plan is to advance the interests of the Company by providing to employees additional incentives and motivation toward superior performance of the Company and its Subsidiaries, and by enabling the Company and its Subsidiaries to attract and retain the services of employees upon whose judgment, interest and effort the successful conduct of its operations is largely dependent.

1.3         Effective Date.  The Plan shall become effective immediately upon the approval of the stockholders at the Company’s 2018 Annual Meeting of Stockholders.

Section 2             Definitions

2.1         Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)          “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share or Other Award granted under this Plan.

(b)          “Award Agreement” means the agreement or other writing (which may be framed as a plan, program or notification, and which may be in electronic format) that sets forth the terms and conditions of each Award under the Plan, including any amendment or modification thereof.

(c)           “Board” means the Board of Directors of the Company.

(d)          “Cause” shall mean any one of the following:

(i)           gross misconduct in, or the continued and willful refusal by the Participant (other than as a result of physical or mental incapacity) after written notice by the Company to perform the Participant’s duties for the Company or a Subsidiary; or

(ii)           conviction for a felony for a matter related to the Company or a Subsidiary; or

(iii)          suspension due to the direction of any authorized bank regulatory agency that the Participant be relieved of his or her duties and responsibilities to the Company or a Subsidiary.

(e)          “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)           “Committee” means the Compensation Committee of the Board of Directors or such other committee appointed from time to time by the Board of Directors to administer this Plan.  The Committee shall consist of three or more independent members of the Board, and shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 of the Securities Exchange Act of 1934 (or any successor rule), (ii) any rules and regulations of the NASDAQ Global Select Market (or such other stock exchange on which the Stock is traded), and (iii) to the extent applicable, Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations).  Any member of the Committee who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Committee.

(g)          “Company” means First Midwest Bancorp, Inc., a Delaware corporation.

(h)          “Director” means a director of the Company or a Subsidiary.

(i)           “Disability” means totally and permanently disabled as defined in the First Midwest Bancorp, Inc. Consolidated Pension Plan as in effect on the Effective Date.

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(j)           “Effective Date” means the date this Plan is approved by the Company’s stockholders.

(k)          “Employee” means an employee of the Company or any of its Subsidiaries, including an employee who is an officer or a Director.

(l)           “Fair Market Value” means the average of the highest and lowest prices of the Stock as reported by the Nasdaq Global Select Market on a particular date.  In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

(m)         “Full Value Award” means any Award under the Plan pursuant to which shares may be issued, other than Options and SARs.

(n)          “Minimum Vesting Period” means a vesting period of not less than one year.

(o)          “Option” means the right to purchase Stock at a stated price for a specified period of time.  For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option,” or “ISO,” within the meaning of Section 422 of the Code, (ii) a “Nonstatutory (Nonqualified) Stock Option,” or “NSO,” or (iii) any other type of option encompassed by the Code.

(p)          “Other Award” means an Award, other than a Stock Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Performance Unit or a Performance Share granted under this Plan, including the right to receive cash bonuses or other cash incentive compensation or Stock or a fixed or variable share denominated unit granted under this Plan or any deferred compensation plan established from time to time by the Company.

(q)          “Participant” means any Employee designated by the Committee to participate in the Plan.

(r)           “Performance-Based Award” means an Award that is subject to Performance Goals.

(s)           “Performance Criteria” means criteria or objectives selected by the Committee, which are to be satisfied or met during the applicable Period of Restriction or performance period, as the case may be, as a condition to or with respect to the determination of the amount of shares of Stock or cash to be paid with respect to Award(s) subject to Performance Criteria.  Performance Goals may, but need not be, based on one or more of the following Performance Criteria:  (i) return measures (including, but not limited to, total stockholder return, return on assets and return on equity), (ii) income or earnings measures (including, but not limited to, earnings per share, net income, net interest income, net interest margin, and non-interest income), (iii) revenue measures, (iv) expense measures (including, but not limited to, expenses, operating efficiencies, efficiency ratios, and non-interest expense), (v) balance sheet measures (including, but not limited to, assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, asset quality, and investments), (vi) wealth management measures (including, but not limited to, assets under management, held in trust or in custody, client growth, client retention and wealth management fees), (vii) enterprise risk management measures (including, but not limited to, interest-sensitivity gap levels, regulatory compliance, satisfactory internal or external audits and financial ratings), (viii) the Fair Market Value of shares of Stock, (ix) employee, customer or market-related objectives (including, but not limited to, employee satisfaction, customer growth, customer retention, customer satisfaction, number or type of customer relationships, and market share), (x) achievement of balance sheet or income statement objectives, (xi) individual Participant or team performance objectives (including, but not limited to, key performance indicators, strategic or operational objectives, or project or personnel management), or (xii) other financial, accounting or quantitative objectives established by the Committee.

(t)           “Performance Goals” means the goals established by the Committee for a Period of Restriction or performance period based upon the Performance Criteria selected by the Committee.  The Performance Criteria and objectives constituting Performance Goals may include adjustments to include or exclude the effects of certain events as may be determined by the Committee, including, but not limited to:  changes in accounting standards or principles, tax law, or other such laws or provisions affecting reported results; an acquisition

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or divestiture; discontinued operations; claims, judgments or settlements; or other unusual, infrequently occurring or unplanned items, such as restructuring expenses, acquisition expenses, including writedowns or expenses related to goodwill and other intangible assets, stock offerings, and stock repurchases and loan loss provisions.  The Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee.  The Performance Criteria and objectives constituting Performance Goals may be particular to a line of business, Subsidiary, division or other unit or the Company generally.

(u)          “Performance Share” means a right to receive a payment in cash or shares of Stock equal to the value of a Performance Share as determined by the Committee based on performance and pursuant to Section 10 of the Plan.

(v)           “Performance Unit” means a right to receive a payment equal to the value of a Performance Unit as determined by the Committee based upon performance and pursuant to Section 10 of the Plan.

(w)          “Period of Restriction” means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 9.2 of the Plan.

(x)           “Plan” means the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan, as set forth herein and any amendments hereto.

(y)           “Predecessor Plan” means the First Midwest Bancorp, Inc. Omnibus Stock and Incentive Plan, as from time to time amended.

(z)           “Predecessor Plan Award” means an award outstanding under the Predecessor Plan as of the Effective Date.

(aa)        “Qualifying Termination” means termination of a Participant’s employment with the Company and all Subsidiaries upon a Change in Control or within the 24 months after a Change in Control, which termination of employment is either by the Company or Subsidiary without cause or by the Participant for good reason.  Whether a termination of employment is without cause or for good reason shall be determined under the terms of the employment agreement to which the Participant is a party or of a severance plan applicable to the Participant.  If the Participant is not a party to an employment agreement or covered by a severance plan, cause shall be determined under the definition of “Cause” set forth in this Plan and good reason shall be determined under the definition, if any, set forth in the Award Agreement.

(bb)        “Restricted Stock” means Stock granted to a Participant pursuant to Section 9 of the Plan.

(cc)         “Restricted Stock Unit” means a right to receive a payment equal to the value of a share of Stock pursuant to Section 9 of the Plan.

(dd)        “Retirement” means termination of employment as an Employee for any reason (other than death or under circumstances determined by the Company or a Subsidiary to be Cause) on or after attaining the age and/or a combination of age and years of service with the Company and/or Subsidiary, if any, provided by the Committee in the applicable Award Agreement, or any amendment or modification thereof, as constituting “Retirement” for purposes of such Award.

(ee)        “Rule 16b-3” means Rule 16b-3 or any successor or comparable rule or rules applicable to Awards granted under the Plan promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended.

(ff)          “SAR” or “Stock Appreciation Right” means the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of stock at the date of exercise over a specified price fixed by the Committee, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant.

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(gg)        “Stock” means the Common Stock, par value $0.01 per share, of the Company.

(hh)        “Subsidiary” means First Midwest Bank and any entity that is a subsidiary corporation of the Company, as that term is defined in Section 424(f) of the Code.

2.2         Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Section 3             Eligibility and Participation

3.1         Eligibility and Participation.  Persons eligible to participate in this Plan include all Employees.  The Committee may from time to time select those Employees to whom Awards shall be granted and shall determine the nature and amount of each Award.  No Employee shall have any right to be granted an Award, or if previously granted an Award, to be granted a subsequent Award under this Plan.

Section 4             Administration

4.1         Administration.  The Committee shall be responsible for the administration of the Plan.  The Committee, by majority action thereof (whether taken during a meeting or by written consent), shall determine the type or types of Awards to be made under the Plan and shall designate from time to time the Employees who are to be recipients of such Awards.  The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.  Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.  To the extent deemed necessary or advisable for purposes of Rule 16b-3 or otherwise, the Board may act as the Committee hereunder.

4.2         Delegation of Authority.  The Committee may authorize the Chief Executive Officer of the Corporation and other senior officers of the Company to designate Employees to be recipients of Awards, to determine the terms, conditions, form and amount of any such Awards, and to take such other actions that the Committee is authorized to take under this Plan, provided that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who at the time of such Awards or action are subject to Section 16 of the Exchange Act.  Authority delegated by the Committee under this Section 4.2 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

4.3         Award Agreements.  Each Award shall be evidenced by an Award Agreement that shall be signed by an authorized officer of the Company and, if required, by the Participant.  The Award Agreement shall contain such terms and conditions as may be authorized or approved by the Committee.  An Award Agreement and any required signatures thereon or authorization or acceptance thereof may be in electronic format.

Section 5             Stock Subject to Plan

5.1         Number of Shares Available for Awards.  The total number of shares of Stock that may be issued pursuant to Awards under the Plan may not exceed the sum of (a) 2,000,000 and (b) the number of shares of Stock that are authorized, but not issued (including such shares of Stock subject to outstanding awards), under the Predecessor Plan as of the Effective Date.  The aggregate number of shares of Stock available with respect to Awards under the Plan shall be reduced by one share for each share to which an Award relates.  The exercise or settlement of an Option or SAR reduces the Shares available under the Plan by the total number of Shares to which the exercise or settlement of the Option or SAR relates, not just the net amount of shares of Stock actually issued upon exercise or settlement.  Awards payable or settled solely in cash shall not reduce the number of shares available for issuance under the Plan.  Shares of Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall

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not reduce the number of Shares available for issuance under this Plan.  The number of shares shall be subject to adjustment upon occurrence of any of the events indicated in Section 5.4.  The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

5.2         Reuse of Shares.  If shares of Stock subject to an outstanding Award under this Plan or a Predecessor Plan Award are not issued, or are cancelled by reason of the failure to earn the shares issuable under, or the forfeiture, termination, surrender, cancellation or expiration of, such Award or Predecessor Plan Award, then the shares of Stock subject to such Award or Predecessor Plan Award shall, to the extent of such non-issuance, forfeiture, termination, surrender, cancellation or expiration, be available for Awards under the Plan.  All Predecessor Plan Awards outstanding on the Effective Date shall continue in full force and effect in accordance with their terms and the Predecessor Plan, and no provision of this Plan shall be deemed to amend or otherwise modify the rights or obligations of the holders of those Predecessor Plan Awards.  In no event shall the following shares of Stock become available for issuance under this Section 5.2:

(a)          Shares of Stock tendered or attested as payment of the exercise price of an Option or a Predecessor Plan Award;

(b)          Shares of Stock tendered or withheld as payment of withholding taxes with respect to an Award or a Predecessor Plan Award;

(c)           Shares of Stock reacquired by the Company using amounts received upon the exercise of an Option; and

(d)          Shares of Stock not issued in connection with the exercise or settlement of a SAR.

5.3         Minimum Vesting Period.  The Committee shall not grant any Award unless such Award upon grant satisfies the Minimum Vesting Period; provided, however, the Committee may permit vesting prior to the expiration of the Minimum Vesting Period in the event of a Participant’s death or Disability, or the occurrence of a Change in Control, and, provided further, that the Committee may grant Awards that do not satisfy the Minimum Vesting Period relating to an aggregate of five percent (5%) or fewer of the aggregate number of shares of Stock  authorized for issuance under the Plan (which limitation shall be subject to adjustment as provided in Section 5.4 hereof).

5.4         Adjustment in Authorized Shares and Limitations.  In the event of any change in the outstanding shares of Stock that occurs after the Effective Date by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number of shares of Stock available for issuance under Section 5.1, the number of Shares subject to each outstanding Award and the other terms thereof, and the limitations set forth in Section 5.3, shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.  The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of Performance Goals and changes in the length of performance periods.  Any adjustment of any Options or SARs under this Section 5.4 shall be made in a manner so as not to constitute a modification within the meaning of Section 424(h)(3) of the Code and Section 1.409A-1(b)(5)(D) of the regulations promulgated under Section 409A of the Code.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.  Subject to the provisions of Section 14, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Section 424 of the Code, where applicable.

5.5         No Repricing Without Stockholder Approval.  Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or SARs granted under the Plan, nor may any Option or SAR under the Plan be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower exercise price or exchanged for cash or another Award, nor may the Board amend the Plan to permit such repricing or exchange of

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Options or SARs granted under the Plan, unless the stockholders of the Company provide prior approval for such repricing, surrender, exchange or amendment.  Adjustments pursuant to Section 5.4 shall not be considered a repricing.

Section 6             Duration of Plan

6.1         Duration of Plan.  This Plan shall remain in effect, subject to the Board’s right to earlier terminate the Plan pursuant to Section 15 hereof, until all shares of Stock subject to it shall have been issued or acquired pursuant to the provisions hereof.  Notwithstanding the foregoing, no Award may be granted under the Plan on or after the tenth anniversary of the Effective Date.

Section 7             Stock Options

7.1         Grant of Options.  Subject to the terms and conditions of the Plan, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of Options granted to each Participant.  The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant.

7.2         Option Price.  No Option granted pursuant to the Plan shall have an Option price that is less than the Fair Market Value of the Stock on the date the Option is granted.

7.3         Exercise of Options.  Options awarded under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve, either at the time of grant of such Options or pursuant to a general determination, and which need not be the same for all Participants.  Each Option that is intended to qualify as an Incentive Stock Option pursuant to Section 422 of the Code, and each Option that is intended to qualify as another type of ISO that may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such Options.

7.4         Payment.  Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the Stock.  The Option price upon exercise of any Option shall be payable to the Company in full either:

(a)          in cash or its equivalent (including, for this purpose, the proceeds from a broker-assisted, cashless exercise),

(b)          by tendering shares of Stock having an aggregate Fair Market Value at the time of exercise equal to the total Option price (including, for this purpose, Stock deemed tendered by attestation of ownership),

(c)           by any other means that the Committee determines to be consistent with the Plan’s purpose and applicable law, or

(d)          by a combination of (a), (b), and (c).

As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates (or book-entries) representing the acquired shares of Stock.  For purposes of the foregoing, Fair Market Value shall be determined on the date of Option exercise.  No dividends or dividend equivalent amounts shall be paid with respect to any Options.

7.5         Limitations on ISOs.  Not more than 2,000,000 shares of Stock authorized for issuance under this Plan may be issued pursuant to Incentive Stock Options.  The foregoing limitation shall be subject to adjustment under Section 5.4.  Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code, the following additional provisions shall apply to the grant of Options that are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

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(a)          The aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code; provided that, to the extent that such limitation is exceeded, any excess Options (as determined under the Code) shall be deemed to be Nonstatutory (Nonqualified) Stock Options.

(b)          Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as Incentive Stock Options.

(c)           All Incentive Stock Options must be granted prior to March 20, 2028, the tenth anniversary of the date on which this Plan was adopted by the Board.

(d)          Unless exercised, terminated, or cancelled sooner, all Incentive Stock Options shall expire no later than ten years after the date of grant.

7.6         Restrictions on Stock Transferability.  The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

7.7         Effect of Termination of Employment.  The disposition of each Option held by a Participant in the event of termination of employment as an Employee shall be determined by the Committee and set forth in the applicable Award Agreement or any amendment or modification thereof.  To the extent the applicable Award Agreement or amendment or modification thereof does not expressly provide for such disposition, the disposition of the Option shall be determined in accordance with Sections 7.8 and 7.9 below.

7.8         Termination of Employment Due to Death, Disability or Retirement.  In the event the employment of a Participant is terminated by reason of death, Disability or Retirement, any outstanding Options then exercisable may be exercised at any time prior to the expiration date of the Options or within three (3) years after such date of termination of employment, whichever period is shorter.  For purposes of the preceding sentence, in the event such termination is due to death or Disability, then any outstanding Options shall vest 100% and be deemed exercisable in full as of such termination.  However, in the case of Incentive Stock Options, the favorable tax treatment prescribed under Section 422 of the Code shall not be available if such Options are not exercised within three (3) months after the date of termination, or twelve (12) months in the case of death or Disability, provided such Disability constitutes total and permanent disability as defined in Section 22(e)(3) of the Code.

7.9         Termination of Employment other than Due to Death, Disability or Retirement.  If the employment of the Participant shall terminate for any reason other than death, Disability or Retirement, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or one month after such date of termination of employment, whichever first occurs; provided, however, that in the event such termination of employment occurs after a Change-in-Control (as defined in Section 14.2 of the Plan), the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or three (3) years after such date of termination of employment, whichever first occurs.  Notwithstanding the foregoing, where termination of employment is involuntarily for Cause, rights under all Options shall terminate immediately upon termination of employment.

7.10       Nontransferability of Options.  No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.  Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Section 8             Stock Appreciation Rights

8.1         Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.

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8.2         Exercise of SARs.  To the extent exercisable and not expired, forfeited, cancelled or otherwise terminated, SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as provided in the applicable Award Agreement, which need not be the same for all Participants.  SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, which may include, but are not limited to, a corresponding proportional reduction in Options or other Awards granted in tandem with such SARs.

8.3         Payment of SAR Amount.  Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

(a)          The difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the date of grant (which price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant), by

(b)          The number of shares with respect to which the SAR is exercised.

No dividends or dividend equivalent amounts shall be paid with respect to any SARs.

8.4         Form and Timing of Payment.  Payment to a Participant of the amount due upon SAR exercise will be made in shares of Stock having a Fair Market Value as of the date of exercise equal to the amount determined under Section 8.3 above, except as the Committee may otherwise provide for the payment in cash in the applicable Award Agreement or any amendment or modification thereof.

8.5         Term of SAR.  The term of a SAR granted under the Plan shall not exceed ten years and one day.

8.6         Effect of Termination of Employment.  The disposition of each SAR held by a Participant in the event of termination of employment as an Employee shall be determined by the Committee and set forth in the applicable Award Agreement or any amendment or modification thereof.  To the extent the applicable Award Agreement or amendment or modification thereof does not expressly provide for such disposition, the disposition of the SAR shall be determined in the same manner as applicable to Options set forth in Sections 7.8 and 7.9 above.

8.7         Nontransferability of SARs.  No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

Section 9             Restricted Stock and Restricted Stock Units

9.1         Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock or Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine.  Except as otherwise provided in this Section 9, after the last day of the Period of Restriction (a) Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant, and (b) the Participant shall be entitled to receive one share of Stock with respect to each Restricted Stock Unit.

9.2         Transferability.  Except as provided in Section 9.10 hereof, the shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the applicable Award Agreement, or upon earlier satisfaction of other conditions (which may include the attainment of Performance Goals), as specified by the Committee, in its sole discretion, and set forth in the applicable Award Agreement.

9.3         Other Restrictions.  The Committee shall impose such other restrictions on any shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including, without limitation,

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restrictions under applicable Federal or state securities laws, and may legend the certificates or book-entries representing Restricted Stock to give appropriate notice of such restrictions.

9.4         Voting Rights.  Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction.  A Participant will have no voting rights with respect to Restricted Stock Units.

9.5         Dividends and Other Distributions.  Except as otherwise provided in the applicable Award Agreement, during the Period of Restriction, Participants holding shares of Restricted Stock or Restricted Stock Units granted hereunder shall be credited with dividend equivalent amounts equal to all dividends and other distributions paid with respect to those shares of Restricted Stock or the number of shares covered by such Restricted Stock Units while they are so held, and shall be entitled to receive any such dividend equivalent amounts when the Period of Restriction has lapsed.  If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock or Restricted Stock Units with respect to which they were paid.

9.6         Effect of Termination of Employment.  The disposition of each Restricted Stock or Restricted Stock Unit Award held by a Participant in the event of termination of employment as an Employee shall be determined by the Committee and set forth in the applicable Award Agreement or any amendment or modification thereof.  To the extent the applicable Award Agreement or amendment or modification thereof does not expressly provide for such disposition, the disposition of the Restricted Stock or Restricted Stock Unit Award shall be determined in accordance with Sections 9.7, 9.8 and 9.9 below.

9.7         Termination of Employment Due to Retirement.  In the event a Participant’s employment terminates due to Retirement, the Period of Restriction applicable to the Restricted Stock or the Restricted Stock Units shall automatically terminate and, except as otherwise provided in Section 9.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable; provided, however, that the Committee, in its sole discretion, may waive the restrictions remaining on any or all shares of Restricted Stock or any and all Restricted Stock Units, or add such new restrictions to those shares of Restricted Stock or Restricted Stock Units as it deems appropriate.

9.8         Termination of Employment Due to Death or Disability.  In the event a Participant terminates his employment with the Company because of death or Disability during the Period of Restriction, the restrictions applicable to the shares of Restricted Stock or to the Restricted Stock Units pursuant to Section 9.2 hereof shall automatically terminate and, except as otherwise provided in Section 9.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable.

9.9         Termination of Employment for Reasons other than Death, Disability or Retirement.  In the event that a Participant terminates his employment with the Company for any reason other than those set forth in Sections 9.7 and 9.8 hereof during the Period of Restriction, then any shares of Restricted Stock and any Restricted Stock Units still subject to restrictions at the date of such termination automatically shall be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Company other than for Cause, the Committee in its sole discretion may waive the automatic forfeiture of any or all such shares or units, and/or may add such new restrictions to such shares of Restricted Stock or Restricted Stock Units as it deems appropriate.

9.10       Nontransferability.  No shares of Restricted Stock or Restricted Stock Units granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Period of Restriction.  All rights with respect to Restricted Stock or Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

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Section 10             Performance Units and Performance Shares

10.1       Grant of Performance Units or Performance Shares.  Subject to the terms and conditions of the Plan, Performance Units or Performance Shares may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant.

10.2       Value of Performance Units and Performance Shares.  Each Performance Unit shall have the initial value set forth in the Award Agreement and each Performance Share initially shall represent one share of Stock.  The Committee shall establish Performance Goals in its discretion, which, depending on the extent to which they are met, will determine the ultimate value of the Performance Unit or number of shares of Stock payable to the Participant.  The time period during which the Performance Goals must be met shall be called a performance period and also is to be determined by the Committee.

10.3       Payment of Performance Units and Performance Shares.  After a performance period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined in accordance with Section 10.2.

10.4       Form and Timing of Payment.  Payment in Section 10.3 above shall be made in cash, stock, or a combination thereof as determined by the Committee.  Payment may be made in a lump sum or installments as prescribed by the Committee.  To the extent that dividends or dividend equivalents are credited to Performance Units or Performance Shares, such amounts shall not be paid until the holder of such Performance Units or Performance Shares is entitled to receive the value thereof in accordance with Section 10.3  If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

10.5       Effect of Termination of Employment.  The disposition of each Performance Unit or Performance Share held by a Participant in the event of termination of employment as an Employee, shall be determined by the Committee and set forth in the applicable Award Agreement or any amendment or modification thereof.  To the extent the applicable Award Agreement or amendment or modification thereof does not expressly provide for such disposition, the disposition of the Performance Units or Performance Shares shall be determined in accordance with Sections 10.6 and 10.7 below.

10.6       Termination of Employment Due to Death, Disability or Retirement.  In the case of death, Disability or Retirement, the holder of a Performance Unit or Performance Share shall receive pro rata payment based on the number of months’ service during the performance period but based on the achievement of Performance Goals during the entire performance period.  Payment shall be made at the time payments are made to Participants who did not terminate service during the performance period.

10.7       Termination of Employment for Other Reasons.  In the event that a Participant terminates employment with the Company for any reason other than death, Disability or Retirement, all Performance Units and Performance Shares shall be forfeited; provided, however, that in the event of an involuntary termination of the employment of the Participant by the Company other than for Cause, the Committee, in its sole discretion, may waive the automatic forfeiture provisions and pay out on a pro rata basis.

10.8       Nontransferability.  No Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution until the termination of the applicable performance period.  All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

10.9       Performance-Based Awards.  If the Committee determines to grant Performance Units or Performance Shares under this Section 10, or the Committee determines to provide that an Award under Section 7, 8, 9 or 11 shall be a Performance-Based Award, the Committee shall establish the Performance Goal or Performance Goals, the performance period or Period of Restriction and the amount that may be earned under the Award with

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respect to the achievement of the Performance Goals.  Upon completion of the performance period or Period of Restriction, the Committee shall determine the level of the Performance Goals achieved and the amount of the Award payable as a result thereof.  In making such determination, the Committee may adjust or eliminate the amount payable under the Award to take into account additional factors as the Committee may deem appropriate to the assessment of performance for the performance period.

Section 11             Other Awards

11.1       Grant of Other Awards.  Subject to the terms and conditions of the Plan, Other Awards (including, but not limited to, cash bonuses and other cash incentive compensation awards) may be granted to Participants at any time and from time to time as shall be determined by the Committee.

11.2       Terms of Other Awards.  Other Awards (including, but not limited to, cash bonuses and other cash incentive compensation awards) may be made free-standing or in tandem with, in replacement of, or as alternatives to Awards under Sections 7, 8, 9 or 10 of this Plan or of any other incentive or employee benefit plan of the Company.  An Other Award may provide for payment in cash or in Stock or a combination thereof.  Any cash bonus or other cash incentive compensation awards shall be on such terms and conditions and may have such performance goals as may be determined by the Committee in its discretion.  To the extent that dividends or dividend equivalents are credited under such Other Awards, such amounts shall not be paid until the underlying Other Award is paid.

Section 12             Beneficiary Designation

12.1       Beneficiary Designation.  Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Section 13             Rights of Employees

13.1       Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

13.2       Participation.  No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

Section 14             Effect of Change in Control; Double-Trigger Vesting

14.1       In General.  Notwithstanding any other provision of this Plan to the contrary and except as provided by the Committee in the applicable Award Agreement, the provisions of this Section 14 shall apply in the event of a Change in Control.

14.2       Definition.  For purposes of the Plan, a “Change in Control” shall mean any of the following events:

(a)          Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, or (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 25% or more of the total voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the “Voting Stock”); provided, however, that the following shall not constitute a Change-in-Control:  (A) such person becomes a beneficial owner of 25% of more of the Voting Stock

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as the result of an acquisition of such stock directly from the Company, or (B) such person becomes a beneficial owner of 25% or more of the Voting Stock as a result of the decrease in the number of outstanding shares caused by the repurchase of shares by the Company, or (C) such person becomes a beneficial owner of 25% or more of the Voting Stock without any plan or intention to seek or affect control of the Company, if such person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests, such shares of Voting Stock so that such person ceases to beneficially own 25% or more of the Voting Stock; provided, further, that in the event a person described in clause (A) or (B) shall thereafter increase (other than in circumstances described in clause (A) or (B)) beneficial ownership of stock representing more than 1% of the Voting Stock, such person shall then be deemed to become a beneficial owner of 25% or more of the Voting Stock for purposes of this paragraph (a), provided such person continues to beneficially own 25% or more of the Voting Stock after such subsequent increase in beneficial ownership; or

(b)          During any period of two (2) consecutive years, individuals, who at the beginning of such period constitute the Board of Directors of the Company, and any new director, whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)           The consummation of, a reorganization, merger or consolidation, the sale or other disposition of all or substantially all of the assets, or a similar transaction or series of transactions involving the Company (a “Business Combination”) in each case, unless (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from the Business Combination (including, without limitation, a corporation that as a result of the Business Combination owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership immediately prior to the Business Combination of the Voting Stock of the Company, and (2) at least a majority of the members of the board of directors of the Company or such corporation resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or action of the Incumbent Board, providing for such Business Combination; or

(d)          The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred under (a), (b), (c) and (d) above.

Notwithstanding the foregoing, if the payment of an amount under an Award constitutes the payment of deferred compensation subject to Section 409A of the Code and the time or form of such payment is changed due to a Change in Control, such change in the time or form of payment shall not occur unless the event constituting the Change in Control is also a “change in control event” within the meaning of Code Section 409A and the regulations promulgated thereunder.

14.3       Vesting if No Substitute Award.  Upon a Change in Control, except to the extent that another Award meeting the requirements of Section 14.4 (a “Substitute Award”) is provided to the Participant pursuant to Section 5.4 to replace an outstanding Award (the “Substituted Award”):

(a)          Each SAR and Option then outstanding shall become fully vested and exercisable;

(b)          Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units herein shall automatically terminate and the shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of shares of Stock with respect to Restricted Stock Units shall occur pursuant to Section 9.1 above;

(c)           Each Award subject to Performance Goals held by the Participant shall be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the

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Performance Goals applicable to such performance-based Award have been met during the applicable performance period up through and including the date of the Change in Control or (ii) the target number of shares of stock or target value of such Award established at the date of grant multiplied by the percentage of the performance period that has elapsed as of the date of the Change in Control; and

(d)          The treatment of any Other Award shall be as determined by the Committee and reflected in the applicable Award Agreement.

14.4       Substitute Awards.  An Award shall meet the conditions of this Section 14.4 (and qualify as a Substitute Award) if:

(a)          it has a value at least equal to the value of the Substituted Award;

(b)          it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

(c)           its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Substituted Award (including the double-trigger vesting provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 14.5).

Without limiting the generality of the foregoing, the Substitute Award may take the form of a continuation of the Substituted Award if the requirements of the preceding sentence are satisfied.  The determination of whether the conditions of this Section 14.4 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

14.5       Double-Trigger Vesting of Substitute Awards Upon Qualifying Termination.  In the event the Participant has a Qualifying Termination  in connection with or during the period of two (2) years after a Change in Control, all Substitute Awards held by the Participant to the extent not vested as of such Qualifying Termination, shall become fully vested, and if applicable, exercisable and free of restrictions.

Section 15             Amendment, Modification and Termination of Plan

15.1       Amendment, Modification, Suspension and Termination of Plan.  The Board may terminate the Plan or any portion thereof at any time, and may amend or modify the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment or modification shall, without stockholder approval:

(a)          except as provided in Section 5.4, increase the number of shares of Stock which may be issued under the Plan;

(b)          expand the types of Awards available to Participants under the Plan;

(c)           materially expand the class of persons eligible to participate in the Plan;

(d)          delete or limit the provisions in Sections 5.5, 7.2 and 8.3 prohibiting the repricing of Options and SARs, as applicable, or, except as provided under Section 5.4, reduce the price at which shares of Stock may be offered under Options or the grant date price applicable to a SAR;

(e)          extend the termination date for making Awards under the Plan;

(f)           amend Section 5.5; or

(g)          if such approval is required under (i) the rules and regulations of the NASDAQ Global Select Market or another national exchange on which the Stock is then listed, or (ii) other applicable law, rules or regulations.

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Appendix A – First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan

15.2       Amendment or Modification of Awards.  The Committee may amend or modify any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Awards as so modified or amended, including without limitation, to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

15.3       Effect on Outstanding Awards.  No such amendment, modification or termination of the Plan pursuant to Section 15.1 above, or amendment or modification of an Award pursuant to Section 15.2 above, shall materially adversely alter or impair any outstanding Awards without the consent of the Participant affected thereby.

Section 16             Tax Withholding

16.1       Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require  a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

16.2       Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that would be imposed on the transaction; provided, however, that in the event a deferral election is in effect with respect to the shares deliverable upon exercise of an Option, then the Participant may only elect to have such withholding made from the Stock tendered to exercise such Option.  All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Section 17             Indemnification

17.1       Indemnification.  Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 18             Additional Provisions

18.1       Requirements of Law.  The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.2       Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

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18.3       Other Restrictions, Limitations and Recoupment (Clawback).  A Participant’s rights, payments, and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture, or recoupment (clawback), delayed or deferred payment or holding period requirements:

(a)          Upon the occurrence of certain events or circumstances specified by the Committee in the applicable Award Agreement, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) fraud, illegality or misconduct, (iii) violation of any Company and/or Subsidiary code of ethics, conflict of interest, insider trading or similar policy or code of conduct applicable to the Participant, (iv) breach of any non-competition, non-solicitation, confidentiality, or other restrictive covenant that may apply to the Participant, (v) other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries, (vi) failure to comply with or satisfy risk management requirements or objectives or (vii) requirements of applicable laws, rules or regulations.

(b)          In accordance with the forfeiture or repayment provisions of any recoupment (clawback) policy of the Company or any Subsidiary as now in effect or as may be adopted by the Company or any Subsidiary from time to time, or forfeiture or repayment requirements imposed under applicable laws, rules or regulations or any applicable securities exchange listing standards, including, but not limited to, as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or as otherwise required under applicable laws, rules or regulations.

(c)           If (i) events or circumstances described in such forfeiture or payment provisions or requirements occur, (ii) the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and the Participant knowingly or grossly negligently engaged in the misconduct, knowingly or grossly negligently failed to prevent the misconduct, or is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), or (iii) other circumstances subjecting the Participant to the obligation to repay occur.

18.4       Election to Defer.  To the extent provided by the Committee under this Plan or an applicable deferral plan established by the Company or a Subsidiary, the receipt of payment of cash or delivery of shares of Stock that would otherwise be due to a Participant pursuant to an Award hereunder, other than Options and SARs, may be deferred at the election of the Participant.  Any such deferral elections and the payment of any amounts so deferred shall be made in accordance with such rules and procedures as the Committee may establish under this Plan or the applicable deferral plan, which rules and procedures shall comply with Section 409A of the Code.

18.5       Code Section 409A.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Code Section 409A and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to Code Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, including regulations or other guidance issued with respect thereto (collectively, “Section 409A”), except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A.  In the case of amounts not intended to be deferrals of compensation subject to Section 409A, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement.  In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election shall be made and become irrevocable not later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A.  If an amount payable under an Award as a result of the separation from service (other than due to death) occurring while the Participant is a “specified employee” constitutes a deferral of compensation subject to Section 409A, then payment of such amount shall not occur until six (6) months and a day after the date of Participant’s “separation from service” except as permitted under Section 409A.

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VIEW MATERIALS & VOTE w SCAN TO ONE PIERCE PLACE, SUITE 1500 ITASCA, IL 60143 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 15, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E44159-P07804 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FIRST MIDWEST BANCORP, INC. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED UNDER PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 5, AND "EVERY 1 YEAR" ON PROPOSAL 4. For Against Abstain 1. Election of Directors For Against Abstain 1a. Barbara A. Boigegrain 2. Approval of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan. 1b. Thomas L. Brown 1c. Phupinder S. Gill 3. Approval of an advisory (non-binding) resolution regarding the compensation paid in 2017 to First Midwest Bancorp, Inc.’s named executive officers.1d. Kathryn J. Hayley 1e. Peter J. Henseler Every 1 year  Every 2 years Every 3 years Abstain 1f. Frank B. Modruson 4. Approval of an advisory (non-binding) resolution regarding the frequency of future stockholder advisory votes on the compensation paid to First Midwest Bancorp, Inc.’s named executive officers. 1g. Ellen A. Rudnick 1h. Mark G. Sander For Against Abstain 1i. Michael J. Small 5. Ratification of the appointment of Ernst & Young LLP as First Midwest Bancorp, Inc.’s independent registered public accounting firm for the year ending December 31, 2018. 1j. Stephen C. Van Arsdell NOTE: In their discretion, the proxies named on the front of this proxy card are authorized to vote upon such other matters as may properly come before the Annual Meeting of Stockholders and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the nominees above is unable to serve. Please sign this proxy card exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date  First Midwest Bancorp, Inc.

Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Stockholders on May 16, 2018: The Annual Report on Form 10-K, Notice of Annual Meeting of Stockholders and Proxy Statement and Telephone/Internet Voting Instructions are available at www.proxyvote.com E44160-P07804 Proxy Solicited on Behalf of the Board of Directors Annual Meeting of Stockholders to be Held on May 16, 2018, 9:00 AM Central Time at the Chicago Marriott O’Hare Hotel, 8535 West Higgins Road, Chicago, Illinois 60631 The undersigned stockholder(s) hereby appoint(s) Patrick S. Barrett and Nicholas J. Chulos, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of First Midwest Bancorp, Inc. held of record by the undersigned on March 23, 2018, at the 2018 Annual Meeting of Stockholders to be held on May 16, 2018 and at any adjournment or postponement thereof. The undersigned hereby further authorize(s) such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. Receipt of the Notice of the 2018 Annual Meeting of Stockholders, the Proxy Statement in connection with such meeting and the 2017 Annual Report to Stockholders is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any direction, it will be voted in accordance with the recommendations of the Board of Directors for each Proposal, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. If the shares represented by this proxy are issued to or held for the account of the undersigned under one of the Company’s employee benefit plans, then the undersigned hereby directs the trustee to vote such shares as designated on the reverse side of this proxy card. Continued and to be signed on the reverse side  First Midwest Bancorp, Inc.